        As filed with the Securities and Exchange Commission on January 16, 2001
                                           Registration Statement No. 333-_____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------
                                    FORM SB-2
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                             ----------------------

                             FIRST SCIENTIFIC, INC.
             (Exact name of registrant as specified in its charter)

                             ----------------------

             DELAWARE                                   33-0611745
 (State or other jurisdiction           (I.R.S. Employer Identification No.)
of incorporation or organization)

                         1877 West 2800 South, Suite 200
                                Ogden, Utah 84401
                                 (801) 393-5781
                        (Address, including zip code, and
                     telephone number, including area code,
                            of registrant's principal
                               executive offices)
                              ----------------------

                                RANDALL L. HALES
                        PRESIDENT, CHAIRMAN OF THE BOARD
                             First Scientific, Inc.
                         1877 West 2800 South, Suite 200
                                Ogden, Utah 84401
                                 (801) 393-5781
                     (Name, address, including zip code, and
                     telephone number, including area code,
                              of agent for service)

                                    COPY TO:
                             JEFFREY M. JONES, ESQ.
                             KEVIN R. PINEGAR, ESQ.
                            C. PARKINSON LLOYD, ESQ.
                          DURHAM JONES & PINEGAR, P.C.
                          111 East Broadway, Suite 900
                           Salt Lake City, Utah 84111
                                 (801) 415-3000
                               Fax (801) 415-3500

                             ----------------------

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: from time to time after the effective date of this Registration Statement as the selling stockholder may decide.

                             ----------------------

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______.

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ________.

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

           Pursuant to Rule 416, there are also registered such additional shares of such common stock as may become issuable as dividends or pursuant to anti-dilution provisions of the preferred stock or the warrants.

                         CALCULATION OF REGISTRATION FEE

                                                                                                  Proposed
                                                                                                  Maximum
Title of Class of                             Amount of                  Proposed Maximum         Aggregate             Amount of
Securities to be                          securities to be              Offering Price Per        Offering              Registration
Registered                                 Registered (1)                     Share               Price                 Fee (2)
-----------------------------------  ---------------------------  ------------------------------  --------------------- ------------
Common stock, par                            21,000,000                       $0.295              $6,195,000            $1,548.75
value $.001 per share,
issuable upon
conversion of
preferred stock


(1) All shares offered for resale by the selling stockholder. The amount registered includes that number of shares issuable assuming an immediate conversion of the preferred stock, together with an additional number of shares to allow for fluctuations in the number of shares issuable upon conversion under the conversion formula.

(2) Estimated solely for the purpose of computing the registration fee in accordance with Rule 457(c), based on the average bid and asked price of the common stock within 5 business days of the date of filing.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a) of the Act, may determine.
================================================================================

                                Table of Contents

                                                                            Page
Risk Factors...................................................................2
Forward-Looking Statements. ..................................................12
Financing Arrangement with Aspen Capital Resources, LLC.......................13
Use of Proceeds...............................................................14
Price Range of Common Stock...................................................14
Dividend Policy...............................................................15
Management's Discussion and Analysis of Financial Condition and
Results of Operations.........................................................15
Business......................................................................18
Management....................................................................27
Principal Security Holders....................................................31
Certain Transactions..........................................................33
Description of Securities.....................................................33
Selling Stockholder...........................................................36
Plan of Distribution..........................................................37
Legal Matters.................................................................38
Experts.......................................................................38
Changes in and Disagreements with Accountants on Accounting
and Financial Disclosure......................................................39
Disclosure of Commission Position on Indemnification for Securities
Act Liabilities...............................................................39
Where You Can Find Additional Information.....................................39
Index to Financial Statements.................................................40





                              ---------------------

The information in this prospectus is not complete and it may change. This prospectus is included in a registration statement filed with the Securities and Exchange Commission. The selling stockholder may not sell these securities until that registration statement is effective. This prospectus is not an offer to sell these securities or the solicitation of an offer to buy these securities in any state where the offer or sale is not permitted.

Prospectus

                  Subject to completion, dated January 12, 2001

                             [FIRST SCIENTIFIC LOGO]


                             First Scientific, Inc.
                                   ----------

                    Common Stock, par value $0.001 per share

      This prospectus covers the resale by Aspen Capital Resources, LLC (the "selling stockholder"), from time to time, of up to 21,000,000 shares of common stock of First Scientific, Inc., consisting of shares issuable upon conversion of preferred stock. We refer to these shares collectively as the "shares."

      Investment in the shares involves a high degree of risk. You should consider carefully the risk factors beginning on page 2 of this prospectus before purchasing any of the shares offered by this prospectus.

      The shares offered may be sold from time to time for the account of the selling stockholder. The selling stockholder will receive all of the proceeds from the sale of the shares and we will receive none of those proceeds. We have agreed to pay the costs of registering the shares, excluding commissions, transfer taxes and other expenses related to the resale of the shares by Aspen Capital.

      The price at which we issue the conversion shares to Aspen Capital may fluctuate. We issued warrants to Aspen Capital in connection with the financing and the exercise price of the warrants may be adjusted to prevent dilution under certain circumstances. See "Financing Arrangement with Aspen Capital," beginning on page __.

      Our common stock is quoted on the over-the-counter market on the NASD Electronic Bulletin Board under the symbol "FSFI". The closing bid price of our common stock on January 9, 2001 was $0.29 per share. There is only a limited market for our common stock and therefore, shareholders may have difficulty selling shares.

      The selling stockholder may offer, under this prospectus, shares to purchasers from time to time in transactions on the over-the-counter market, in negotiated transactions, or otherwise or by a combination of these methods. Aspen Capital is an "underwriter" within the meaning of the Securities Act.

      Our principal executive offices are located at 1877 West 2800 South, Suite 200, Ogden, Utah. Our phone number is (801) 393-5781.

      The Securities and Exchange Commission and state securities regulators have not approved or disapproved the shares, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.




      The   date   of  this   prospectus   is __________ __, 2001.

                                  RISK FACTORS

Before you invest in our common stock you should be aware that there are various risks, including those described below. You should consider carefully these risk factors together with all of the other information included in this prospectus. No investment should be made by any person who is not in a position to lose the entire amount of his investment.

Our limited working capital and limited operating history, combined with our accumulated deficit and potential anticipated losses, raise substantial doubt as to our ability to continue as a going concern.

As of September 30, 2000, we had limited working capital of $2,293,808. We also have a limited operating history. Historically, our revenues have been related to product sales, product testing, and licensing fees. We are still a development stage company. As of September 30, 2000, our accumulated deficit since inception was $12,608,497, of which $3,776,440 was attributable to a non-recurring charge for purchased research and development and $3,166,907 was attributable to dividends and the beneficial conversion features on preferred stock. The remaining $5,665,150 deficit resulted primarily from costs incurred in connection with research and development; compliance of our proprietary products with Food and Drug Administration ("FDA") requirements; and operating expenses related to startup sales, marketing and administration. Our ability to become profitable largely depends on successfully marketing our products and developing new formulations and products. The problems and expenses frequently encountered in developing new products and the competitive industry in which we operate will impact whether we are successful. We may never achieve profitability. Furthermore, we may encounter substantial delays and unexpected expenses related to research, development, production, marketing, regulatory matters, or unforeseen difficulties.

Current working capital will not be sufficient to meet our future capital needs.

We may require substantial funds for various reasons, including: continuing research and development; expanded testing, primarily efficacy testing; and manufacturing and marketing our existing products. In the short term, based on past financial needs and on currently planned programs, we anticipate that the funds on hand, together with funds generated from future product sales, will not be sufficient to satisfy our capital requirements through 2001. Adequate funds may not be available when needed or on terms acceptable to us. Insufficient funds may require us to delay, scale back or eliminate certain or all of our research and development programs or to license third parties to commercialize products or technologies that we would otherwise seek to develop ourselves, which may materially adversely affect our continued operations.

Additional financing will be necessary to provide sufficient working capital.

While we have recently completed financings through the sale of our common and preferred stock, we may not be able to fully expand or operate our business as planned without obtaining additional financing during 2001. If such financing is not available or obtainable, investors may lose a substantial portion or all of their investment and our business may be inadequately funded to satisfy our capital requirements, fund our research and development, and sustain the marketing, sales, and contract manufacturing of our existing products. We currently have no immediate means for obtaining this additional financing. Consequently, we cannot assure investors that additional financing, when necessary, will be available on acceptable terms, or at all.

We are in the early stage of product development and the science and technology underlying our products are relatively new.

The science and technology of products for the health care and personal hygiene markets, including antimicrobial preparation, are rapidly evolving. Our products may require significant further research, development, testing, and regulatory compliance efforts. They are also subject to the risks of failure inherent in the development of products based on innovative technologies. These risks include the possibility that any or all of the future products will prove to be ineffective or unsafe, that the proposed products are uneconomical, that others hold proprietary rights which preclude us from marketing such products, or that others market better products. Accordingly, we are unable to predict whether our research and development activities will result in any new commercially profitable products. Further, due to the extended testing process required, we may be unable to sell certain new products in the future. There is also no guarantee that we will be able to sell our proprietary formulation in sustained, profitable volumes.

We have no business experience with large product volumes connected with growth from sales and marketing efforts.

We may encounter scale-up difficulties as anticipated sales require us to produce larger commercial volumes of our products. If we were to receive sales orders larger than we or our contract manufacturers and suppliers could fill within a reasonable time, we would face the alternative of either turning down such orders, being late in fulfilling them, or being constrained to subcontract the production on terms less favorable to us. In either of the first two events, we could lose credibility with existing or potential customers, which could result in the loss of future business. Our anticipated revenues and earnings would probably be materially adversely affected if any of these events occurred.

We are subject to numerous government regulations and we are required to comply with FDA standards and guidelines.

We are subject to certain United States and international laws and regulations regarding the development, production, transportation, and sale of our products. As a result, we may be required to comply with certain restrictive regulations, or potential future regulations, rules, or directives. Such potential regulatory conditions or compliance with such regulations may increase our cost of operations or decrease our ability to generate income.

We are subject to regulation by the FDA and other federal and state regulatory agencies. FDA standards and guidelines require us to use only approved ingredients, and to conduct efficacy, shelf-life and stability testing. Any changes in existing FDA requirements may materially adversely affect us.

Rapid technological change could cause our technology and products to become obsolete.

Our market is subject to rapid technological change. Development by others of new or improved products, formulation, processes or technologies may make our products obsolete or less competitive. Accordingly, we must continue investing in research and development of our existing products and developing new products. Despite such investment, our current or proposed products may be unsuccessful.

Competition within the hand cleansing products industry is a significant barrier to entry into the hand cleansing products market which could adversely impact our performance.

Our products compete with antimicrobial and antibacterial skin protection products currently on the market. The professional health care and personal hygiene industry is dominated by a small number of large competitors that are well established in the marketplace, have experienced management, are well financed, and have well recognized trade names related to their respective product lines. We may be unable to penetrate the existing market and acquire a sufficient market share to be profitable. Significant competitive factors which will affect future sales include performance, pricing, timely product shipment, safety, customer support, convenience of use and general market acceptance.

Competition among hand care products is strong and presents a significant barrier to entry by new products such as the ones we produce. Consumers tend to purchase and use products produced or distributed by manufacturers with recognizable names. We have not yet developed a highly recognizable name in the marketplace. In addition, we have identified a number of competitors who offer products that appear to be substantially similar to ours, a number of which are significantly larger and more experienced in the marketplace than we are. Furthermore, we face competition from companies that currently market or are developing products similar to those we offer. Many of these companies have significantly greater marketing, financial, and managerial resources than we do. In the face of such competition, our products may become obsolete.

Because we are a development stage business with limited operating history, we face risks associated with emerging companies such as failure of our technologies and formulations, unexpected costs related to quality control and production, and an inability to achieve full-scale production.

Because we are a new venture involved in highly technical industries such as the healthcare and personal hygiene industry, we have substantial inherent risks. Notwithstanding any pre-production planning, our products may incur unexpected problems in full-scale production, which cannot always be foreseen or accurately predicted or planned for. Our formulas may become unworkable for unpredicted reasons. Quality control and component sourcing failures may occur from time to time. Our business is substantially dependent upon the capabilities and performance of both management and sales personnel. Mistakes in judgment or performance by our management or personnel could be costly and, in certain instances, disabling. These risks present significant challenges to our business and our ability to generate revenue, and there is no guarantee that we will be able to meet these challenges and generate revenues.

We depend heavily on key management, consultants, and sales personnel, the loss of whom could adversely impact our business.

Due to the highly technical nature of our business, we are dependent on certain key personnel. Our success will be largely dependent on the decisions made by members of management. The loss of services of one or more members of our management team could have a material adverse effect on our Company, including the further development and sale of proprietary formulations. We are especially dependent upon the efforts and abilities of our senior technology consultant, Dr. Edward B. Walker. Dr. Walker is also a member of our board of directors. We have a consulting agreement with Pharmulations, LLC, an entity controlled by Dr. Walker. The loss of any of our key executives could have a material adverse effect on us and our operations and prospects, although the loss of the personal services of Dr. Walker under the consulting agreement could have a more significant adverse effect. We have a $2,000,000 key man life insurance policy on Dr. Walker.

Furthermore, we believe that our future success will depend, in part, upon our ability to attract, retain, and motivate qualified personnel by offering competitive compensation packages, equity participation, and other benefits which may reduce the working capital available for our operations. Management may also seek to obtain outside independent professionals to assist in assessing the merits and risks of business proposals we consider as well as assisting in the development and operation of our business projects. There is no assurance, however, that we will be successful in attracting and retaining such personnel.

Because our approach to hand washing and cleansing is different from approaches currently on the market, there is no assurance of market acceptance of our new approach to handwashing which could materially adversely impact our revenues.

Because our formulations and products approach handwashing differently from other products currently on the market, our products may not be accepted in the marketplace. Such acceptance will depend on a number of factors, including demonstrating the efficacy and advantages of our products over those of our current and future competitors. Further, we may be unable to successfully market our products even though they perform successfully in independent laboratory and clinical testing. Our inability to market our products, either alone or combined with the market's refusal to accept our products, could significantly adversely impact our business and our ability to generate revenues.

We depend heavily on our patents and the protection of proprietary technology, and any loss of such intellectual property protection could have a negative impact on our business.

We depend on our ability to license and obtain patents and on the adherence to confidentiality agreements executed by employees, consultants, and third parties to maintain the proprietary nature of our technology and to operate without infringing on the proprietary rights of others. We have applied for a United States patent for protection on our antimicrobial formulation, and our rash treatment and prevention formulations. The pending patents may not be granted. Also, our present or future products may be found to infringe upon the patents of others. If our products are found to infringe on the patents, or otherwise to utilize the intellectual property of others without authority, our development, manufacture, and sale of such products could be severely restricted or prohibited. In such case we might be required to obtain licenses to utilize such patents or proprietary rights of others, for which acceptable terms may be unavailable. If we were not able to obtain such licenses, the development, manufacture or sale of products requiring such licenses would be materially adversely affected. In addition, we could incur substantial costs in defending ourselves against challenges to our patents or infringement claims made by third parties, or in bringing actions to enforce any patents we may obtain.

Because patents and intellectual property laws provide limited protection, there is a risk that our proprietary information and formulations may be lost through challenges to our rights.

Other companies may sell products similar to ours before we can market our products adequately. We rely on the protections we hope to realize under the United States and foreign patent laws. However, patents provide limited protection. We have applied for a United States patent on the antimicrobial formulation and on our rash treatment and prevention formulations. Applications for various other domestic and foreign patents are either pending or planned. Similar formulations and products, however, could be designed that do not infringe on our patent rights, but which may be similar enough in formulation or effect to compete against our patented products. Moreover, it is possible that unpatented formulations and products which were created prior to ours may exist. Such unpatented formulations and products may have never been made public and therefore are not known to us or the industry in general. Such a product could be introduced into the market without infringing on our future patents. If any such competing, non-infringing products were produced and distributed, our profit potential would be materially limited, which would seriously impair the viability of our business.

In addition, there can be no assurance that any intellectual property rights eventually issued or exerted by us will not be challenged, invalidated, or circumvented, or that our competitors will not independently develop or patent technologies that are substantially equivalent or superior to ours. Furthermore, a court may find that we have infringed on patents owned by others. We may be required to go to court to defend our rights or products, to prosecute infringements, or to defend ourselves from infringement claims by others. Although we are not aware of any such litigation at this time, there can be no assurance that such claims will not be brought in the future.

Patent litigation is expensive and time-consuming, and well-funded adversaries can use such actions as part of a strategy for depleting the resources of a small company such as ours. We cannot assure investors that we will have sufficient resources to successfully protect our interests in any such litigation that may be brought.

Potential limitations on Medicare reimbursement for our products could have a negative impact on our revenues.

A major market for our products could also be adversely affected by federal legislation that may reduce reimbursements under the capital cost pass-through system utilized in connection with the Medicare program. Failure by hospitals and other users of our products to obtain reimbursement from third-party payors, or changes in government and private third-party payors' policies toward reimbursement for medical procedures could result in reduction of revenues to hospitals and other users of our products. Such reduction of revenues could result in the hospitals' reducing spending for products such as our formulations, especially if our products are not the least expensive products on the market. Such reduction in spending could have a material adverse effect on our business.

Disruption of service or insufficient production capacity by our outside suppliers or manufacturers could have a detrimental effect on our business.

We currently purchase all of our chemical components, supplies, and contract manufacturing from third-party suppliers. Substantially all of our current products are mixed and packaged by outside companies under supply agreements. If we were required to locate other suppliers or manufacturers, we could experience increased costs and significant delays in both locating and switching to new vendors. Although we have access to adequate supplies of raw materials for our current and foreseeable needs, a significant disruption in this supply could have a short-term material adverse impact on our revenue production and financial results. We have sought to mitigate this risk by entering into contracts with our suppliers to assure a continuing supply of raw materials for our product. However, long-term hedging opportunities against price increases for these items are generally not available.

Similarly, because we depend so heavily on third-party suppliers and manufacturers, an increase in demand beyond predicted capacity levels of our suppliers or manufacturers could require us to locate additional suppliers and manufacturers to help us meet the increased demand. There can be no assurance that we would be able to locate such additional suppliers or manufacturers at costs and rates that would allow us to realize a profit from such additional production. Finally, if we are unable to locate such additional suppliers or manufacturers, and our demand exceeds our ability to provide our products, we could lose current and potential customers, which would have a material adverse impact on our business.

If a successful product liability claim or series of claims is brought against us for uninsured liabilities or in excess of insured liabilities, we could be forced to pay substantial damage awards.

We have a limited operating history upon which to evaluate the performance and effects of our products in actual use on consumers. We can provide no absolute assurance that our product line will operate as designed or that no injury to persons will result from the use of our products. For example, there is potential that someone may have an allergic reaction or sustain injury in some other way after using our antimicrobial hand cleansing or rash prevention products. Such individuals may subsequently seek to hold us responsible for any losses incurred. In such a case, we may experience losses or other material adverse consequences, which may, in severe cases, cause us to cease operations.

The manufacture, development, and marketing of antimicrobial hand cleansing products exposes us to the potential risk from product liability claims and there can be no assurance that we can avoid significant product liability exposure. We maintain product liability insurance providing coverage up to $1,000,000 per claim with an aggregate policy limit of $2,000,000. There is substantial doubt that this amount of insurance would be adequate to cover potential liabilities in the event that we were to face significant claims. A successful product liability claim brought against us could have a material adverse effect on our business, operating results and financial condition. Further, product liability insurance is becoming increasingly expensive, and there can be no assurance that we will successfully maintain adequate product liability insurance at acceptable rates, or at all. Should we be unable to maintain adequate product liability insurance, our ability to market our products would be significantly impaired. The financial losses that we may suffer from future liability claims or a voluntary or involuntary recall of our products and the damage that any product liability litigation or a voluntary or involuntary recall may do to the reputation and marketability of our products would have a material adverse effect on our business, operating results and financial condition.

Our dependence on domestic markets could limit our potential growth and profitability.

While a number of our competitors have diversified their customer base to include a strong international component, we are currently dependent primarily on sales generated in U.S. markets. To sustain growth in the domestic markets, we will depend on increased usage of our products by health care professionals, the food handling industry, hospitality, government, education, e-commerce, retail and other niche markets. In addition, we will need to promote innovation and expansion of our product line as well as capture market share from our competitors. There can be no assurance that we will succeed in implementing our strategies to achieve such domestic growth.

Our international expansion efforts may prove unsuccessful.

In order to reduce our dependence on domestic revenues, we have adopted a strategy to begin penetrating international markets. In implementing this strategy, we face barriers to entry and the risk of competition from local and other companies that already have established global businesses. The risks generally associated with conducting business internationally include: exposure to currency fluctuations, limitations on foreign investment, import/export controls, nationalization, unstable governments and legal systems and the additional expense and risks inherent in operating in geographically and culturally diverse locations. Because we plan to develop our international business through joint ventures, co-packaging arrangements, agent and other alliances, we may also be subject to risks associated with such joint venture arrangements and alliances, including those relating to the combining of different corporate cultures and shared decision-making. In addition, since our current international distribution capabilities are extremely limited, we will also need to acquire a distribution network or enter into alliances with existing distributors before we can effectively conduct operations in new markets. There can be no assurance that we will succeed in increasing our international business in a profitable manner, and a failure to expand this business may have a material adverse effect on our business and results of operations.

At the present time, we do not have any registered foreign trademarks or any pending foreign trademark applications. There can be no assurance that we will successfully register any foreign trademarks. Furthermore, in the event that we are successful in registering foreign trademarks on our products and formulations there can be no assurance that such trademarks will be protected in the foreign markets in which they are used.

Our projected expansion into international markets could include many of the risks we currently face in domestic markets.

We intend to establish and expand our operations to encompass international sales and marketing efforts. In order to maximize our expansion abroad with minimum capital outlay, we may recruit business partners in various foreign markets to conduct operations, establish local networks and coordinate sales and marketing efforts. Our success in such markets is directly dependent on locating good business partners and their dedication of sufficient resources to our business relationships.

International expansion will subject us to additional currency exchange risks and will require management attention and resources. We expect to pursue expansion through a number of international alliances and to rely extensively on these business partners initially to conduct operations, register web sites, and coordinate sales and marketing efforts. Our success in these markets will depend on the success of our business partners and their willingness to dedicate sufficient resources to our business relationships. We cannot provide assurances to investors that we will be successful in our efforts internationally.

International operations are subject to other inherent risks, including: the impact of recessions in economies outside the United States; changes in domestic regulatory requirements, as well as differences between domestic and foreign regulatory requirements; export restrictions, including export controls relating to product formulas, reduced protection for intellectual property rights in some countries; potentially adverse tax consequences; difficulties and costs of staffing and managing foreign operations; political and economic instability; tariffs and other trade barriers; and seasonal reductions in business activity during the summer months in Europe and certain other parts of the world.

Our failure to address these risks adequately could materially and adversely affect our business, results of operations and financial condition.

Holders of our common stock are subject to the risk of immediate additional and substantial dilution to their interests as a result of the conversion of presently issued preferred stock.

Introduction

We have one series of preferred stock outstanding: the Series 2000-B 8% Convertible Preferred Stock ("Series B preferred stock"). All of the presently outstanding preferred stock is convertible into shares of our common stock according to a formula based in part on the market price of our common stock during the 15 trading days prior to the conversion date.

By agreement, the selling stockholder has covenanted that it will not convert any shares of Series B preferred stock prior to April 3, 2001. In addition, the Series B preferred stock may only be converted during the period of April 3, 2001, through December 31, 2001, inclusive, at a rate that would result in the issuance of common shares in an aggregate amount equal to 42% of our issued and outstanding common stock on a fully diluted basis, after adjustment as provided in the designation of rights and preferences for the Series B preferred stock. After December 31, 2001, or earlier in the event of an occurrence of an event of noncompliance, the conversion rate will be calculated at 80% of the average of the three lowest closing bid prices of our common stock during the 15 trading days prior to the conversion, subject to a maximum conversion price of $1.20 per share.

Based on the conversion limitations, but assuming immediate conversion of all of the Series B preferred stock under the formula applicable to conversion from April 3, 2001 through December 31, 2001, at December 31, 2000 the 3,652 outstanding shares of Series B preferred stock would convert into 16,968,702 shares of our common stock, which would represent 42% of all shares of common stock outstanding, on a fully diluted basis as provided in the certificate of designation. However, this calculation excludes the possible issuance of shares of common stock as payment of dividends accrued on the Series B preferred stock at the date of conversion.

The following table describes the number of shares of common stock that would be issuable assuming that all of the presently outstanding shares of the Series B preferred stock were converted, either after the occurrence of an event of noncompliance or after December 31, 2001, and further assuming that the applicable conversion or exercise prices at the time of such conversion or exercise were the following amounts. The table excludes the effect of the possible issuance of shares of common stock as payment of accrued dividends.

                                          Shares of Common Stock Issuable
                                                Upon Conversion of
                                            3,652 Outstanding Shares of
Hypothetical Conversion Price                Series B Preferred Stock

            $0.15                                    24,346,667
            $0.25                                    14,608,000
            $0.75                                     4,869,333
            $1.20                                     3,043,333
            $1.50                                     3,043,333
            $2.00                                     3,043,333
            $3.00                                     3,043,333

Given the structure of the conversion formulas applicable to the Series B preferred stock, there effectively is no limitation on the number of shares of common stock into which the Series B preferred stock may be converted after December 31, 2001, or if an event of noncompliance occurs. If the market price of the common stock decreases, the number of shares of common stock underlying the Series B preferred stock will increase.

Overall Dilution to Market Price of Previously Issued Common Stock

The conversion of the Series B preferred stock may result in substantial dilution to the equity interests of other holders of our common stock. Specifically, public resales of common stock following the conversion of the Series B preferred stock likely would depress the prevailing market price of our common stock. Even prior to the time of actual conversions, exercises and public resales, the market "overhang" resulting from the mere existence of our obligation to honor such conversions or exercises could depress the market price of the common stock.

Increased Dilution With Decreases in Market Price of Common Stock

The outstanding shares of Series B preferred stock are convertible at a floating price that may and likely will be below the market price of our common stock prevailing at the time of conversion or exercise. As a result, the lower the  market  price of our  common  stock  at and  around  the  time the  selling stockholder converts, the more shares of our common stock the selling stockholder receives. Any increase in the number of shares of common stock issued upon conversion or put of shares as a result of decreases in the prevailing market price would compound the risks of dilution described in the preceding paragraph of this risk factor.

Increased Potential for Short Sales

Downward pressure on the market price of our common stock that likely would result from sales of common stock issued on conversion of the Series B preferred stock could encourage short sales of common stock by the holders of the Series B preferred stock or others. Material amounts of such short selling could place further downward pressure on the market price of the common stock.

Payment of dividends in additional shares of common stock may result in further dilution

Under the terms of the Series B preferred stock, the selling stockholder has the option to receive dividends on the Series B preferred stock in shares of common stock. The dividends accrue from the date of the issuance of the Series B preferred stock, subject to any intervening payments in cash. As such, a decision by the selling stockholder to receive such dividends in shares of common stock could result in a substantial increase in the number of shares issued and outstanding and could result in a decrease of the relative voting control of common stock issued and outstanding prior to such payment of dividends and interest.

The Board of Directors has the discretion to issue additional shares of common stock, resulting in further dilution.

The Board of Directors has the inherent right under applicable Delaware law, for whatever value the Board of Directors deems adequate, to issue additional shares of common stock up to the limit of shares authorized by the Certificate of Incorporation, and, upon such issuance, all holders of shares of common stock, regardless of when it is issued, thereafter generally rank equally in all aspects of that class of stock, regardless of when issued. The Board of Directors likewise has the inherent right, limited only by applicable Delaware law and provisions of the Certificate of Incorporation to increase the number of shares of preferred stock in a series, to create a new series of preferred stock and to establish preferences and all other terms and conditions in regard to such newly created series. Any of those actions will dilute the holders of common stock and also affect the relative position of the holders of any series of any class. Current holders of our common stock have no rights to prohibit such issuances nor inherent "preemptive" rights to purchase any such stock when offered.

The Board of Directors' right to issue additional series of preferred stock could result in further dilution of the rights of present shareholders.

Our certificate of incorporation authorizes the issuance of up to 1,000,000 shares of "blank check" preferred stock, which will have such designations, rights and preferences as may be determined from time to time by the board of directors. Accordingly, the board of directors is empowered, without stockholder approval (but subject to applicable government regulatory restrictions), to issue preferred stock with dividend, liquidation, redemption, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of our common stock. Those terms and conditions may include preferences on an equal or prior rank to the existing Series B preferred stock. Those shares may be issued on such terms and for such consideration as the board of directors then deems reasonable and such stock shall then rank equally in all aspects of the series and on the preferences and conditions so provided, regardless of when issued. In the event of such issuance, the preferred stock could be used, under certain circumstances, as a method of discouraging, delaying or preventing a change in control.

Under the terms of the Series B preferred stock, the selling stockholder has voting rights equal to the number of shares into which all of the outstanding Series B preferred stock is convertible, which may result in a substantial decrease of the relative voting control of the presently issued shares of our common stock.

The purchase agreement and the certificate of designation of the terms and conditions of the Series B preferred stock provide that the voting rights of the Series B preferred stock are equal to the rights of the number of shares of

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



common stock into which the Series B preferred stock is convertible. No conversion is required for the selling stockholder to have such voting rights. If the market price of our common stock falls, the number of shares of common stock issuable on conversion of the Series B preferred stock increases, and the selling stockholder's voting power increases simultaneously. For example, as of December 31, 2000, the selling stockholder's voting rights under the Series B preferred stock would equal 42% of the total shares of common stock then outstanding or then issuable, assuming conversion at the 42% limitation applicable to conversion on or after April 3, 2001 and on or before December 31, 2001. Assuming conversion at a price of $0.19 (at the conversion price applicable after December 31, 2001) the voting rights of the selling stockholder would be equal to approximately 46% of the total shares of common stock outstanding. Consequently, should an issue come before our stockholders for a vote while the preferred stock remains outstanding, the selling stockholder would have effective control of that vote.

We have no common stock dividend history and no intention to pay dividends to holders of common stock in the foreseeable future.

The holders of common stock are entitled to receive dividends when, and if declared by the board of directors out of funds legally available therefor. To date, we have not paid or declared any cash dividends on our common stock. We are obligated to pay and we have paid dividends on the outstanding preferred stock. We do not intend to declare any cash dividends with respect to common stock in the foreseeable future, but instead intend to retain all earnings, if any, for use in our business operations. Since we may be required to obtain additional financing, it is likely that there will be restrictions on our ability to declare any dividends except for the dividends we are required to pay on preferred stock. No dividends may be paid to holders of common stock unless and until dividends have been paid to the holders of the preferred stock.

The price of our common stock has been and may continue to be volatile.

The market price of our common stock has been, and may continue to be highly volatile. Price volatility is common with publicly traded life sciences companies and companies whose securities trade on the Electronic Bulletin Board of the National Association of Securities Dealers, Inc., ("NASD"). Many events could have a significant impact on our business and the future market price of our common stock, including:

          o announcements of technological innovations or new commercial products by us or our competitors;

          o    developments or disputes concerning patent or proprietary rights;

          o publicity regarding actual or potential benefits relating to products under development by us or our competitors;

          o general regulatory developments affecting our products in both the United States and foreign countries;

          o    market conditions for drug or medical companies in general; and

          o economic and other internal and external factors, including period-to-period fluctuations in our financial results.

Since October 2000, the average daily trading volume in the common stock as reported on the NASD Electronic Bulletin Board has been relatively low. We cannot ensure that a more active public trading market will ever develop for our common stock.

Our  common   stock  is   considered   a  penny  stock  and  is  traded  in  the
over-the-counter market, which may make the stock more difficult to trade on the open market.

Our common stock is currently traded in the over-the-counter market on the NASD Electronic Bulletin Board. Securities on the NASD Electronic Bulletin Board are generally more difficult to trade than those on the Nasdaq

National Market, the Nasdaq SmallCap Market or the major stock exchanges. In addition, accurate price quotations are also more difficult to obtain.

Our common stock is considered a "penny stock," which is defined by regulations of the Securities and Exchange Commission as an equity security with a market price of less than $5.00 per share. However, an equity security with a market price under $5.00 will not be considered a penny stock if it fits within any of the following exceptions:

          o the equity security is listed on Nasdaq or a national securities exchange;

          o the issuer of the equity security has been in continuous operation for less than three years, and either has (a) net tangible assets of at least $5,000,000, or (b) average annual revenue of at least $6,000,000; or

          o the issuer of the equity security has been in continuous operation for more than three years, and has net tangible assets of at least $2,000,000.

If you buy or sell a penny stock, Securities and Exchange Commission regulations require that you receive, prior to the transaction, a disclosure explaining the penny stock market and associated risks. Furthermore, trading in our common stock is currently subject to Rule 15g-9 of the Exchange Act, which relates to non-Nasdaq and non-exchange listed securities. Under this rule, broker/dealers who recommend our securities to persons other than established customers and accredited investors must make a special written suitability determination for the purchaser and receive the purchaser's written agreement to a transaction prior to sale. Securities are exempt from this rule if their market price is at least $5.00 per share.

Penny stock regulations will tend to reduce market liquidity of our common stock, because they limit the broker/dealers' ability to trade, and a purchaser's ability to sell, the stock in the secondary market. The low price of our common stock has a negative effect on the amount and percentage of transaction costs paid by individual shareholders. The low price of our common stock also limits our ability to raise additional capital by issuing additional shares. There are several reasons for these effects. First, the internal policies of certain institutional investors prohibit the purchase of low-priced stocks. Second, many brokerage houses do not permit low-priced stocks to be used as collateral for margin accounts or to be purchased on margin. Third, some brokerage house policies and practices tend to discourage individual brokers from dealing in low-priced stocks. Finally, broker's commissions on low-priced stocks usually represent a higher percentage of the stock price than commissions on higher priced stocks. As a result, our shareholders pay transaction costs that are a higher percentage of their total share value than if our share price were substantially higher.

The sale of a substantial number of shares of our common stock could cause the market price of our common stock to decline.

As of December 31, 2000, we had 23,045,436 shares of common stock outstanding. Of these shares, approximately 9,300,000 have either been registered under the Securities Act or are freely tradable without volume limitations under Rule 144(k) of the Securities Act.

We cannot predict the effect, if any, that sales of shares of our common stock or the availability of such shares for sale will have on prevailing market prices. However, substantial amounts of our common stock could be sold in the public market, which may adversely affect prevailing market prices for the common stock and could impair our ability to raise additional capital through the sale of equity securities.

Shareholders may experience significant dilution from our sale or issuance of shares to Aspen Capital under the purchase agreement and warrants. In addition, the resale by Aspen Capital of our common stock may lower its market price.

The issuance of our common stock to Aspen Capital upon conversion of the Series B preferred stock and the exercise of the warrants will have a dilutive effect on our stockholders. In addition, Aspen Capital's resale of the common stock will significantly increase the number of publicly traded shares, which could also lower the market price of our common stock.

We face substantial penalties for any failure to maintain the effectiveness of this registration statement.

We are subject to a registration rights agreement that requires us to register certain shares of our common stock with the Securities and Exchange Commission. Under this agreement, we must also maintain this registration and any others filed under the agreement until all of the covered securities are sold or can be sold publicly without benefit of the registration. If we are unable to obtain this registration prior to April 3, 2001 (or such later date as may be permitted under the second amendment agreement, but not later than April 15, 2001) or to maintain this registration, we will be subject to substantial penalties. Those penalties would include an increase in the dividend rate on the Series B preferred stock from 8% to 21% per year and an increase in the maximum number of shares issuable upon conversion equal to 5% of the total number of shares of common stock issued or issuable upon conversion of the Series B preferred stock for every 30 days that the noncompliance continues.

An investor purchasing our common stock should carefully weigh the risks and any assertions constituting forward-looking statements in this prospectus.

Because forward-looking statements are inherently unreliable, investors should not rely on such assessments in making their investment decisions. The information contained in this section and elsewhere may at times represent our best estimates of our future financial and technological performance, based upon assumptions believed to be reasonable. We make no representation or warranty, however, as to the accuracy or completeness of any of these assumptions, and nothing contained in this document should be relied upon as a promise or representation as to any future performance or events.

Our ability to accomplish our objectives, and whether or not we will be financially successful is dependent upon numerous factors, each of which could have a material effect on the results obtained. Some of these factors are within the discretion and control of management and others are beyond management's control. Our management considers the assumptions and hypotheses used in preparing any forward-looking assessments of profitability contained in this document to be reasonable; however, we cannot assure investors that any projections or assessments contained in this document, or otherwise made by management, will be realized or achieved at any level. Prospective investors should have this prospectus reviewed by their personal investment advisors, legal counsel or accountants to properly evaluate the risks and contingencies of purchasing our common stock.


                           FORWARD-LOOKING STATEMENTS

This  prospectus  contains  forward-looking  statements  within  the  meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. When used in this prospectus, the words "anticipate," "believe," "estimate," "will," "may," "intend" and "expect" and similar expressions identify forward-looking statements. Forward-looking statements in this prospectus include, but are not limited to, statements, trend analysis, and other information relative to markets for our products and trends in revenues and anticipated expense levels. Although we believe that our plans, intentions and expectations reflected in these forward-looking statements are reasonable, we can give no assurance that these plans, intentions or expectations will be achieved. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied, by the forward-looking statements contained in this prospectus. Important factors that could cause actual results to differ materially from our forward-looking statements are set forth in this prospectus, including those set forth in the "Risk Factors" section above. These factors are not intended to represent a complete list of the general or specific factors that may affect us. It should be recognized that other factors, including general economic factors and business strategies, may be significant, presently or in the future, and the factors set forth in this prospectus may affect us to a greater extent than indicated. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements set forth in this prospectus. Except as required by law, we undertake no obligation to update any forward-looking statements after the date of this prospectus to conform such statements to actual results or to change our expectations.


             FINANCING ARRANGEMENT WITH ASPEN CAPITAL RESOURCES, LLC

The shares covered by this prospectus are shares of our common stock issued or issuable upon the conversion of certain shares of Series B preferred stock.

On May 16, 2000, we signed a securities purchase agreement (the "purchase agreement") with Aspen Capital Resources, LLC (the "selling stockholder"). Under the purchase agreement, the selling stockholder purchased 1,000 shares of Series 2000-A Convertible Preferred Stock ("Series A preferred stock") for $1,000,000, less a 10% placement fee paid to the selling stockholder, and warrants exercisable for the purchase of additional shares of common stock by the selling stockholder. The purchase agreement provided for subsequent purchases of an additional 3,000 shares of Series A preferred stock, with accompanying warrants, for an aggregate purchase price of $3,000,000, less the 10% placement fee. From May through September 2000, we issued a total of 4,000 shares of Series A preferred stock in exchange for net proceeds of $3,600,000.

In connection with the purchase agreement, we agreed to file a registration statement to register the resale of the shares of common stock issuable to the selling stockholder upon conversion of the Series A preferred stock. On June 14, 2000, we filed a registration statement with the Securities and Exchange Commission to register the resale by the selling stockholder of (i) 2,000,000 shares of common stock issuable upon conversion of the Series A preferred stock,
(ii) 2,000,000 shares of common stock issuable upon exercise of the related warrants, and (iii) all additional shares of common stock issued or issuable to the selling stockholder pursuant to the purchase agreement. That registration statement was declared effective on July 7, 2000. The selling stockholder subsequently converted 348 shares of Series A preferred stock into 2,000,000 shares of common stock. As of the date of this prospectus, the selling stockholder has sold all of the shares of common stock issued in that conversion.

On November 13, 2000, we entered into an arrangement (the "amendment agreement") with the selling stockholder to amend the terms of the purchase agreement and the warrants. Under the amendment agreement, the selling stockholder was granted the right to convert the stated value and any accrued and unpaid dividends on the Series A preferred stock into shares of common stock by dividing the stated value of such shares to be converted together with any accrued but unpaid dividends thereon by the conversion price, which is 80% of the average of the three lowest closing bid prices for our common stock quoted on the Nasdaq Stock Market system or reported on the NASD Electronic Bulletin Board during the 15 trading days preceding the conversion date, subject to a maximum conversion price of $1.20 per share. The selling stockholder also waived any penalty or event of noncompliance arising from our failure to cause the common stock to be included in the Nasdaq Stock Market System or the NASD Electronic Bulletin Board on or before September 30, 2000. Our common stock began trading on the NASD Electronic Bulletin Board on October 26, 2000.

As of December 29, 2000, we entered into a second amendment to the purchase agreement (the "second amendment agreement"), which modified the terms of the purchase agreement and the amendment agreement. Under the second amendment agreement, we agreed to adopt a certificate of designation for a new series of preferred stock, the Series B preferred stock. The terms of the Series B preferred stock are set forth in more detail under the heading "Description of Securities." Under the second amendment agreement, the selling stockholder exchanged its remaining 3,652 shares of Series A preferred stock for an equal number of shares of Series B preferred stock. Further, the selling stockholder agreed that prior to April 3, 2001, it would not (i) offer or sell any shares of our common stock or enter into any swap or other similar arrangement at prices less than $0.25 per share, or (ii) convert any shares of Series B preferred stock. Additionally, the selling stockholder agreed to surrender for cancellation all of the warrants received in connection with the purchase agreement, provided that (i) all of the terms of the second amendment agreement have been met; (ii) we have redeemed all of the Series B preferred stock as provided in the certificate of designation for such series, and (iii) no event of noncompliance has occurred under the purchase agreement, as amended, including the failure to have the registration statement of which this prospectus is a part declared effective by April 2, 2001.

Under the second amendment agreement we acquired the right to redeem all, but not less than all of the outstanding shares of Series B preferred stock on or before April 2, 2001, for $6.5 million. The selling stockholder acquired the right to require that we redeem the Series B preferred stock at a mandatory redemption price of 125% of the stated value of the Series B preferred stock per share, plus accrued and unpaid dividends and penalties, if any, through the date of redemption. The mandatory redemption may be exercised on or after April 3, 2001 by the selling stockholder or before April 3, 2001 if an event of noncompliance occurs. The selling stockholder may exercise the mandatory redemption right prior to April 3, 2001 if either Randall L. Hales ceases to be employed by us or Pharmulations, LLC (specifically, Dr. Edward B. Walker) ceases to provide services as our consultant.

The restrictions on selling stockholder's exercise of conversion, trading and redemption rights under the second amendment agreement are contingent on the agreement of Randall L. Hales to remain our President and CEO, and Pharmulations, LLC to continue as our consultant at least through April 2, 2001. Under the second amendment agreement, we also agreed to appoint the selling stockholder's nominee to our board of directors. On January 8, 2001, we appointed Joe K. Johnson, the manager of Aspen Capital to serve as a member of the board of directors as provided by our bylaws, the laws of Delaware, and any applicable SEC rules or regulations.

We have filed a registration statement, of which this prospectus forms a part, in order to permit Aspen Capital to resell to the public any common stock it acquires upon conversion of the preferred stock. Aspen Capital may be entitled to indemnification by us for lawsuits based on language in this prospectus. We will prepare and file such amendments and supplements to this registration statement as may be necessary in accordance with the Securities Act and the rules and regulations promulgated under it, in order to keep this registration statement effective so that we may comply with the registration rights granted to Aspen Capital in the purchase agreement. In connection with the purchase agreement as amended, we agreed to pay certain expenses of Aspen Capital, including legal fees for the preparation of the second amendment agreement of $4,500.

Additional   information   regarding  the  purchase  agreement,   the  amendment
agreement, the Series B preferred stock private placement, and the second amendment agreement can be found under the headings "Description of Securities" and "Selling Stockholder."

Aspen Capital is an "underwriter" within the meaning of the Securities Act in connection with its resale of shares of our common stock under this prospectus.


                                 USE OF PROCEEDS

The proceeds from the sale of all of the shares of common stock pursuant to this prospectus will be received directly by the selling stockholder. We will not receive any proceeds from those sales.


                           PRICE RANGE OF COMMON STOCK

Our common stock is traded in the over-the-counter market on the NASD Electronic Bulletin Board under the trading symbol "FSFI." Trading of the common stock commenced on October 26, 2000. The following table shows the high and low bid quotations for our common stock as reported by our market makers. These quotations are believed to represent inter-dealer quotations without adjustment for retail mark-up, mark-down or commissions and may not represent actual transactions.

           Quarter Ended                            High Bid            Low Bid

           December 31, 2000                        $2.00               $0.1875

As of December 31, 2000 we had approximately 370 shareholders of record of our 23,045,436 outstanding shares of common stock.

                                 DIVIDEND POLICY

We have never paid cash dividends on our common stock. During the year ended December 31, 2000, we paid dividends on preferred stock at an annual rate of 8%, which totaled $160,480. We currently intend to retain all available funds to operate and expand our business. We do not anticipate paying any cash dividends with respect to our common stock in the foreseeable future. As of September 30, 2000, we had an accumulated deficit from inception of $12,608,497 and until this deficit is eliminated we can pay dividends to our common shareholders only out of net profits.


           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

You should read the following description of our financial condition and results operations in conjunction with the financial statements and the notes thereto and the unaudited financial statements and the notes thereto included elsewhere in this prospectus. This discussion contains forward-looking statements based upon current expectations that involve risks and uncertainties. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Our actual results and the timing of certain events may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such a discrepancy include, but are not limited to, those discussed in "Risk Factors," "Business" and elsewhere in this prospectus.


Outlook

Our cash requirements through the end of 2001 will vary based upon a number of factors including, but not limited to, continuing research and development levels, increased market development activities, facilities enhancement, additional personnel, travel, and other expenses related to projected growth. With respect to the year 2001, we expect that additional cash funding will be needed. Efforts are currently under way to secure additional financing of approximately $2 million, which we believe will be sufficient until cash flows from operations meet future operating needs.

Product research and development is an ongoing process. Existing products are continuously being refined and new technology developed to solve unmet market needs. Ongoing spending is anticipated in future quarters for lab equipment, furniture and fixtures.

Our existing facilities and equipment are projected to be sufficient to meet most of our growth needs. However, should we be required to perform expanded testing for our customers or should we undertake in-house manufacturing, additional capital would be required to establish such activities. Management is actively pursuing additional outsourced manufacturing capacity.

We benefit from an experienced executive management team and a board of directors comprising several senior-level business executives and medical professionals. We have assembled an in-house team of respected, results-oriented research and development, marketing, sales and operations professionals, as well as outside advertising, public relations and healthcare market consultants to advise management on business strategy and product innovation.

In late September 2000, we shipped $304,000 of product to Alliegence Corporation, a large distributor that serves the professional medical market. The shipments were initial stocking orders of MicrobNZ(TM) technology products. We anticipate that these shipments are the beginning of a stream of shipments that will represent significant sales in 2001. The transaction terms were FOB destination and contained certain rights of return by the distributor. As a result of these terms and the lack of sell-through history for MicrobNZ(TM) products, the recording of revenue was deferred.

PureSoft Solutions LLC Acquisition. On March 15, 2000, we entered into an agreement (the "PureSoft agreement") to acquire 100% of the common stock of PureSoft Solutions LLC ("PureSoft"), a New Hampshire limited liability company involved in the manufacturing and distribution of health care products. As consideration for the purchase, we agreed to pay $50,000 in cash, issue options to purchase 87,534 common shares at $0.01 per share and issue a $450,000 promissory note bearing interest at 8.5% per year with a $300,000 payment due on June 15, 2000, and quarterly payments of $50,000 thereafter through March 15, 2001. The PureSoft agreement, as subsequently amended, also provides that we will issue additional shares of our common stock on July 1, 2001 and 2002. The number of shares to be issued is contingent upon the net income before income taxes of PureSoft, and will vary in proportion to any over- or under-achievements of established performance milestones stated in the PureSoft agreement, provided, however, that the aggregate minimum number of shares will have a market value of no less than $190,000. In addition, the PureSoft agreement required us to make working capital advances of $300,000 to PureSoft on each of March 15, 2000, June 15, 2000 and August 15, 2000. All of the working capital advances were paid on or before the respective due dates and the $50,000 quarterly payments have been made on schedule.

The principal significance of the acquisition of PureSoft is the introduction of our products into new markets, which might provide significant revenue to us in future periods.

Results of Operations

Nine months ended September 30, 2000, compared to the nine months ended September 30, 1999

During the nine months ended September 30, 2000, we recorded revenues of $383,108, reflecting a decrease of $42,975, or 10%, compared to the same period in the previous year. Revenues in 1999 included $271,247 from contracts to qualify and test products for customers, while in 2000 the source of revenue has shifted to the sale of product, representing 79% of total revenues.

Selling, general and administrative expenses were $3,095,537 and $1,126,647 for the nine months ended September 30, 2000 and 1999, respectively, representing an increase of $1,968,890, or 175%, from 1999 to 2000. The increase over the prior year is due to growth and development related expenses in marketing, sales and travel of $271,000; the expansion of operations reflecting increases in payroll expenses of $775,000 due to the addition of an enhanced sales force and administrative support personnel; non-cash compensation charges associated with the issuance of stock options of $171,000; and consulting, legal and professional fees of $439,000.

We incurred research and development expenses of $218,834 during the nine months ended September 30, 2000, an increase of $176,743 from the same period in the previous year. This increase was due to the expansion of our testing facilities including a new lab and personnel to support the testing at the lab. We anticipate an increase in research and development expenses for future periods as we expand our product offerings.

We recorded a loss of $100,717 related to the decrease in market value of our marketable securities. The value has decreased consistently since the time of purchase and we have no reason to believe that the near-term prospects of the issuer will change.

Net interest income was $42,049 and $24,599 for the nine months ended September 30, 2000 and 1999, respectively. This represents an increase of $17,450 and is due primarily to interest income that we have realized from a higher cash balance generated from issuance of common and preferred stock, partially offset by interest expense incurred through capital lease obligations that have been entered into primarily for office equipment.

Year ended December 31, 1999, compared to the year ended December 31, 1998

      During the 12 months ended December 31, 1999, we had total operating revenues of $553,631, comprised primarily of product testing, raw materials sales and a licensing fee from a major customer, compared with total operating revenues of $83,149 for 1998, comprised primarily of product sales. Cumulative operating revenue from inception (April 30, 1990) through December 31, 1999 totaled $789,627. Gross profits for 1999 and 1998 were

$405,408 and $28,152, respectively. As of December 31, 1999, the cumulative net losses of First Scientific since inception total $6,231,062 of which $3,766,440 is attributable to a non-recurring charge for purchased research and development.

      Prior to December 1998, our revenues were generated from sporadic sales of a linseed oil-based soap product and a rash prevention product created for a distributor who sells this product under private labels to an over-the-counter customer. We decided to discontinue the sale of these products and to concentrate on marketing our antimicrobial and rash treatment/prevention products.

      On August 12, 1999, we signed a supply agreement with ConvaTec, a division of Bristol-Myers Squibb Company, which immediately began to produce revenue. Under this agreement, we provide raw materials to a third-party manufacturer designated by ConvaTec, which has a Dimethicone-based, waterless, patient bathing product. Product testing revenue for FDA compliance, which began during the quarter ended June 30, 1999, continued during the year ended December 31, 1999. A licensing fee, raw materials sales, and testing revenue accounted for the majority of the revenue during 1999.

      During the third and fourth quarters of 1999, we began initial negotiations, including the exchange of non-disclosure agreements, with several professional health care market share leaders concerning our professional health care handwash.

      Our regional distribution agreement with WelMed, Inc., produced minimal revenues during the year ended December 31, 1999. Initial warehousing inventory shipped to WelMed during the fourth quarter of 1999. This agreement covers several western states. WelMed has non-exclusive distribution rights for our products in these states and exclusive rights to our Fresh Cleanse(R) branded products to hospitals, nursing homes, medical clinics and doctors offices in this territory.

      General and administrative expenses were $1,666,555 for the twelve months ended December 31, 1999, compared with $550,449 for the comparable period from the prior year. Cumulative general and administrative expenses from inception through December 31, 1999 were $2,503,887. The increase in expenditures between 1999 and 1998 was due to our continued transition from a one-man product development entity, with minimal sales, to an increased operational staff capable of administrating anticipated growth. Executive office space into which we moved during 1998 was augmented as the finance, sales/marketing and research and development functions increased to match anticipated growth.

      Research and development expenses were $94,982 for the 12 months ended December 31, 1999 compared to $47,368 after backing out purchased research and development in the amount of $3,766,440 from the year ended December 31, 1998. The increase in expenditures between 1999 and net amounts for 1998 resulted from the continued refinement of our formulations and the development of new product variations to meet customer requests.

Liquidity and Capital Resources

We had cash of $2,702,510 as of September 30, 2000, representing an increase of $2,494,576 from December 31, 1999. Working capital, as of September 30, 2000, increased to $2,293,808 compared to working capital of $297,039 at December 31, 1999. We had an accumulated deficit of $12,608,497 at September 30, 2000, most of which had been funded out of proceeds received from the issuance of stock. This deficit includes $3,776,440 attributable to non-recurring charges for the purchase of research and development and $3,166,907 attributable to dividend and beneficial conversion features on preferred stock. The remaining $5,665,150 deficit resulted primarily from costs incurred in connection with research and development; compliance of our proprietary products with FDA requirements; and operating expenses related to startup sales, marketing and administration.

Historically, we have financed our operations principally through loans, private placements of equity securities, and minimal product sales. We used net cash of $2,596,363 in operating activities during the nine months ended September 30, 2000. In the short term, we will be dependent on a few large customers for the bulk of our revenue.

Until a broader base of customers is established, the loss of one such customer could have a serious, material adverse effect on our operating viability. Because we presently have limited revenue, we will rely primarily on cash balances and the sale of our equity and debt securities to satisfy future capital requirements until such time as sufficient revenue can satisfy our operating requirements. There can be no assurance that we will be able to secure this funding or that the terms of such financing will be favorable to us. Furthermore, the issuance of equity or debt securities which are or may become convertible into our equity securities may result in substantial dilution to the holders of our stock.

During the nine months ended September 30, 2000, we received cash proceeds in the amount of $2,477,000 by issuing 825,666 investment units, at $3.00 per unit. Each investment unit consists of one share of our common stock and a warrant to purchase one-half share of common stock at $4.50 per share. The warrants expire December 31, 2001.

During the nine months ended September 30, 2000, we granted 461,000 options under the 1998 Stock Option Plan. Of the options granted, 155,000 options have an exercise price of $1.75 per share and 306,000 options have an exercise price of $3.00 per share. The options are exercisable as follows: 40% on the date of grant and 60% over a two-year period from the date of grant. All options granted during this period expire on the fifth anniversary of its respective grant date. We recorded $193,750 of deferred compensation related to options that have exercise prices below the estimated fair market value on the measurement date. Additionally, we granted options to purchase 87,534 common shares at $0.01 per share in connection with the acquisition of PureSoft. These options are exercisable immediately and have no expiration date.

We estimate a need for approximately $2,000,000 in new financing over the next twelve months. In addition, we intend to seek financing to exercise the optional redemption right under the designation of rights and preferences of the preferred stock to repurchase the outstanding preferred stock from Aspen Capital for $6.5 million. We will need to raise this capital through the sale of our securities or through borrowings. At this time we do not have a line of credit or other credit facility sufficient to provide this capital. We cannot guarantee success in raising future capital necessary to sustain or expand our operations, nor are we certain that such capital will be available on terms that prevent substantial dilution to existing investors. If we cannot raise sufficient capital, then we might be forced to significantly curtail operations. Any reduction in operating activity could have a material adverse effect on our business, financial condition, results of operations and relationships with corporate partners.


                                    BUSINESS

Introduction

We are a Utah-based development stage company engaged in the research, development and commercialization of break-through, patent-pending technologies, as well as personal skin care and disinfectant products. Our subsidiary, PureSoft, is based in New Hampshire. We sell our technologies and products in the United States and internationally into four active market segments: professional health care, food service, hospitality, and janitorial/sanitation. We have also targeted market segment opportunities in retail and health and fitness.

We maintain additional information about our business, products, test results, media coverage and investor relations at our corporate website, www.firstscientific.com and the website for PureSoft at www.puresoft.ws. Reference to these websites is not intended to incorporate by reference any information or material contained on them into this prospectus.

Corporate Development

In September 1998, we acquired the business operations and intellectual property of Linco Industries, Inc. ("Linco"), a Utah corporation. Prior to that time, we had not conducted any substantive business operations. In connection with this acquisition, we changed our corporate name from SPPS Financial Corporation to First

Scientific, Inc. Linco changed its name to First Scientific Corporation and remained as our wholly owned subsidiary. In June 2000, we acquired PureSoft.

Mission

We are dedicated to developing and marketing break-through products that advance healthy living, exceed customer expectations and create exceptional shareholder value.

We expect to achieve this corporate mission by:

          o leveraging exceptional research and development capabilities to continue the development of breakthrough products that address unmet market needs of significant potential;

          o taking our products through a structured new product process driven by marketing in close cooperation with sales, research and development, and manufacturing;

          o managing and partnering with contract manufacturers that deliver the highest quality products on time;

          o building upon the "customer first" attitude necessary to exceed customer expectations and maintain long-lasting relationships;

          o generating product awareness, high performance image and brand insistence.

Critical Success Factors

We have identified as critical factors for the success of our mission the following:

          o    Identify unmet and under-served customer needs;

          o Consistently develop and introduce break-through products that solve key customer needs;

          o Aggressively protect current patents as necessary and patent new technology;

          o Comply with GMP and regulatory protocols, such as FDA, EPA, at every stage of development and manufacturing;

          o Design and execute aggressive revenue generating marketing and sales programs;

          o Maintain effective operational infrastructure procedures and processes; and

          o    Create brand and technology recognition and loyalty.

Technology Platforms and Products

We are primarily engaged in commercializing the following technology platforms and products:

Antimicrobial Technology

MicrobNZ(TM). We believe this product to be highly efficacious, long-lasting with a high degree of persistence, and fast-acting against a broad spectrum of pathogens, including Escherichia coli, Pseudomonas aeruginosa, Staphylococcus aureus and drug resistant bacteria such as Methicillin resistant Staphylococcus aureus (MRSA) and Vancomycin resistant Enterococcus (VRE). The MicrobNZ formulation does not contain any irritating or degrading active ingredients such as Triclosan(R), CHG (Chlorhexidine Gluconate), PCMX (Chloroxlyenol), iodine, or alcohol.

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



Unlike these other degrading active ingredients, products formulated with MicrobNZ significantly improve and moisturize the skin.

Our antimicrobial formulation exceeds the Food and Drug Administration protocols required for classification as a Health Care Personnel Handwash and as a First-Aid Antiseptic (21 CFR 333).

MicrobNZ can be used facility-wide and is appropriate for patient, public and staff handwashing. This technology can be packaged as an antimicrobial handwash, antimicrobial First-Aid Antiseptic lotion, antimicrobial First-Aid Antiseptic spray, and antimicrobial First-Aid Antiseptic towelettes. We market our antimicrobial technology under the MicrobNZ brand to domestic and international organizations in the professional health care, food service, hospitality, and janitorial/sanitation market categories.

Skin Healing Technology

Our patent-pending, skin healing technology brings together Dimethicone with skin-conditioning emollients and botanical oils to create a unique formulation for the treatment and prevention of rashes. Our testing has demonstrated shelf life of this stable Dimethicone oil-in-water emulsion for periods in excess of two years. This technology meets FDA requirements to be considered an over-the-counter drug product. This formulation in towelette form is used for the treatment and prevention of skin rashes caused by infant and adult incontinence. We currently supply a version of this skin healing technology as a waterless, rinse-free, patient-bathing product to ConvaTec, a division of Bristol-Myers Squibb Company.

Institutional Care

Available through our PureSoft subsidiary are products that address trends in the geriatric and physical therapy communities, including PureSound(TM), a hydrosonic bath additive; PureCleanse(TM), a hard-surface disinfectant; PureMoisture(TM) bath oil; and PureBathe(TM) body wash and shampoo.

Product Testing

Independent FDA-compliant laboratories have tested our antimicrobial formulations and demonstrated their ability to surpass FDA testing protocols (21 CFR 333) for health care handwash in-vivo efficacy, in-vitro time kill, and in-vitro minimum inhibitory concentration (MIC). In addition, transepidermal moisture gain/loss, skin irritation and virucidal studies have been conducted to support product claims.

We  believe  that  these  tests  clearly   demonstrate  that  our  antimicrobial
technology delivers:

          o High pathogenic efficacy by removing 99.99% of disease-causing bacteria, yeast, fungi and viruses (HIV, Herpes, Influenza, and Tuberculosis) in 15 seconds or less.

          o Improved skin condition with high frequency of product use versus the skin degrading actives found in leading antimicrobial products that contain Triclosan(R), CHG, PCMX, iodine or alcohol.

          o    Continued bacteria-killing efficacy for hours after use.

          o Fast-acting efficacy against a broad spectrum of microorganisms, including the antibiotic resistant bacteria MRSA and VRE.

          o Long-lasting protection against the leading culprits of foodborne illness, including: E. coli O157:H7, Staphylococcus aureus,
               Salmonella, Campylocbacter jejuni, Clostridium, Listeria monocytogenes, Shigella, Vibrio vulnificus, Yernsinia enterocolitica and Bacillus subtilis.

Independent laboratories have also tested and validated our Dimethicone-based skin protection products with exceptional results. The PureCleanse hard-surface disinfectant is also an EPA-registered formulation.

Patents, Licenses and Proprietary Technology

We rely upon a combination of patents, copyright protection, trade secrets, know-how, continuing technological innovation and licensing opportunities to develop and maintain our competitive position. Our future prospects depend in part on our ability to obtain patent protection for our products and formulations. We need to preserve our copyrights, trademarks and trade secrets. We also need to operate without infringing the proprietary rights of third parties. Product patents are pending with the U.S. Patent and Trademark Office for the antimicrobial protection and skin healing technologies. We claim as trademarks the marks "First Scientific," "MicrobNZ," "ProCleanse," and "Protection at the Microbial Level."

The patent positions of pharmaceutical and biotechnology companies, which are similar to ours, are generally uncertain and involve complex legal and factual questions. We cannot guarantee that any of our pending patent applications will result in issued patents, nor can we assure that we will develop more proprietary technologies that are patentable. Patents issued to our strategic partners or us may not provide a basis for commercially viable products or may not provide any competitive advantages. Our patents could be challenged by third parties. The patents of others could limit our ability to use certain processes or technologies. Any of these preceding situations could have a material adverse effect on our ability to do business. Furthermore, patent law relating to the scope of claims is still evolving in the technology fields in which we operate. As a result, the degree of future protection for our proprietary rights is uncertain. We cannot prevent others from independently developing similar or alternative technologies, duplicating any of our technologies, or, if patents are issued to us, designing around our patented technologies. We could incur substantial costs in litigation if we are required to defend ourselves in patent suits brought by third parties or if we initiate such suits.

Others may have filed and in the future are likely to file patent applications that are similar or identical to ours. To determine the priority of inventions, we may have to participate in interference proceedings declared by the United States Patent and Trademark Office. Such proceedings could result in substantial cost to us. We cannot ensure that any such third-party patent application will not have priority over ours. Additionally, the laws of certain foreign countries may not protect our patent and other intellectual property rights to the same extent as the laws of the United States.

Our future prospects also depend in part on our neither infringing patents or proprietary rights of third parties nor breaching any licenses that may relate to our technologies and products. We cannot guarantee that we will not infringe the patents, licenses or other proprietary rights of third parties. We could in the future receive notices claiming infringement from third parties as well as invitations to take licenses under third party patents. Any legal action against our strategic partners or us that claim damages and seek to enjoin commercial activities relating to the affected products and processes could subject us to potential liability for damages. Such legal actions could also require our strategic partners or us to obtain a license in order to continue to manufacture or market the affected products and processes. We cannot ensure that our strategic partners or we would prevail in any such action. We cannot ensure that any license, including licenses proposed by third parties, required under any such a patent would be available on terms that are commercially acceptable, if at all. We have not conducted an exhaustive patent search and we cannot ensure that patents do not exist or could not be filed that would have a material adverse effect on our ability to develop and market our products. If we become involved in such litigation, it could consume a substantial portion of our managerial and financial resources, which could have a material adverse effect on our business, financial condition, results of operations, and relationships with corporate partners.

The enactment of legislation implementing the General Agreement on Trade and Tariffs, effective June 8, 1995, has changed certain United States patent laws. Most notably, the term of patent protection for patent applications filed on or after that date is no longer a period of seventeen years from the date of grant. The new term of United States patents begins on the date of issuance and terminates 20 years after the effective date of filing. This change in the law could substantially shorten the term of our patent protection, which may adversely affect our patent position.

We attempt to control the disclosure and use of our proprietary technology, know-how and trade secrets under agreements with the parties involved. However, we cannot ensure that others will honor all confidentiality

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agreements.  We cannot prevent others from  independently  developing similar or superior technology, nor can we prevent disputes that could arise concerning the ownership of intellectual property.

Government Regulation and Product Testing

Our current and potential products, and our manufacturing and research activities, are or may become subject to varying degrees of regulation by many government authorities in the United States and other countries. Such regulatory authorities could include the State of Utah Department of Health, the U.S. FDA and comparable authorities in foreign countries. Each existing or potential antimicrobial or topical product intended for human use that we develop or market, either directly or through licensees or strategic partners, may present unique regulatory problems and risks. Relevant regulations depend on product type, use and method of manufacture. The FDA regulates, in varying degrees and in different ways, medical devices and pharmaceutical products. Regulations govern manufacture, testing, exportation, labeling and advertising.

Prescription pharmaceuticals and certain types of medical devices are regulated more vigorously than foods. Any products we develop for use in human pharmaceuticals or cosmetics could require that we develop and adhere to GMP as suggested by the FDA, ISO standards as suggested in Europe, and any other applicable standards mandated by federal, state, local or foreign laws, regulations and policies. Our current facilities and procedures and those of our contract manufacturers fully comply with GMP and ISO standards.

We are or may become subject to other federal, state and foreign laws, regulations and policies with respect to labeling of products, importation of products and occupational safety, among others. Federal, state and foreign laws, regulations and policies are always subject to change and depend heavily on administrative policies and interpretations. We are working with our distributors and potential customers to achieve compliance with foreign laws, regulations and policies pertaining to our products, We are also working with certain consultants regarding compliance with FDA, GMP and ISO policies and regulations. We cannot ensure that any of our products will satisfy applicable regulatory requirements. Changes could occur in federal, state and foreign laws, regulations and policies and, particularly with respect to the FDA or other such regulatory bodies, such changes could be retroactive. Such changes could have a material adverse effect on our business, financial condition, results of operations and relationships with corporate partners.

We are also subject to numerous environmental and safety laws and regulations, including those governing the use and disposal of hazardous materials. Any violation of, and the cost of compliance with, these regulations could have a material adverse effect on our business, financial condition, results of operations and relationships with corporate partners.

Industry

According to the U.S. Centers for Disease Control and Prevention ("CDC"), handwashing is the single most important means of preventing the spread of infection. Harmful and sometimes deadly infectious bacteria, viruses and fungi are a growing threat to the world. Germs are becoming impervious to just about everything doctors throw at them. The infection control battle lines are drawn. Regulatory agencies are increasing requirements for cleanliness across industries. Contamination control has become a major concern in protecting our health in public and workplace environments, and at home. School children, health care workers, money-handlers, travelers, food service workers, hospitality providers, and cosmetologists are at particular risk. But everyone is exposed.

Several major manufacturers have responded to this demand by marketing antimicrobial and antibacterial products to consumer and professional markets. However, independent testing reveals that virtually all of these products contain skin irritating and skin degrading active ingredients, such as Triclosan(R), CHG (Chlorhexidine Gluconate), PCMX (Chloroxlyenol), iodine, or alcohol. Moreover, none of these active ingredients provides long-lasting, efficacious protection, nor have they been proven to improve and moisturize the skin. Recently Triclosan has come under FDA scrutiny and review by the American Medical Association (AMA) and industry professionals for its potential to cause "superbugs" or antibiotic resistant bacteria.

We believe that our unique and proprietary formulations position us to deliver to health care providers at every level, food handlers and consumers a break-through technology that provides demanding efficacy and persistence, while posing no risk in the creation of superbugs. Unlike other degrading active ingredients, products formulated with MicrobNZ significantly improve and moisturize the skin.

Our Dimethicone-based skin healing technology sales are targeted at hospitals and long-term care facilities, as well as the adult and infant incontinent care markets. With people living longer, professional and/or in-home care becoming more common due to skyrocketing health care costs, predictable market growth is anticipated for our products targeted to markets with these demographics.

Market Category Potential

Professional Health Care

The CDC notes several major forces are behind the emergence of hospital-acquired or "nosocomial" infections:

      o Antibiotic use is increasing in hospitals and long-term care facilities. Use of antibiotic drugs in long-term care facilities and transfer of patients between these facilities and hospitals has created a large reservoir of resistant strains in nursing homes.

      o Hospital personnel generally fail to follow basic infection control precautions, such as handwashing between patient contact due to patient load and their general dislike of currently available handwash products. In ICUs, asepsis is often overlooked in the rush of crisis care.

      o Patients in hospitals are increasingly immuno-compromised. The shift of surgical care to outpatient centers typically leaves the sickest patients in hospitals, which are becoming more like large ICUs. This shift has led to the greater prevalence of vascular access-associated bloodstream infections and ventilator-associated pneumonias.

The professional health care market in the U.S. comprises approximately 5,000 hospitals, 17,500 long-term care facilities and numerous ancillary clinics and specialty rehab centers. Health care workers are the leading vehicles with which "nosocomial" or hospital-acquired infections are spread through direct patient contact. In the case of Hepatitis B, health care workers are between five and 15 times more likely to contract the virus than the general U.S. population (Association of Infection Control Professionals). Moreover, nosocomial infection is the most common immediate cause of death in nursing home patients, and the leading cause of patient hospitalization. The CDC estimates over 2 million cases of nosocomial infections in hospitals, long-term care facilities and nursing homes occur each year, resulting in 80,000 - 100,000 deaths. According to the American Journal of Infection Control (June/August 1991), between 5% and 18% of all patients has an active infection at any given time.

The large, fast-growing professional health care market comprises a small group of dominant manufacturers and medical supply distribution companies. They sell to hospitals, nursing/long-term care facilities, physician and dental offices, laboratories and other health-related organizations and to group purchasers. The manufacturers, distribution companies and group-purchase organizations control product flow to the market. We expect that marketplace success in the professional health care category will be driven by establishing strategic private label alliances with manufacturers and distribution companies to get First Scientific's products to the end user. In addition, an annual industry study conducted by Kovach & Associates for 2000 confirms the market opportunity for handwash products in the professional health care market with total dollars just over $313.5 million.

Food Service

The CDC reports that in the U.S., each week, 1.5 million people get food poisoning, 10,000 deaths occur annually from food poisoning, and foodborne illness can cost food service operations thousands of dollars in fees, claims, wages, and supplies per incidence.

Foodborne illness is a common, distressing, and sometimes life-threatening problem for millions of people in the United States and around the world. Over 70% of all outbreaks originate in food service operations; as many as 40% are the result of poor handwashing and cross-contamination. The National Institute of Allergy and Infectious Diseases estimates that the annual cost of all foodborne diseases in the U.S. is $5 to $6 billion in direct medical expenditures and lost productivity.

Properly cleansed hands are particularly important in controlling the transmission of foodborne pathogens. Food employees with dirty hands and/or fingernails can contaminate the food being prepared. According to the U.S. Food and Drug Administration's 1999 Food Code, employee handwashing is a critical control point under food safety plan and prevention guidelines. Therefore, the FDA recommends that any activity which may contaminate the hands must be followed by thorough handwashing in accordance with the procedures outlined in the Code.

The food service category has a similar distribution chain to health care with specialized distribution companies providing consumable goods and supplies to food service companies and restaurants. Dine-in restaurants (29%), fast food restaurants (28%) and food service companies (14%) account for 71% of the annual handwashes in the food service arena. Sources confirm a market opportunity for handwash products in the food service market with total dollars just over $187 million.

Other Market Segments

Although we have not yet specifically quantified international market potential, its current due diligence confirms that our technologies and products can be sold into the same markets that it sells into in the United States. Registration and regulatory issues must be dealt with in most foreign markets to begin selling products. However, once we have completed the registration process, it will pursue market penetration on a selective country by country basis, where speed to market and acceptable margins can be achieved.

We believe that there is additional market potential for our technologies and products in other market segments. We have identified the retail and health and fitness categories as "target" market segments, where the market size and opportunity justifies sales consideration and discussion. We are also researching opportunities in government, non-profit organizations and select niche industries and sectors.

Active End User Market Segments

Our current and near-term sales revenue will be derived from the following domestic and international "active" end user market segments.

Antimicrobial Technology:

      Professional Health Care includes material management and purchasing personnel at hospitals, nursing homes/long-term care facilities, medical clinic personnel, lab technicians, infection control practitioners, nurses (all types), homecare agency personnel, physicians, dentists, dermatologists

      Food Service includes segment includes food processing plant personnel, restaurant workers, central commissary, school cafeteria personnel, service providers and their patrons

      Hospitality includes entertainment and travel personnel and customers

      Janitorial/Sanitation including janitorial and sanitation personnel

Skin Healing Technology:

      Professional Health Care material  management and purchasing  personnel at
hospitals,   nursing   homes/long-term   care  facilities  and  homecare  agency
personnel, professional pharmacies

Institutional Skin Care:

      Professional Health Care material management and purchasing personnel at hospitals, nursing homes/long-term care facilities and homecare agency personnel

Marketing Plan

Our marketing plan addresses the development of awareness and demand for our technologies to create product insistence and generate sales. Marketing campaigns during the latter half of 2000 and beginning of 2001 are directed toward establishing and building a superior market position for First Scientific with an emphasis on our antimicrobial technology -- MicrobNZ.

In addition to mitigating common risks associated with granting private label contractual arrangements with new customers, the brand promotes and grows acceptance of our antimicrobial technology across several markets. Through this branding program, we require that all products containing a formulation derived from the MicrobNZ technology include the "MicrobNZ" logo on their product labels.

Supporting this marketing plan, we have engaged outside consultants.

Sales Approach

We anticipate that near-term revenue growth, both in domestic and international markets, will result from private-label agreements within the identified active market segments. This approach provides quick market penetration with lower capital requirements. Due to the large cash investment required to launch, penetrate and sustain branded products, we have elected to align with market leaders that have an established sales force, distribution and customer base. We believe these advantages make private labeling a compelling business sales strategy for us. Moreover, we can offer proprietary products to a number of customers by altering botanical, fragrance, and packaging options while maintaining required FDA protocols.

Additionally, as opportunities arise, we provide our ProCleanse(TM) and PureCleanse(TM) house brands. We carefully qualify our distribution relationships, choosing those with an established market presence. We are pursuing distribution agreements in the professional health care, food service, hospitality, and janitorial/sanitation markets.

In international markets, we expect private label relationships will dominate sales. However, various foreign distributors may want to capitalize on using our brand label as it develops market presence in the U.S. Use of our brand label in foreign countries will be reviewed and considered on a case-by-case basis.

In support of this plan, we continue to assemble a sales team that is organized in alignment with the end consumer markets outlined above. The sales team concentrates its efforts on securing significant market share in its identified target markets.

Research and Development

We have established a talented, respected and results-oriented research and development team, with the proven ability to develop unique product formulations that fulfill user needs. Edward Walker, Ph.D., who developed our antimicrobial protection and skin healing technologies, leads the Company's research and development efforts. As a market-driven company, significant unmet product opportunities continue to be identified through comprehensive market research. New product endeavors are facilitated through product analysis, market opportunity assessment, product testing and user validation. Product concepts are qualified by marketing through interaction with customers, end users, and several internal sources before research and development begins.

Manufacturing and Raw Materials

Our depth in manufacturing capabilities ensures that we meet the required volumes, market demands, and various packaging formats for our products. We currently contract the manufacturing of products to carefully chosen and qualified production and co-packaging organizations that comply with both GMP and FDA guidelines. These providers have a depth of experience in manufacturing for various customers who require high quality products produced in FDA-compliant and registered facilities. Strict confidentiality agreements and protocols are imposed to protect our interests when qualifying contract manufacturers.

Competition

Our primary competitors are those companies already providing antimicrobial and antibacterial products, and the promise of a bacteria-free environment, to the professional health care, foodhandling and other workplace/consumer environments. The speed to market and demonstrated capability of designing unique products to address market opportunities and customer needs provides us a competitive edge to compete against larger, entrenched competitors. However, our principal competitors are mostly large, well established marketers that have recognized brands and customer bases that pose a significant barrier to our achieving our sales and marketing plans.

We have not been able to identify a competitor that provides a single product that simultaneously eliminates bacteria, improves skin condition and is effective for hours after use. Additionally, independent testing reveals that competitive products incorporating skin irritating active ingredients, such as alcohol, PCMX, CHG, Triclosan and iodine, cause skin degradation. This product landscape provides us with a critical competitive advantage. We believe we are well positioned to deliver products that specifically address problems associated with degradation of the skin caused by the irritating aspects of competitors' products, while also improving the skin's overall condition and providing antimicrobial persistence at higher levels.

Properties

Our corporate headquarters are located in approximately 5,000 square feet at 1877 West 2800 South, Suite 200, Ogden, Utah 84401. Located adjacent to the corporate offices is a recently completed, state-of-the-art research and development facility occupying approximately 2,000 square feet. Lease payments total approximately $7,400 per month. The lease expires on February 28, 2003 and annual rental increases are at the greater of CPI or 5%. A second location is at 2711 Midland Drive, Ogden, Utah 84401. Research and development, warehousing, mixing, and records storage are performed at this 2,200 square-foot FDA-compliant facility, as well as the management of environmental chambers for product stability testing. This facility is leased on a month-to-month basis for $875 per month.

PureSoft operates from space occupying 4,000 square feet in an office building located at 167 Exeter Rd., Newfield, New Hampshire. This office serves primarily as a sales and marketing location and facilitates our interface with several key manufacturing suppliers. East and West facilities serve strategic objectives in putting forth a national image, access to international shipping ports through an East Coast distribution warehouse, and for sales opportunities emanating from the federal government. The lease term expires December 31, 2004, with monthly rent payments of approximately $5,400. We paid rent for eight months in advance when the lease was entered into in January 2001, which gives PureSoft the last two months rent free under the lease. PureSoft also rents approximately 10,000 square feet of product storage space in a public warehouse in Nashua, New Hampshire for $4,000 per month. The lease on this facility runs through December 31, 2001.

Employees

As of December 31, 2000, we had 32 full-time employees in management, sales, administrative and technical positions. A total of 11 of these employees were employed by our subsidiary, PureSoft. Of the 32 full-time employees, 8 are in management, 11 in sales and marketing, 4 in research and development and 9 in administration and support. We also have 5 part-time employees. We consider relations with our employees to be very good.

None of our employees are covered by a collective bargaining agreement. We have not experienced any business interruption as a result of any labor disputes.

Legal Proceedings

We are not involved in any legal proceedings.


                                                              MANAGEMENT

Directors and Executive Officers

The following table sets forth certain information regarding our directors and executive officers as of January 9, 2001.

      Name                         Age  Position

Randall L. Hales                   33   President, CEO, Chairman of the Board
Bradley K. Andrews                 45   Chief Operating Officer
John L. Theler                     53   Chief Financial Officer
Douglas R. Warren                  66   Director
Edward B. Walker, Ph.D.            46   Director
Peter J. Sundwall, Jr., M.D. (1)   34   Director
Gary L. Crittenden (2)             46   Director
Dan C. Jorgensen (2)               61   Director
E. Todd Heiner (1)                 39   Director
Frank A. Cereska (2)               60   Director
Frank J. Wilich, Jr.               47   Director
Joe K. Johnson                     42   Director


(1)   Member of the Compensation Committee
(2)   Member of the Audit Committee

Randall L. Hales was appointed as our Chairman in August 2000. Mr. Hales has served as our Chief Executive Officer and as a member of the board since November 1999. From May 1999 until November 1999, Mr. Hales served as our Vice President of Sales and Marketing. Prior to joining us, Mr. Hales was managing director of the glazed wall tile division of Daltile International in Dallas, Texas from March 1995 until May 1999. From 1990 until 1995, Mr. Hales was employed by David Weekley Homes, where he held various operations and management positions, including general manager of operations. Mr. Hales holds a B.S. degree in engineering from Brigham Young University.

Bradley K. Andrews has more than 20 years of professional management experience. In September 1996, he founded the Ptarmigan Group, a healthcare consulting firm. While at the Ptarmigan Group, he co-founded Patientcom, an internet medical services company, and consulted for companies such as Aqualine Health Resources, NeighborCare, Inc., and OakCare, Inc. In 1993, Mr. Andrews was one of the three principal founders of Symphony Health Services, a wholly owned subsidiary of Integrated Health Services. He served as the senior vice president of operations and business development for Symphony. Mr. Andrews currently serves on the advisory board for SurfPartner.com, an online website review service. Mr. Andrews is a graduate of the University of Utah, where he earned a Bachelor of Science degree. Mr. Andrews joined us in May 2000.

John L.  Theler has been our Chief  Financial  Officer  since  July  2000.  From
January 1997 to March 2000, Mr. Theler was the Chief Financial Officer of Franklin Covey. From 1992 through 1996, Mr. Theler was employed by Rubbermaid, initially as Vice President of the Home Products Division and then as Corporate Controller. Mr.

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



Theler held progressive financial management positions for General Electric from 1971 until 1992. He holds a bachelor's degree from Brigham Young University in Business Management, and an MBA from Rensselaer Polytechnic Institute.

Douglas R. Warren joined the board in September 1998. From September 1998 until November 1999, Mr. Warren was our President. Prior to that, he served as the President of Linco from 1990 until its merger with us in September 1998. Before joining Linco, Mr. Warren was the founder and owner of Warren's Restaurants in Ogden, Utah and was engaged in real estate development in Park City, Utah.

Dr. Edward B. Walker joined the board in September 1998. He holds a B.S. degree from Weber State University and a doctorate degree in chemistry from Texas Tech University. After completing a post-doctoral fellowship in the Stanford University Department of Biochemical Pharmacology, Dr. Walker returned to Weber State University in 1981, where he is currently a professor of chemistry and director of the Utah Center of Excellence for Chemical Technology. Dr. Walker has received the Utah Governor's Medal for Science and Technology, Weber State University's Master Teacher Award, and is a Cortez Professor in the Honors Program at Weber State University. He has authored many scientific publications and two university-level chemistry textbooks.

Dr. Peter J. Sundwall, Jr. joined the board in September 1998. He holds a degree in Psychology and a master's degree in Educational Psychology and Doctor of Medicine degree from the University of Utah. Dr. Sundwall completed his family practice residency at St. Peters Hospital in Olympia, Washington, and entered private practice in June 1997. He is currently an associate physician with the American Fork Clinic, American Fork, Utah.

Gary L. Crittenden joined the board in March 2000. He is currently the Executive Vice President and Chief Financial Officer of American Express. Prior to joining American Express in June 2000, Mr. Crittenden was senior vice president and CFO of Monsanto Chemical Company, executive vice president and chief financial officer of Sears Roebuck and Company from 1996 through 1998, and senior vice president and chief financial officer of Melville Corporation, Rye, New York from 1994 to 1996. Mr. Crittenden has also served as a consultant to Bain & Company in Boston, where he held senior management and marketing positions. Mr. Crittenden serves on the board of directors for Ryerson-Tull and Wilson's The Leather Expert. Mr. Crittenden earned a bachelor's degree from Brigham Young University and an MBA degree from Harvard University.

Dan C. Jorgensen joined the board in March 2000. Since 1994, Mr. Jorgensen has been president of Jorgensen Associates, a consulting firm specializing in energy, financial services and investment projects in developing countries and Russia. From 1986 to 1994, Mr. Jorgensen was a senior executive at AIG working on debt recovery projects in third world nations and director of AIG business in the former Soviet Union, where he founded the Russian American Investment Bank. From 1965 to 1986, Mr. Jorgensen was a senior executive at Citicorp working in corporate lending, foreign exchange, investment banking and risk management. He founded Citicorp Insurance USA and Citicorp Insurance Bermuda. Mr. Jorgensen serves on several boards including Conseco Bank (Utah), The Utah Symphony, Snow College Foundation (Utah), and Foundation Jean Monnet pour l' Europe (Switzerland). Mr. Jorgensen holds a bachelor's degree from Brigham Young University and an MBA degree from Harvard University.

E. Todd Heiner joined the board in March 2000. He is Vice President, National Sales and Operations, of Voicestream Wireless Corporation. As one of that company's first 10 employees, Mr. Heiner has also held positions of director of sales, managing director and executive director. A former employee of McCaw Cellular, Mr. Heiner was instrumental in launching the first cellular services in Utah and Idaho in 1986. He received a B.A.
in Communications from Utah State University in 1985.

Frank A. Cereska joined the board in March 2000. He is presently the president of Canaan Enterprises, Inc., an operations management consulting group. He was vice president and general manager of feminine care and adult incontinence care products for Paragon Trade Brands, Inc., prior to his retirement from Paragon in June 2000. He also previously worked as senior vice president of infant care products manufacturing for Paragon. Before joining Paragon, Mr. Cereska held senior management positions with Thiokol Corporation (Cordant Technologies) and managed several manufacturing facilities for Kimberly-Clark Corporation. He received a B.S. Degree from

Western Michigan University in 1965 and a M.S. in Physical and Biological Sciences from Syracuse University in 1969.

Frank J. Wilich, Jr. joined the board in November 2000. Mr. Wilich is one of the original founders of our subsidiary, PureSoft, and currently works with PureSoft as a consultant focusing on government relations and the food service industry. Since 1996, Mr. Wilich has worked as a private investor with FW Associates, where he founded three other companies: Incon Development, Inc., Continuum Care Technologies, Inc., and Embrace Healthcare, Inc. Prior to 1996 Mr. Wilich served as President and Treasurer of Polychem Corporation, a medical products company. He also worked as Chief Executive Officer of Pharmco Products, Inc. and Director of Marketing at American Hospital Supply (currently Allegiance Corporation). He holds a B.A. Degree in English from Dartmouth College and an MBA from the University of New Hampshire Whittemore School of Business and Economics.

Joe K. Johnson joined the board in January 2001, and is the nominee representative of Aspen Capital under the second amendment agreement. He has been the Manager of Aspen Capital since June 1999. Since 1996, Mr. Johnson has engaged on his own behalf in private business investment activity. This activity consists of investing in debt and equity securities of various public and private companies. Mr. Johnson is also affiliated through Aspen Capital's ownership with Flexpoint Sensor Systems, Inc., E-Automate Corporation, and The Murdock Group Holding Corporation.

Board of Directors Committees and Other Information

All directors hold office until the next annual meeting of shareholders and until their successors have been duly elected and qualified. Officers are elected by and serve at the discretion of the Board of Directors. There are no family relationships among our directors or officers.

The board of directors currently has an Audit Committee and a Compensation Committee. The Audit Committee oversees the actions taken by our independent auditors and reviews our internal financial and accounting controls and policies. The Compensation Committee is responsible for determining salaries, incentives and other forms of compensation for our officers and administers our stock option plan.

Director Compensation

Members of the board of directors who are not also serving as executive officers receive a fee of $500 per meeting for attendance or participation in regular meetings of the board. We also reimburse their expenses incurred in connection with that attendance or participation. In 1998, 1999 and 2000, new outside directors were also granted options to purchase common stock when they joined the board.

Executive Compensation

Summary Compensation Table

The following table sets forth, for the three fiscal years ended December 31, 2000, the compensation paid to our Chief Executive Officer (the "named executive officer"). No other executive officer serving at December 31, 2000 received salary and bonus for all services in all capacities during the year then ended in excess of $100,000.

                                                                                                                    Long-Term
                                                                                                                  Compensation
                                                                                                                     Awards
                                                                                                              --------------------
                                                         Annual Compensation
                                        -----------------------------------------------------------------     --------------------
          Name
          and                                                                           Other Annual               Securities
        Principal                              Salary               Bonus               Compensation               Underlying
        Position         Year                  ($)(1)                ($)                     ($)                   Options (#)
------------------ ----------------     -------------------  --------------------- ----------------------     --------------------
Randall L. Hales               2000     $     123,322                       --                   --                          -
President, CEO                 1999     $      58,650                       --                   --                    500,000
                               1998     $           -                       --                   --                          -


      (1) This table does not include John L. Theler, who was hired in July 2000 as our Chief Financial Officer, or Bradley K. Andrews, who became our Chief Operating Officer in August 2000. Each of Messrs. Theler and Andrews were initially paid at an annual salary rate of $110,000. Their annual salaries were increased to an annual rate of $140,000 each, effective November 1, 2000.

Option Grants in the Last Fiscal Year

No options were granted to the named executive officer in the last fiscal year. John L. Theler, our Chief Financial Officer and Bradley K. Andrews, our Chief Operating Officer, were each granted 100,000 shares at an exercise price at $3.00 per share after joining us in 2000. They were also each granted an additional 150,000 shares on November 22, 2000, at an exercise price of $0.1875 per share. For each of these grants, options to purchase the first 40% of shares vested at the date of grant; options to purchase the next 30% will vest on the first anniversary of the date of grant; and options to purchase the final 30% will vest on the second anniversary of the date of grant.

Aggregated Option Exercises in Last Fiscal Year and Year End Option Values

The following table sets forth information concerning the exercise of options to acquire shares of our common stock by the named executive officer during the fiscal year ended December 31, 2000, as well as the aggregate number and value of unexercised options held by the named executive officer on December 31, 2000. No options indicated were in the money at December 31, 2000.


                                                                              Underlying              Value of unexercised
                                                                          unexercised options         In-the-money options
                                                                            at December 31,                    at
                         Shares Acquired                                       2000 (#)              December 31, 2000 ($)
                                on                                           Exercisable/                 Exercisable/
            Name           Exercise (#)       Value Realized ($)             Unexercisable               Unexercisable

------------------- --------------------- ---------------------------  -------------------------  ----------------------------
Randall L. Hales               None                   N/A                   350,000/150,000                   $0/$0


                           PRINCIPAL SECURITY HOLDERS

The following table sets forth certain information known to us with respect to the beneficial ownership of our common stock as of December 31, 2000, for: (i) each entity, group or person that is known by us to beneficially own 5% or more of our outstanding common stock, (ii) each of our directors, (iii) each of our executive officers, and (iv) our directors and executive officers as a group. To the best of our knowledge, each shareholder identified below has voting and investment power with respect to all shares of common stock shown, unless community property laws or footnotes to this table are applicable. Unless otherwise indicated, the address of the shareholder is c/o our principal executive offices, 1877 West 2800 South, Suite 200, Ogden, Utah 84401.


                                                                            Amount and
                                                                             Nature of               Percent of
                                                                             Beneficial             Common Stock
                  Name and Address of Beneficial Owner                      Ownership(1)            Outstanding
Darrell J. Saunders
   998 Fifth Street
   Ogden, Utah 84401                                                           2,181,450                  9.5%

Charles L. Crittenden (2)
   2334 Filmore
   Ogden, Utah 84401                                                           1,991,452                  8.6%

Aspen Capital Resources, LLC (3)
   8989 S. Schofield Cir.
   Sandy, Utah 84093                                                          19,534,212                 45.9%

Joe K. Johnson (4)
   Director                                                                   19,534,212                 45.9%

Edward B. Walker(5)
   Director                                                                    5,323,670                 23.1%

Douglas R. Warren(6)
   Director                                                                    1,369,785                  5.9%

E. Todd Heiner (7)
   Director                                                                      965,000                  4.1%

Randall L. Hales(8)
   Chief Executive Officer, Chairman                                             350,000                  1.5%

Peter Sundwall(9)
   Director                                                                       63,333                     *

Bradley K. Andrews (8)                                                           100,000                     *
   Chief Operating Officer

John L. Theler (8)
   Chief Financial Officer                                                       100,000                     *

Frank J. Wilich, Jr. (8)                                                          29,175                     *

Gary Crittenden(8)
   Director                                                                       24,500                     *

Dan C. Jorgensen(8)
   Director                                                                       24,500                     *

Frank Cereska (8)
   Director                                                                       15,000                     *

All directors and executive officers as a group (12 persons)(10)              27,899,175                 63.7%

* Less than one percent.

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options, warrants, or other convertible instruments held by that person that are exercisable or convertible within 60 days of December 31, 2000, are deemed outstanding. Such shares, however, are not deemed outstanding for purposes of computing the ownership of any other person.

(2) Charles Crittenden, a former director, is the father of Gary Crittenden, and disclaims beneficial ownership of any shares of our common stock held by Gary Crittenden.

(3) Consists of 4,800 shares of common stock held by Aspen Capital; and 19,529,412 shares of common stock issuable upon conversion of 3,652 shares of Series B preferred stock, assuming immediate conversion at a price of $0.187. The number reflected in the table does not take into account a contractual limitation against Aspen Capital's owning more than 42% except in certain circumstances described more fully in "Description of Securities."

(4) All shares owned of record by Aspen Capital, of which Mr. Johnson is the manager and principal owner. Excludes certain shares pledged to Mr. Johnson and/or Aspen Capital by a third party as collateral for a loan and which may be acquired under the terms of the applicable pledge agreement.

(5) Includes 2,620,000 shares held by Cbar E LC, a limited liability company of which Dr. Walker is a managing partner; 2,463,670 shares held jointly by Dr. Walker and his wife; 100,000 shares held by a trust of which Dr. Walker is the administrator; 100,000 shares held by a second trust of which Dr. Walker is the administrator; and 40,000 shares held by Edward Brian Walker, Dr. Walker's son, who lives at the same residence as Dr. Walker. Dr. Walker disclaims beneficial ownership of the shares held by the limited liability company, the two trusts, and his son.

(6) Consists of 1,179,785 shares of common stock and 190,000 shares of common stock issuable upon exercise of stock options which are exercisable currently or within 60 days of December 31, 2000.

(7) Consisting of 633,333 shares of common stock, 15,000 shares of common stock issuable upon exercise of stock options which are exercisable currently or within 60 days of December 31, 2000, and 316,667 shares of common stock issuable upon the exercise of warrants which are exercisable currently or within 60 days of December 31, 2000.

(8) Consisting of shares of common stock issuable upon exercise of stock options which are exercisable currently or within 60 days of December 31, 2000.

(9) Consisting of 13,333 shares of common stock and options to purchase 50,000 shares of common stock exercisable within 60 days of December 31, 2000.

(10) Based on a total of 23,045,436 shares issued and outstanding, together with shares issuable upon the exercise of options, warrants or conversion rights held by the members of the group exercisable or becoming exercisable within 60 days. Duplicate entries eliminated.

                              CERTAIN TRANSACTIONS

In September 1998, we entered into a private consulting agreement with Jerral R. Pulley, now a former director, to consult on marketing and market development. The agreement originally was for $10,000 per month, and had a one-year initial term, renewable for additional one-year terms. On August 1, 2000, the compensation under Mr. Pulley's agreement was reduced to $7,500 per month. In October 2000, Mr. Pulley joined us as a full-time employee and his private consulting agreement was terminated.

In September 1998, we entered into an agreement with Pharmulations, LLC, an entity owned and controlled by Dr. Edward B. Walker, a director of the Company, to consult on product research and development for a period of three years. Under this agreement, Dr. Walker was to be paid $7,000 per month for the first year, $8,000 per month for the second year, and $9,000 per month for the third year of the agreement, with the changes occurring in October of each successive years. An amended consulting agreement and a master development agreement were entered into on January 4, 2001. Under these agreements, Pharmulations is paid $9,000 per month, with annual increases of $1,000 per month in October of each year the agreements continue in effect. We may also pay cash or stock bonuses based on the value of Pharmulations' services as determined in our discretion. We may terminate the consulting agreement for cause or in the event that Dr. Walker becomes permanently disabled, dies, or otherwise ceases to provide personal services or to own less than 66% of the equity of Pharmulations. In the event of disability, the consulting fee would continue to be paid for a period of 12 months from the date of termination of the consulting agreement. The consulting agreement, as amended, also contains covenants against competition and covenants of confidentiality and nondisclosure binding Pharmulations and its affiliates, including Dr. Walker.

In November 1999, we entered into an agreement with our former Chief Executive Officer, Douglas R. Warren, for general business consulting. Under this agreement, Mr. Warren was to be paid $5,000 per month, and the agreement was for a period of two years, subject to an early termination of six months following the commencement of public trading of our common stock. Accordingly, Mr. Warren's agreement may be terminated on April 26, 2001.

On May 16, 2000, we signed the purchase agreement with the selling stockholder, Aspen Capital, an entity controlled by Joe K. Johnson, a member of our board of directors since January 8, 2001. Under the purchase agreement, the selling stockholder purchased 4,000 shares of Series A preferred stock and warrants for net proceeds to us of $3,600,000. The selling stockholder subsequently converted 348 shares of Series A preferred stock into 2,000,000 shares of common stock, which it then sold into the market at an average price of approximately $0.37 per share.

On November 13, 2000, we entered into the amendment agreement with the selling stockholder to amend the terms of the purchase agreement. We entered into the second amendment agreement as of December 29, 2000 with the selling stockholder, which modified the terms of the purchase agreement and the amendment agreement. Under the second amendment agreement, we agreed to adopt a certificate of designation for a new series of preferred stock, the Series B preferred stock. The selling stockholder exchanged all of the remaining shares of Series A preferred stock for an equal number of Series B preferred stock. The terms of the Series B preferred stock are described in more detail in the section "Description of Securities."


                            DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 50,000,000 shares of common stock, $0.001 par value per share, and 1,000,000 shares of preferred stock, $.001 par value per share. We have created two classes of preferred stock: the Series 2000-A Convertible preferred stock and the Series 2000-B Convertible preferred stock. As of December 31, 2000, there were no outstanding shares of Series A preferred stock and there were 3,652 shares of Series B preferred stock outstanding.

Common Stock. The holders of common stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders. The holders of common stock are entitled to receive such dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from legally available funds. Upon liquidation or dissolution the holders of common stock are entitled to receive, pro rata, assets remaining available for distribution to stockholders. The common stock has no cumulative voting, preemptive or subscription rights and is not subject to any future calls. There are no conversion or redemption rights applicable to the shares of common stock. All the outstanding shares of common stock are fully paid and non-assessable. Our transfer agent is Colonial Stock Transfer Co, 544 East 400 South, Suite 100, Salt Lake City, Utah 84111.

Preferred Stock. The Board of Directors is authorized without further action by the stockholders, to issue, from time to time, up to a total of 1,000,000 shares of preferred stock in one or more classes or series, and to fix or alter the designations, power and preferences and relative participation, option or other rights, if any, and qualifications, limitations or restrictions thereof, including, without limitation, dividend rights (and whether dividends are cumulative), conversion rights, if any, voting rights (including the number of votes, if any, per share), redemption rights (including sinking fund provisions, if any), and liquidation preferences of any unissued shares or wholly unissued series of preferred stock, and the number of shares constituting any such class or series and its designation and to increase or decrease the number of such class or series subsequent to the issuance of shares of such class or series, but not below the number of shares of such class or series then outstanding. The issuance of any series of preferred stock under certain circumstances could have the effect of delaying, deferring or preventing a change in control and could adversely affect the rights of the holders of the common stock.

Series B Preferred Stock. The Board of Directors has authorized the issuance of a total of 4,000 shares of Series B preferred stock. The rights and preferences of the Series B preferred stock include the following:

Conversion - The selling stockholder has the right, but not the obligation to convert the stated value and any accrued and unpaid dividends thereon into shares of our common stock by dividing the stated value of such shares to be converted together with any accrued but unpaid dividends thereon by the conversion price, which is 80% of the average of the three lowest closing bid prices for the common stock quoted on the Nasdaq Stock Market System or reported on the NASD Electronic Bulletin Board during the 15 trading days preceding the conversion date, subject to a maximum conversion price of $1.20 per share. The conversion rate is limited to 42% of the fully diluted capital stock during the period April 3, 2001 through December 31, 2001, if there has not been an event of noncompliance. In addition, the holder of the Series B preferred stock has agreed that prior to April 3, 2001, it will not (1) offer or sell any shares of our common stock or enter into any swap or other similar arrangement at prices less than $0.25 per share, or (2) convert any shares of Series B preferred stock. Additionally, the selling stockholder agreed to surrender all of the warrant certificates received in connection with the purchase agreement for cancellation, provided that (1) all of the terms of the second amendment agreement have been met; (2) we have redeemed all of the Series B preferred stock as provided in the certificate of designation for such series, and (iii) no event of noncompliance has occurred.

On or after April 3, 2001, the selling stockholder may convert the stated value of all of the issued and unconverted shares of Series B preferred stock, together with all accrued and unpaid dividends thereon and cash in an amount, which when added to the stated value and unpaid dividends equals $3,652,000, into that number of shares of our common stock which equals 42% of our fully diluted capital stock after adjustment. The term "fully diluted capital stock after adjustment" is defined in the certificate of designation as the sum of (x) all issued and outstanding shares of common stock, (y) those shares of common stock to be issued upon conversion of the Series B preferred stock on the applicable conversion date, and (z) all shares of common stock issuable upon the conversion of convertible securities, excluding the Series B preferred stock, and the exercise of common stock purchase options and warrants having a conversion price or an exercise price less than $0.75 per share. This conversion right may be exercised any time from April 3, 2001 through and including December 31, 2001. However, upon an event of noncompliance, all of the Series B preferred stock becomes immediately convertible notwithstanding any timing or other restrictions.

Adjustment of the Conversion Price - If, after April 3, 2001, we issue or sell any shares of common stock or grant any rights or options to purchase common stock or any stock or other securities convertible into or exchangeable for common stock or issue or sell any convertible securities, and the value per share for such common stock issuable is less than the fair market value per share, the conversion price of the preferred stock is reduced according to a formula defined in the certificate of designation.

Dividends - The selling stockholder is entitled to receive cumulative dividends equal to 8% per year and payable quarterly. However, if there is an event of noncompliance, the selling stockholder is entitled to receive cumulative dividends equal to 21% per year. The selling stockholder at its option may elect to receive payment of dividends in cash or in shares of our common stock at the conversion price. If the selling stockholder chooses to receive payment of dividends in the form of shares of common stock, the selling stockholder is required to give written notice of such election to us at least five business days before the last business day of the quarter.

Optional Redemption - We have the right to redeem all of the outstanding shares of Series B preferred stock by paying to the selling stockholder the sum of $6,500,000 (the "optional redemption price"). We must exercise this right before the close of business on April 2, 2001. We may not redeem any Series B preferred stock unless all dividends accrued on the outstanding Series B preferred stock through December 31, 2000 have been paid in full. Dividends for the period
January 1, 2001 through the date of the optional redemption will be deemed included in the optional redemption price. We may not redeem any share of Series B preferred stock that has been converted or for which a notice of conversion has been delivered prior to the date notice of optional redemption is given by us to the holder of the Series B preferred stock.

Mandatory Redemption - The selling stockholder may require us to redeem all of the outstanding shares of Series B preferred stock at a price equal to 125% of the stated value per share, plus accrued and unpaid dividends and penalties (the "mandatory redemption price") if an event of noncompliance occurs. The selling stockholder may not exercise its mandatory redemption right prior to April 3, 2001, unless Randall L. Hales ceases to be employed by us full time, or Pharmulations, LLC (specifically Edward Walker) ceases to act as our consultant.

If we exercise the optional redemption right, or the selling stockholder exercises its mandatory redemption right, and we fail to pay the optional redemption price or the mandatory redemption price, respectively, dividends will accrue on the outstanding Series B preferred stock from the date the payment was to have been made at a default rate of 21% per annum, and the conversion price for any subsequent conversion of Series B preferred stock will be reduced by $0.50 per share.

Under the certificate of designation, an event of noncompliance occurs if (1) we fail to pay on any dividend payment date the full amount of dividends then accrued, (2) we fail to make any redemption payment which we are required to make, (3) we breach or otherwise fail to perform or observe any material provision of the purchase agreement and such failure is not cured within 15 days after the occurrence thereof, (4) any representation or warranty contained in the purchase agreement or required to be furnished to any holder is false or misleading in any material respect, (5) we make an assignment for the benefit of creditors or admit in writing the inability to pay our debts generally as they become due, or an order, judgment or decree is entered adjudicating us bankrupt or insolvent, (6) any material provision of the purchase agreement shall at any time for any reason be declared to be null and void, (7) (A) any registration statement required to be filed by us and declared effective by the Securities and Exchange Commission pursuant to the purchase agreement shall not become effective as provided in the purchase agreement or shall cease to be effective prior to the sale of all shares registered thereunder, (B) the Securities and Exchange Commission shall issue any stop order suspending the effectiveness under the Securities Act of any registration statement required to be filed by us and declared effective by the Securities and Exchange Commission pursuant to the purchase agreement or any state securities commission suspends the qualification of the securities covered thereby for offering for sale in any jurisdiction, (C) any proceeding for purposes of either (A) or (B) above is initiated, or (D) the common stock is suspended from trading on or the price for the common stock is not quoted or reported on the Nasdaq Stock Market System or the NASD Electronic Bulletin Board, (8) we at any time do not have the required number of reserved and available authorized but unissued shares of common stock, or (9) there is any material adverse change in our business, condition (financial or otherwise), prospects, or results of operations taken as a whole.

Voting Rights - Each share of Series B preferred stock issued and outstanding has the number of votes equal to the number of shares of common stock into which the share of Series B preferred stock is convertible.

Reserved Shares - We are required to reserve shares of our common stock, solely for the purpose of issuance upon the conversion of all outstanding Series B preferred stock.

Registration Rights - At the time the Series B preferred stock was issued in exchange for the outstanding shares of Series A preferred stock, we agreed to register the shares of common stock issuable upon conversion of the Series B preferred stock as required by the purchase agreement, as amended. We filed the registration statement of which this prospectus is a part to satisfy those registration rights. If this or any other registration statement filed by us in connection with the purchase agreement or any amendment agreement ceases to remain effective as provided in the purchase agreement, we are required to issue to the selling stockholder on such date and on every date which is 30 days or a multiple thereof after such date, until such registrations or qualifications shall become effective, additional shares of common stock equal in number to 5% of the total number of shares of common stock issued or issuable upon conversion of all issued and outstanding Series B preferred shares and to cause the resale of all such additional shares to be included in the registrations or qualifications.

Warrants. The warrants were issued in connection with a private placement of our Series A preferred stock. Each warrant entitles the holder to purchase one share of common stock at an exercise price of $2.25 per share. As of December 29, 2000, 2,000,000 warrants had been issued. The holder of the warrants will not possess any right as a shareholder unless or until it exercises the warrants.

The warrants are exercisable from November 16, 2001, or earlier upon the occurrence of an event of default or a change in control. Warrants are exercisable through May 16, 2004, provided that at the time of exercise a current prospectus relating to the common stock is then in effect and the common stock is qualified for sale or exempt from qualification under applicable state securities laws. The warrants are not subject to early redemption by us. However, under the terms of the second amendment agreement, the selling stockholder has agreed to surrender all of the warrants received in connection with the purchase agreement for cancellation, provided that (i) all of the terms of the second amendment agreement have been met; (ii) we have redeemed all of the Series B preferred stock as provided in the certificate of designation for such series, and (iii) no event of noncompliance has occurred.

The warrants may be exercised upon surrender of the certificate(s) therefor on or prior to the expiration or the redemption date at the offices of Colonial Stock Transfer Company, 544 E. 400 S. Suite 100, Salt Lake City, Utah 84111, our warrant agent (the "Warrant Agent") with the subscription form on the reverse side of the certificate(s) completed and executed as indicated, accomplished by payment (in the form of a certified or cashier's check payable to "First Scientific, Inc.") of the full exercise price for the number of warrants being exercised.

The purchase agreement provides that the warrant holder may exercise by paying for the underlying shares of common stock in cash or by means of a cashless exercise, whereby, if applicable, the requisite number of shares of common stock to be issued on such exercise would be reduced as if they had been sold and the excess proceeds applied to cover the exercise price of the remaining shares of common stock.

The warrants contain provisions that protect the holders thereof against dissolution by adjustment of the exercise price per share and the number of shares issuable upon exercise thereof upon the occurrence of certain events including issuances of common stock (or options or securities convertible, exchangeable or exercisable into common stock) at less than market value, stock dividends, stock splits, mergers, sale of substantially all of our assets, and for other extraordinary events; provided, however, that no such adjustment shall be made upon, among other things (i) the issuance or exercise of options or other securities under employee benefit plans (ii) the sale or exercise of outstanding warrants, or (iii) the conversion of shares of our preferred stock to common stock.


                               SELLING STOCKHOLDER

The shares being offered by Aspen Capital consist of shares of our common stock that may be issued by us from time to time pursuant to conversions of the Series B preferred stock. For additional information about the conversion feature of the preferred stock, see "Financing Arrangement with Aspen Capital Resources, LLC" and "Description of Securities." The address of the selling stockholder is 8989 S. Schofield Circle, Sandy, Utah 84093.

The following table provides information about the actual and potential ownership of shares of our common stock by the selling stockholder upon actual or hypothetical conversions of the Series A preferred stock and the Series B preferred stock and the related warrants as of December 31, 2000, and the number of such shares that may be resold under this prospectus. The number of shares of common stock issuable upon conversion of the Series B preferred stock will vary according to the market price at and immediately preceding the conversion date. Solely for purposes of estimating the number of shares of common stock that would be issuable to the selling stockholder as set forth in the table below, we and the selling stockholder have assumed a hypothetical conversion of all of the outstanding Series B preferred stock owned by the selling stockholder as of December 31, 2000, on which date the conversion price would have been $0.187 per share. The actual conversion price and the number of shares issuable upon such conversion could differ substantially and for purposes of the following table we have not taken into consideration the 42% limitation in effect for conversion on or after April 3, 2001, but on or before December 31, 2001. The following information is not determinative of the selling stockholder's beneficial ownership of our common stock pursuant to Rule 13d-3 or any other provision under the Securities Exchange Act of 1934.


                                              Shares Beneficially Owned          Number of Shares      Shares Beneficially Owned
             Stockholder                           Prior to Offering                Being Offered            After Offering(1)
                                                    Number      Percent(2)                                    Number     Percent
--------------------------------              --------------   ------------     ------------------      --------------  ------------
Aspen Capital Resources, LLC                  21,534,212 (3)     48.3%              19,529,412 (4)              (5)       (5)



(1) Assuming the sale by the selling stockholder of all of its shares of common stock offered hereunder. There can be no assurance that any of the shares of common stock offered hereby will be sold.

(2) The percentages set forth above have been computed assuming the number of shares outstanding equals the sum of (a) 23,045,436, which is the number of shares of common stock actually outstanding on December 31, 2000, and
      (b) shares of common stock issuable upon conversion of the preferred stock and the exercise of the warrants, without giving effect to the 42% maximum conversion for the period April 3, 2001 through December 31, 2001.

(3) Includes 4,800 shares of common stock owned by the selling stockholder; up to 19,529,412 shares of common stock representing the shares issuable by us upon the conversion of the Series B preferred stock, assuming a hypothetical conversion of all of the outstanding shares of Series B preferred stock on December 31, 2000, and up to 2,000,000 shares of common stock issuable upon exercise of the warrants, assuming a hypothetical exercise of all 2,000,000 warrants. The actual number of shares of common stock that will be issued to the selling stockholder in the event of conversion pursuant to the purchase agreement will vary, and may vary materially from the totals set forth.

(4) Includes up to 19,529,412 shares of common stock representing the shares issuable by us upon the conversion of the Series B preferred stock, assuming a hypothetical conversion of all of the outstanding shares of Series B preferred stock as December 31, 2000. The actual number of shares of common stock that will be issued to the selling stockholder in the event of conversion pursuant to the purchase agreement will vary, and may vary materially from the totals set forth.

(5) There can be no assurance that any of the shares of common stock will be issued to the selling stockholder pursuant to the purchase agreement and therefore that any of the shares offered hereby will be sold by the selling stockholder.


                              PLAN OF DISTRIBUTION

To the extent required under the Securities Act, a supplemental prospectus will be filed, disclosing (a) the name of any broker-dealers; (b) the number of shares of common stock involved; (c) the price at which the common stock is to be sold; (d) the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable; (e) that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, as supplemented; and (f) other facts material to the transaction.

We and the selling stockholder will be subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and, insofar as the selling stockholder is a distribution participant and we, under certain circumstances, may be a distribution participant, Regulation M. All of the foregoing may affect the marketability of the common stock.

We have been advised by Aspen Capital that it may sell the common stock from time to time in transactions in the over-the-counter market on the NASD Electronic Bulletin Board (or any exchange where the common stock is then listed), in negotiated transactions, or otherwise, or by a combination of these methods, at fixed prices which may be changed, at market prices at the time of sale, at prices related to market prices or at negotiated prices. Aspen Capital may effect these transactions by selling the common stock to or through broker-dealers, who may receive compensation in the form of discounts, concessions or commissions from Aspen Capital or the purchasers of the common stock for whom the broker-dealer may act as an agent or to whom it may sell the common stock as a principal, or both. The compensation to a particular broker-dealer may be in excess of customary commissions.

Aspen Capital is an "underwriter" within the meaning of the Securities Act in connection with the sale of the common stock offered hereby. Assuming that we are in compliance with the conditions of the common stock purchase agreement, Aspen Capital must accept puts of shares from us, subject to maximum aggregate dollar amounts, during the term of the agreement. Broker-dealers who act in connection with the sale of the common stock may also be deemed to be underwriters. Profits on any resale of the common stock as a principal by such broker-dealers and any commissions received by such broker-dealers may be deemed to be underwriting discounts and commissions under the Securities Act. Any broker-dealer participating in such transactions as agent may receive commissions from Aspen Capital (and, if they act as agent for the purchaser of our common stock, from such purchaser). Broker-dealers may agree with Aspen Capital to sell a specified number of shares of our common stock at a stipulated price per share, and, to the extent such a broker-dealer is unable to do so acting as agent for Aspen Capital, to purchase as principal any unsold common stock at the price required to fulfill the broker-dealer commitment to Aspen Capital. Broker-dealers who acquire common stock as principal may thereafter resell the common stock from time to time in transactions (which may involve crosses and block transactions and which may involve sales to and through other broker-dealers, including transactions of the nature described above) in the over-the-counter market, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such resales may pay to or receive from the purchasers of such common stock commissions computed as described above. The price at which the common shares will be issued by us to Aspen Capital may fluctuate. See "Financing Arrangement with Aspen Capital Resources, LLC."

The common stock offered hereby is being registered pursuant to our contractual obligations, and we have agreed to pay the costs of registering the shares hereunder.


                                  LEGAL MATTERS

Durham Jones & Pinegar, Salt Lake City will pass upon certain legal matters with respect to the shares of the common stock offered hereby.


                                     EXPERTS

Hansen, Barnett & Maxwell, LLP, independent auditors, have audited, as set forth in their report thereon appearing elsewhere herein, our financial statements as of December 31, 1999 and 1998, and for the years then ended, that appear in this prospectus. The financial statements referred to above are included in reliance upon the reports by the auditors given upon their authority as experts in accounting and auditing.

                  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
                     ON ACCOUNTING AND FINANCIAL DISCLOSURE

Subsequent to the year ended December 31, 1999, on August 1, 2000, we appointed Arthur Andersen LLP to replace Hansen Barnett & Maxwell as our independent auditors for the fiscal year ended December 31, 2000.

The report of Hansen Barnett & Maxwell on our consolidated financial statements for the year ended December 31, 1999 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principle.

The decision to engage Arthur Andersen as our independent auditors was approved by our board of directors, and later approved by our shareholders at the Annual Meeting of Shareholders held in 2000.

In connection with the audit for the year ended December 31, 1999, and through August 1, 2000, we have had no disagreements with Hansen Barnett & Maxwell on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Hansen Barnett & Maxwell would have caused it to make reference thereto in its report on the consolidated financial statements for such year.

Through January 9, 2001, there have been no reportable events (as defined in Item 304(a)(1)(v) of Regulation S- B).


              DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

Our certificate of incorporation provides that to the fullest extent permitted by Delaware law, our directors shall not be liable for certain acts or breaches of duty. The certificate of incorporation also contains provisions entitling the officers and directors to indemnification to the fullest extent permitted by the Delaware General Corporation Law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons under these provisions of our certificate of incorporation and bylaws, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.


                    WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form SB-2 under the Securities Act with respect to the shares to be sold in this offering. This prospectus does not contain all the information contained in the registration statement. For further information with respect to us and the shares to be sold in this offering, reference is made to the registration statement and the exhibits and schedules filed with the registration statement. We have described all material information for each contract, agreement or other document filed with the registration statement in this prospectus. However, statements contained in this prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete. As a result, you should refer to the copy of the contract, agreement or other document filed as an exhibit to the registration statement for a complete description of the matter involved.

You may read and copy all or any portion of the registration statement or any reports, statements or other information that we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings, including this registration statement, are also available to you without charge from the SEC Web site, which is located at http://www.sec.gov.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS
                                                                            Page

Report of Independent Certified Public Accountants                           F-1

Consolidated Balance Sheets - December 31, 1999 and 1998                     F-2

Consolidated   Statements of Operations  for the Years Ended  December 31,
               1999 and 1998 and for the Cumulative  Period from April 30,
               1990 (Date of Inception) through
               December 31, 1999                                             F-3

Consolidated   Statements  of  Stockholders'  Equity  for  the  Cumulative
               Period  from  April 30,  1990 (Date of  Inception)  through
               December 31, 1997 and for the Years Ended December
               31, 1998 and 1999                                             F-4

Consolidated   Statements  of Cash Flows for the Years Ended  December 31,
               1999 and 1998, and for the Cumulative period from April 30,
               1990 (Date of Inception) through December
               31, 1999                                                      F-6

Notes to Consolidated Financial Statements                                   F-7

Condensed Consolidated Balance Sheets (Unaudited) as of September 30, 2000
               and December 31, 1999                                         Q-1

Condensed      Consolidated  Statements  of Operations  and  Comprehensive
               Loss  (Unaudited)  for the  Three  and  Nine  Months  Ended
               September 30, 2000 and 1999 and for the  Cumulative  Period
               from April 30, 1990
               (Date of Inception) through September 30, 2000                Q-2

Condensed Consolidated Statements of Cash Flows (Unaudited) for the Nine
               Months Ended September 30, 2000 and 1999 and for the
               Cumulative Period from April 30, 1990 (Date of Inception)
               through September 30, 2000                                    Q-3

Notes to Condensed Consolidated Financial Statements (Unaudited)             Q-4

Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Year
               Ended December 31, 1999                                      PF-2

Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Nine
               Months Ended September 30, 2000                              PF-3

Notes to Unaudited Pro Forma Condensed Consolidated Statements
               of Operations                                                PF-4

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 25. INDEMNIFICATION OF DIRECTORS AND OFFICERS

      Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

      Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect to any claim issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

      Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any such action, suit or proceeding referred to in subsections (a) and (b) of
Section 145 or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that the indemnification provided for by Section 145 shall not be deemed exclusive of any other rights which the indemnified party may be entitled; that indemnification provided by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person's heirs, executors and administrators; and empowers the corporation to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

      Section 102(b)(7) of the General Corporation Law or the State of Delaware provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of the director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

      Article Seventh of our Certificate of Incorporation, as amended, provides that "[a] director of the corporation shall not be personally liable for monetary damages to the corporation or its stockholders for breach of any fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derives an improper personal benefit.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

      The following table sets forth the various expenses to be incurred in connection with the sale and distribution of the securities being registered hereby, all of which will be borne by the Company. All amounts shown are estimates except the Securities and Exchange Commission registration fee.

Filing Fee - Securities and Exchange Commission           $  1,548.75
Legal fees and expenses of the Company                      75,000.00
Accounting fees and expenses                                45,000.00
Blue Sky fees and expenses                                   5,000.00
Printing expenses                                            2,500.00
Miscellaneous expenses                                    $ 10,000.00
                                                          ------------

Total Expenses                                            $139,048.75


ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES

Year Ended December 31, 2000

On May 16, 2000, the registrant entered into a private placement purchase agreement with Aspen Capital Resources, LLC for the purchase of up to 4,000 shares of Series 2000-A Convertible preferred stock for net proceeds of $3,600,000. The registrant also granted Aspen Capital warrants to purchase up to 2,000,000 shares of common stock in connection with the purchase agreement.

On December 29, 2000, the registrant entered into a subsequent agreement with Aspen Capital pursuant to which Aspen Capital agreed to exchange each share of its unconverted Series A preferred stock for one share of Series 2000-B Convertible Preferred Stock.

The sale of the Series A Preferred Stock and the warrants and the exchange of shares of Series A Preferred Stock for Series B Preferred Stock were undertaken pursuant to Rule 506 of Regulation D under the Securities Act of 1933, as amended.

During the nine months ended September 30, 2000, the registrant sold 825,666 shares of common stock to accredited investors for $2,477,000 in cash, or $3.00 per share. These transactions were part of a private placement of common stock to accredited investors pursuant to Rule 506 of Regulation D under the Securities Act.

In each of these transactions between March and September 2000, the offer and sale of the shares of common stock issued in connection with the private placement were not registered under the Securities Act or under any state securities "blue sky" laws in reliance upon exemptions from the registration provisions of the Securities Act and those laws for transactions involving non-public offers and sales of restricted securities to accredited investors. All shares sold in these transactions are restricted securities and their resale is subject to restrictions and limitations under applicable law. Certificates evidencing the shares sold to these investors were marked with a restrictive legend and each holder was required to execute a representation and warranty to the effect that the shares were acquired for investment purposes and not with a view to distribution or resale of the securities.

Year Ended December 31, 1999

On November 8, 1999, the registrant issued 40,000 shares of common stock to Kinara Graphics, Inc. as compensation for creative services in developing and presenting promotional and other materials regarding the registrant and its products. The shares were valued at $70,000 or $1.75 per share, which the parties agreed for purposes of the issuance was the fair market value of the shares and the services for which they were issued. The shares were issued without registration under the Securities Act in reliance upon the exemptions from registration in Section 4(2) of the Act and Rule 506 of Regulation D promulgated thereunder. Based on information provided by the investor, the registrant has reason to believe that Kinara Graphics, Inc., through its representatives, is a sophisticated investor and possesses such knowledge and experience in business and financial matters as to be able to evaluate the merits and risks of an investment in the common stock.

On November 8, 1999, the registrant issued 10,000 shares of common stock to Weldon and Maureen Phillips as compensation for marketing services performed for the registrant during 1997 and 1998. The shares and the services were valued at $10,000, which the parties agreed for purposes of the agreement was the fair market value of the shares at the date the agreement was reached to accept shares in lieu of cash. The shares were issued without registration in reliance upon Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder. Based on information provided by the investor, the registrant has reason to believe that Mr. and Mrs. Phillips, alone or with their representatives and advisers, are sophisticated investors and possess such knowledge and experience in business and financial matters as to be able to evaluate the risks and merits of an investment in the common stock.

Year Ended December 31, 1998

During the year ended December 31, 1998, the registrant issued 8,798,080 shares of its common stock in exchange for all of the issued and outstanding common stock of Linco to 3 accredited and 7 non-accredited Linco shareholders in reliance upon the exemptions from registration contained in Section 4(2) of the Securities Act. Simultaneously, the registrant issued 5,201,920 shares of common stock to Dr. Edward Walker, an officer and director of the registrant, in reliance on Section 4(6) of the Securities Act in consideration for the cancellation of a royalty agreement and for rights to technology relating to an instant chemical skin sanitizer formulation.

The registrant also issued a total of 2,666,659 shares of common stock in a private offering to 30 accredited and 8 non-accredited investors for $0.75 per share. The purchase price was paid in cash or marketable securities or a combination of cash and securities. In this offering the registrant relied upon the exemptions from registration under Section 4(2) of the Securities Act. All investors received a private placement memorandum that included disclosure about the registrant, its financial results, its financial condition and business and the risks of the investment. Investors also signed a subscription agreement that included representations and warranties regarding the investor's intent and status, including, among other things, representations that the investor was acquiring the shares for its own account and not for resale, and that the investor was experienced in financial matters and could bear the economic risk of an investment in the common stock.

ITEM 27.  EXHIBITS

Exhibit
Number               Description

2.1 Agreement and Plan of Reorganization, dated August 10, 1998, between the Registrant, Linco, Linco Acquisition Corp. and Edward Walker(1)

2.2 Purchase Agreement dated as of March 15, 2000 among the Registrant and David Wilich, Frank Wilich, Jr., Gene Dubois and PureSoft Solutions, LLC, a New Hampshire limited liability company. (7)

3.1            Articles of Incorporation(2)

3.2            Bylaws(2)

3.3 Amendment to Articles of Incorporation changing name to First Scientific, Inc. and effecting a forward stock split.(1)

4.1 Certificate of Designation creating Series 2000-A Convertible Preferred Stock (8)

4.2            Warrant Certificate for Series 2000-A Warrants (8)

4.3 Certificate of Designation creating Series 2000-B Convertible Preferred Stock (9)

5              Opinion of Durham Jones & Pinegar, P.C.(11)

10.1           Non-qualified Stock Option Agreement with Jerral R. Pulley(3)

10.2           Non-qualified Stock Option Agreement with Peter Sundwall, M.D.(3)

10.3           1998 Stock Incentive Plan(4)

10.4           Agreement with Weldon Phillips(5)

10.5           Employment Agreement with Randy Hales(5)

10.6           Consulting Agreement with Jerral R. Pulley(5)

10.7           Consulting Agreement with Pharmulations LLC (5)

10.8           Exclusive    License   and   Supply   Agreement   with   Convatec
               (Confidential Testament Requested for Certain Portions) (6)

10.9           Employment Agreement with David Wilich (7)

10.10          Stock Options Agreement with David Wilich,  Frank Wilich and Gene
               Dubois.(6)

10.11          Purchase   Agreement  dated  as  of  May  16,  2000  between  the
               Registrant and Aspen Capital Resources, LLC, a Utah limited liability company(8)

10.12          Amendment   Agreements  dated  November  13,  2000,  between  the
               Registrant and Aspen Capital Resources, LLC (9)

10.13 Agreement dated as of December 29, 2000, between the Registrant and Aspen Capital Resources, LLC (9)

10.14 Amended and Restated Consulting Agreement, dated December 29, 2000, between the Registrant and Pharmulations LLC (11)

10.15 Master Development Agreement, dated December 29, 2000, between the Registrant and Pharmulations LLC (11)

23.1           Consent of Durham Jones & Pinegar, P.C., included in Exhibit 5.

23.2           Consent of Hansen Barnett & Maxwell (10)

-----------

(1) Incorporated by reference to the same-numbered exhibit to the Form 8-K filed with the Securities and Exchange Commission October 2, 1998, by First Scientific.

(2) Incorporated by reference to the same-numbered exhibit to the Company's Registration Statement on Form 10-SB, file No. 0-24378.

(3) Incorporated by reference to the same-numbered exhibit to the Form 10-QSB filed with the Securities and Exchange Commission November 16, 1998.

(4) Incorporated by reference from Quarterly Report on Form 10-QSB, filed on June 15, 1999.

(5) Incorporated by reference to the same numbered exhibit to the form 10-QSB filed November 16, 1999.

(6) Incorporated by reference from Amended Quarter Report on Form 10/QSB/A filed on March 8, 2000.

(7)       Incorporated  by reference from Report on Form 8-K, filed on March 30,
          2000.

(8)       Incorporated  by reference  from Report on Form 8-K,  filed on May 31,
          2000.

(9)       Incorporated  by reference  from Report on Form 8-K,  filed on January
          12, 2001.

(10)       Filed herewith.

(11)       To be filed subsequently.

ITEM 28.       UNDERTAKINGS

      The undersigned Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any derivation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the Registration Statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference in this Registration Statement.

      (2) That, for the purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this
Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Corporation pursuant to the indemnification provisions described herein, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Salt Lake City, State of Utah, on this 11th day of January, 2001.

                                        First Scientific, Inc.


                                        By: /s/ Randall L. Hales
                                           ---------------------------------
                                        Randall L. Hales
                                        President, Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby authorizes Randall L. Hales and John L. Theler and each of them, with full power of substitution, to execute in the name and on behalf of such person any amendment (including any post-effective amendment) to this Registration Statement (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act) and to file the same, with exhibits thereto, and other documents in connection therewith, making such changes in this Registration Statement as the person(s) so acting deems appropriate, and appoints each of such persons, each with full power of substitution, attorney-in-fact to sign any amendment (including any post-effective amendment) to this Registration Statement (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act) and to file the same, with exhibits thereto, and other documents in connection therein.

Signature                           Title                            Date

/s/ Randall L. Hales
--------------------------  Chief Executive Officer, President, January 11, 2001
Randall L. Hales            (Principal Executive Officer)

/s/ Bradley K. Andrews
--------------------------  Chief Operating Officer             January 12, 2001
Bradley K. Andrews

/s/ John L. Theler
--------------------------  Chief Financial Officer             January 11, 2001
John L. Theler              (Principal Financial Officer and
                            Principal Accounting Officer)

/s/ Douglas R. Warren
--------------------------  Director                            January 11, 2001
Douglas R. Warren

/s/ Edward B. Walker, Ph.D.
--------------------------  Director                            January 12, 2001
Edward B. Walker, Ph.D.

/s/ Peter J. Sundwall, Jr., MD
--------------------------  Director                            January 10, 2001
Peter J. Sundwall, Jr., MD

/s/ Frank J. Wilich, Jr.
--------------------------  Director                            January 11, 2001
Frank J. Wilich, Jr.

/s/ Gary L. Crittenden
--------------------------  Director                            January 11, 2001
Gary L. Crittenden

/s/ Dan C. Jorgensen
--------------------------  Director                            January 11, 2001
Dan C. Jorgensen

/s/ E. Todd Heiner
--------------------------  Director                            January 11, 2001
E. Todd Heiner

/s/ Frank A Cereska
--------------------------  Director                            January 11, 2001
Frank A Cereska

/s/ Joe K. Johnson
--------------------------  Director                           January ___, 2001
Joe K. Johnson

                                  EXHIBIT INDEX

5       Opinion of Durham Jones & Pinegar, P.C.*

23.1    Consent of Durham Jones & Pinegar, P.C., included in Exhibit 5.

23.2    Consent of Hansen Barnett & Maxwell

--------------------------
 *   To be filed subsequently.

                      FIRST SCIENTIFIC, INC. AND SUBSIDIARY
                        (A Development Stage Enterprise)


                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS


                                                                          Page

Report of Independent Certified Public Accountants...........................F-1

Consolidated Balance Sheets - December 31, 1999 and 1998.....................F-2

Consolidated  Statements  of Operations  for the Years Ended  December 31,
     1999 and 1998 and for the Cumulative Period from April 30, 1990 (Date of Inception) through
     December 31, 1999.......................................................F-3

Consolidated Statements of Stockholders'  Equity for the Cumulative Period
     from April 30, 1990 (Date of Inception) through December 31, 1997 and for the Years Ended December
     31, 1998 and  1999......................................................F-4

Consolidated  Statements  of Cash Flows for the Years Ended  December  31,
     1999 and 1998,  and for the  Cumulative  Period  from April 30,  1990
     (Date of Inception) through December
     31, 1999................................................................F-6

Notes to Consolidated Financial Statements ..................................F-7



                         -------------------------------

HANSEN, BARNETT & MAXWELL
A Professional Corporation
CERTIFIED PUBLIC ACCOUNTANTS

                                                                 (801) 532-2200
Member of AICPA Division of Firms                             Fax (801) 532-7944
Member of SECPS                                    345 East 300 South, Suite 200
Member of Summit International Associates        Salt Lake City, Utah 84111-2693



               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To the Board of Directors and the Shareholders
First Scientific, Inc.

We have audited the accompanying consolidated balance sheets of First Scientific, Inc. and Subsidiary, a development stage enterprise, as of December 31, 1999 and 1998, and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for the years then ended and for the cumulative period from April 30, 1990 (date of inception) through December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of First Scientific, Inc. and Subsidiary as of December 31, 1999 and 1998, and the results of their operations and their cash flows for the years then ended and for the cumulative period from April 30, 1990 (date of inception) through December 31, 1999, in conformity with generally accepted accounting principles.




                                                      HANSEN, BARNETT & MAXWELL

Salt Lake City, Utah
March 2, 2000

                      FIRST SCIENTIFIC, INC. AND SUBSIDIARY
                        (A Development Stage Enterprise)
                           CONSOLIDATED BALANCE SHEETS

                                                                                               December 31,
                                                                                        1999                1998
                                                                                ------------------    ----------------
ASSETS
Current Assets
      Cash                                                                      $          207,934    $      1,286,299
      Investment in securities available-for-sale                                           94,811             194,784
      Trade receivables                                                                     94,933                 614
      Inventory                                                                             35,262              26,619
      Prepaid expenses                                                                      46,551              29,356
                                                                                ------------------    ----------------
           Total Current Assets                                                            479,491           1,537,672
                                                                                ------------------    ----------------
Property and Equipment
      Equipment                                                                            173,532              95,378
      Leasehold improvements                                                                10,229                 --
      Less: Accumulated depreciation                                                       (27,016)             (2,982)
                                                                                ------------------    ----------------
           Net Property and Equipment                                                      156,745              92,396
                                                                                ------------------    ----------------
Notes Receivable - Related Party                                                             7,000                 --
Purchased Technology, Net                                                                   18,750             108,750
Long-Term Investments                                                                          --               50,000
Other Assets                                                                                34,883                 --
                                                                                ------------------    ----------------
Total Assets                                                                    $          696,869    $      1,788,818
                                                                                ==================    ================

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
      Accounts payable                                                          $          123,352    $         54,334
      Customer deposits                                                                        --               33,750
      Accrued liabilities                                                                   30,660              75,979
      Capital lease obligation - current portion                                             8,850               2,070
      Notes payable - related party                                                            --               22,693
      Note payable                                                                          19,590                 --
                                                                                ------------------    ----------------
           Total Current Liabilities                                                       182,452             188,826
                                                                                ------------------    ----------------
Long-Term Capital Lease Obligation                                                          14,197               4,784
Stockholders' Equity
      Preferred stock - $0.001 par value; 1,000,000 shares authorized;
        no shares issued or outstanding                                                        --                  --
      Common stock -  $0.001 par value; 50,000,000 shares authorized;
       issued and outstanding: 1999 - 20,219,770 shares,
       1998 - 20,169,770 shares                                                             20,220              20,170
      Additional paid-in capital                                                         7,001,564           6,429,114
      Unearned compensation                                                               (273,599)            (84,056)
      Deficit accumulated during the development stage                                  (6,231,062)         (4,762,745)
      Unrealized loss on investment in securities                                          (16,903)             (7,275)
                                                                                ------------------    ----------------
           Total Stockholders' Equity                                                      500,220           1,595,208
                                                                                ------------------    ----------------
Total Liabilities and Stockholders' Equity                                      $          696,869    $      1,788,818
                                                                                ==================    ================


                 The accompanying notes are an integral part of
                          these financial statements.

                      FIRST SCIENTIFIC, INC. AND SUBSIDIARY
                        (A Development Stage Enterprise)
                      CONSOLIDATED STATEMENTS OF OPERATIONS


                                                                                                      Cumulative from
                                                                                                     April 30, 1990
                                                                           For the Years Ended     (Date of Inception)
                                                                             December 31,               Through
                                                                       1999                 1998     December 31, 1999
                                                          -----------------    -----------------    ------------------

Revenues from Services                                    $         194,947    $             --     $          194,947
Product Sales                                                       358,684               83,149               594,680
                                                          -----------------    -----------------    ------------------
        Total Sales                                                 553,631               83,149               789,627
Cost of Sales                                                       148,223               54,997               302,876
                                                          -----------------    -----------------    ------------------
        Gross Profit                                                405,408               28,152               486,751
                                                          -----------------    -----------------    ------------------
Operating Expenses
   General and administrative expense                             1,666,555              550,449             2,503,887
   Research and development expense                                  94,982            3,813,808             4,084,532
                                                          -----------------    -----------------    ------------------
        Total Operating Expenses                                  1,761,537            4,364,257             6,588,419
                                                          -----------------    -----------------    ------------------
Loss from Operations                                             (1,356,129)          (4,336,105)           (6,101,668)
Other Income and Expense
   Realized loss on investment in securities                       (140,346)                 --               (140,346)
   Interest income                                                   32,643               14,682                47,325
   Interest expense                                                  (4,485)             (20,970)              (98,254)
                                                          -----------------    -----------------    ------------------
Loss Before Income Taxes                                         (1,468,317)          (4,342,393)           (6,292,943)
Benefit from Income Taxes                                               --                61,881                61,881
                                                                         --               ------                ------
Net Loss                                                  $      (1,468,317)   $      (4,280,512)   $       (6,231,062)
                                                          =================    =================    ==================

Basic and Diluted Loss Per Common Share                   $         (0.07)     $         (0.33)     $           (0.55)
                                                          =================    =================    ==================

Weighted Average Number of  Shares Used
   in Per-Share Calculation                                      20,182,373           12,800,937            11,332,280
                                                          =================    =================    ==================




                 The accompanying notes are an integral part of
                          these financial statements.

                      FIRST SCIENTIFIC, INC. AND SUBSIDIARY
                        (A Development Stage Enterprise)
            CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

                                                                                      Deficit
                                                                                      Accumulated   Accumulated
                                                            Additional  Receivable    During the      Other            Total
                                        Common Stock        Paid-in        From      Development   Comprehensive   Stockholders'
                                        Shares   Amount     Capital     Shareholder     Stage         Loss         Equity (Deficit)
                                    ----------   ---------  ----------  -----------   -----------   -----------   -----------------
Balance - April 30, 1990 (Date
     of Inception)                         --    $     --   $       --  $       --    $       --    $       --    $        --

Net loss for the period from
April 30, 1990 (Date of
Inception) through December
31,  1997                                  --          --           --          --       (482,233)          --        (482,233)

Issuance for receivable from
shareholder,  April 30, 1990,
$0.00 per share                      7,114,350       7,114        7,886     (15,000)          --            --             --

Issuance for services:
       April 30, 1990, $0.00
          per share                  2,371,450       2,371        2,629         --            --            --           5,000
       January 1993, $0.07
          per share                    284,574         285       19,070         --            --            --          19,355
       January 1995, $0.02
          per share                  2,371,450       2,371       47,629         --            --            --          50,000

Issuance for cash:
       October 7, 1993, $0.07
          per share                    514,605         515       34,485         --            --            --          35,000
       March 27, 1996, $0.12
          per share                     83,001          83        9,917         --            --            --          10,000
       October 10, 1996, $0.25
          per share                     99,601         100       24,900         --            --            --          25,000

Set off notes receivable from
shareholders against loans
payable to shareholders,
December 31, 1993                        --          --           --       15,000           --            --          15,000

Shares redeemed in exchange
for release of personal
guarantee of Company debt,
December 31, 1994,
$0.00 per share                     (2,371,450)     (2,371)       2,371         --            --            --             --
                                    ----------   ---------  ----------  -----------   -----------   -----------   -----------------

Balance - December 31, 1997         10,467,581      10,468      148,887         --       (482,233)          --        (322,878)
                                                                                                                  -----------------

Net Loss                                   --          --           --          --     (4,280,512)          --      (4,280,512)
Unrealized loss on securities
available-for-sale                         --          --           --          --            --         (7,275)        (7,275)
                                                                                                                  -----------------
Comprehensive Loss                                                                                                  (4,287,787)

Stock redeemed in exchange for
release of personal guarantee
of Company debt and upon
execution of license and
royalty agreement, June 1,
1998,  $0.00 per share              (1,778,588)     (1,779)       1,779         --            --            --             --

Issuance for cash:
       May 7, 1998,  $0.29
          per share                     21,343          21        6,229         --            --            --          6,250
       July 9, 1998, $0.34
          per share                     87,744          88       29,912         --            --            --         30,000
       September through
          December 1998,
          $0.75 per share            1,860,203       1,860    1,393,293         --            --            --      1,395,153

Conversion of shareholder loans
and a liability for deferred
salaries, September 14, 1998
to capital without
issuance of additional shares              --          --       181,877         --            --            --        181,877

                                   (Continued)


                 The accompanying notes are an integral part of
                          these financial statements.

                      FIRST SCIENTIFIC, INC. AND SUBSIDIARY
                        (A Development Stage Enterprise)
            CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
                                   (CONTINUED)

                                                                                      Deficit
                                                                                      Accumulated   Accumulated
                                                            Additional  Receivable    During the      Other            Total
                                        Common Stock        Paid-in        From      Development   Comprehensive   Stockholders'
                                        Shares   Amount     Capital     Shareholder     Stage         Loss         Equity (Deficit)
                                    ----------   ---------  ----------  -----------   -----------   -----------   -----------------

Issuance to acquire SPPS,
September 15, 1998, $0.00
per share                            3,333,330   $   3,333  $   (3,333) $       --    $        --   $      --    $        --

Issuance upon conversion of debt:
       September 17, 1998,
          $0.75 per share               66,667          67      49,933          --             --          --          50,000
       September 30, 1998,
          $0.34 per share              169,781         170      57,880          --             --          --          58,050

Issuance in exchange for
available-for-sale  securities,
(less $48,460 deferred income
tax) September 17, and November
18, 1998, $0.75 per share
before tax                             673,123         673     455,713          --             --          --         456,386

Issuance for  cancellation of
royalty  agreement and
contribution of technology
(less $13,421 deferred income
tax) September 17, 1998, $0.75
per share                            5,201,920       5,202   3,882,817          --             --          --       3,888,019

Compensation related to grant
of stock options, September
17, 1998                                   --          --      174,194     (174,194)           --          --             --

Issuance for restricted equity
securities, November 18, 1998,
$0.75 per share                         66,666          67      49,933          --             --          --          50,000

Amortization of unearned
compensation                                --         --          --        90,138            --          --          90,138
                                    ----------   ---------  ----------  -----------   -----------   -----------   -----------------

Balance - December 31, 1998         20,169,770      20,170   6,429,114      (84,056)   (4,762,745)      (7,275)     1,595,208
                                                                                                                  -----------------

Net Loss                               --              --          --           --     (1,468,317)         --      (1,468,317)

Unrealized loss on securities
available-for-sale                     --              --          --           --             --     (149,974)      (149,974)

Reclassification adjustment for
realized losses on securities
included in net loss                           --      --          --           --             --      140,346        140,346
                                                                                                                  -----------------
Comprehensive Loss                                                                                                 (1,477,945)

Issuance for Services:
       April30, 1999; $1.00
          per share                     10,000          10       9,990          --             --          --          10,000
       September 30, 1999;
          $1.75 per share               40,000          40      69,960          --             --          --          70,000

Compensation related to grant
     of stock options:
       May 12, 1999                        --          --       62,500      (62,500)           --          --             --
       August 30, 1999                     --          --      220,000     (220,000)           --          --             --
       November 22, 1999                   --          --      210,000     (210,000)           --          --             --

Amortization of unearned
compensation                               --          --          --       302,957            --          --         302,957
                                    ----------   ---------  ----------  -----------   -----------   -----------   -----------------

Balance - December 31, 1999         20,219,770   $  20,220  $7,001,564  $  (273,599)  $(6,231,062)  $  (16,903)   $   500,220
                                    ==========   =========  ==========  ===========   ===========   ===========   =================



                 The accompanying notes are an integral part of
                          these financial statements.

                      FIRST SCIENTIFIC, INC. AND SUBSIDIARY
                        (A Development Stage Enterprise)
                      CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                                                                   Cumulative from
                                                                                                                    April 30, 1990
                                                                                   For the Years Ended           (Date of Inception)
                                                                                      December 31,                    Through
                                                                                        1999              1998    December 31, 1999
                                                                          ------------------    --------------   ------------------
Cash Flows From Operating Activities
      Net loss                                                            $       (1,468,317)   $(4,280,512)     $      (6,231,062)
      Adjustments to reconcile net loss to net cash
        used in operating activities:
           Loss on investments in securities available-for-sale                      140,346               --              140,346
           Depreciation and amortization                                             114,034            29,129             143,266
           Common stock issued for services                                           50,000               --              124,355
           Common stock issued for purchased research
            and development                                                              --          3,766,440           3,766,440
           Compensation from stock options granted                                   302,957            90,138             393,095
           Deferred tax benefit                                                          --            (61,881)            (61,881)
           Changes in operating assets and liabilities:
                Deposits                                                             (34,884)              --              (34,884)
                Accounts receivable                                                  (94,319)            7,811             (94,933)
                Inventory                                                             (8,643)            3,262             (35,262)
                Prepaid expenses                                                      12,805           (26,422)            (16,551)
                Accounts payable                                                      69,018            52,035             123,352
                Accrued liabilities                                                  (45,321)          101,263             163,090
                Customer deposits                                                    (33,750)           33,750                 --
                                                                          ------------------    --------------   ------------------
      Net Cash Used in Operating Activities                                         (996,074)         (284,987)         (1,620,629)
                                                                          ------------------    --------------   ------------------

Cash Flows From Investing Activities
      Cash paid for property and equipment                                           (68,154)          (86,940)           (155,815)
      Cash received from sale of securities available-for-sale                           --            302,847             302,847
      Cash paid for notes receivable - related party                                  (7,000)              --               (7,000)
                                                                          ------------------    --------------   ------------------
      Net Cash Provided by (Used in) Investing Activities                            (75,154)          215,907             140,032
                                                                          ------------------    --------------   ------------------

Cash Flows From Financing Activities
      Proceeds from borrowing                                                         19,590            61,050             275,565
      Principal payments on notes payable                                                --           (117,338)           (155,975)
      Proceeds from loans from stockholders                                              --             19,930             158,934
      Principal payments on loans from stockholders                                  (22,693)          (46,742)            (86,500)
      Principal payment under capital lease obligation                                (4,034)             (862)             (4,896)
      Proceeds from issuance of common stock                                             --          1,431,403           1,501,403
                                                                          ------------------    --------------   ------------------
      Net Cash Provided by Financing Activities                                       (7,137)        1,347,441           1,688,531
                                                                          ------------------    --------------   ------------------
Net Increase (Decrease) in Cash                                                   (1,078,365)        1,278,361             207,934
Cash at Beginning of Period                                                        1,286,299             7,938                 --
                                                                          ------------------    --------------   ------------------
Cash at End of Period                                                     $          207,934    $    1,286,299   $         207,934
                                                                          ==================    ==============   ==================

Supplemental Cash Flow Information - See Note 10

                 The accompanying notes are an integral part of
                          these financial statements.

                      FIRST SCIENTIFIC, INC. AND SUBSIDIARY
                        (A Development Stage Enterprise)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 1 - NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING
POLICIES

Nature of Business - On April 30, 1990, Linco Industries, Inc. (Linco) was incorporated under the laws of the State of Utah. Linco developed, manufactured, and distributed a linseed oil based soap on a very limited basis. More recently, Linco developed and acquired two scientific formulations: a non-alcohol based antibacterial sanitizing formulation that removes bacteria while moisturizing the skin and a topical rash prevention and treatment formulation that cleanses and moisturizes the skin for use with incontinent and other skin rash situations. During the year ended December 31, 1999, a majority of the Company's sales were from services related to validation testing for other companies in order to verify their products are in compliance with FDA requirements.

Reorganization - On September 15, 1998, Linco entered into a reorganization agreement with SPPS Financial Corporation ("SPPS"), a publicly held Delaware corporation, whereby a newly-formed, wholly-owned subsidiary of SPPS was merged into Linco. Under the terms of the agreement, the Linco shareholders exchanged all of the 3,710 issued and outstanding shares of common stock of Linco for 8,798,080 shares of SPPS common stock. SPPS had no assets, liabilities or operations and had 3,333,330 common shares outstanding at the date of the agreement. The agreement has been accounted for as the reorganization of Linco, with a related 2,371.45 -for-1 stock split, and the issuance of 3,333,330 common shares to the SPPS shareholders. Those shares were recorded at zero. The accompanying financial statements have been restated for all periods presented for the effects of the stock split from the reorganization of Linco. In connection with the reorganization, SPPS changed its name to First Scientific, Inc. This reorganization was not deemed to be the acquisition of a business; accordingly no pro forma information is presented.

Principles of Consolidation - The accompanying consolidated financial statements include the accounts and transactions of Linco (now First Scientific Corporation) for all periods presented and the accounts and transactions of First Scientific, Inc. from September 15, 1998. Intercompany accounts and transactions have been eliminated in consolidation. The consolidated entities are collectively referred to herein as the "Company" or "First Scientific."

Development Stage Enterprise - Since inception, the Company has spent most of its efforts in developing and marketing various products and is considered to be in the development stage. It has not yet had sufficient sales to sustain operations and has relied upon cash flows from financing activities (primarily debt and equity issuances) to sustain operations.

Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts in these financial statements and accompanying notes. Actual results could differ from those estimates.

Financial Instruments - The amounts reported as cash, securities available-for-sale, trade receivables, accounts payable, customer deposits, accrued liabilities, and notes payable and capital lease obligation are considered to be reasonable approximations of their fair values. The fair value estimates presented herein were based on market information available to management at the time of preparation of the financial statements.

Concentration of Risk - The concentration of business with a small number of customers subjects the Company to a concentration of risk such that the loss of a customer could significantly effect revenues. Historically, the Company has relied on sales to a small group of domestic customers but has not been limited by geographic region.


During the year ended December 31, 1999, sales totaling of $202,656 and $305,458, totaling $508,014 or 92% of sales were to the two respective customers. During the year ended December 31, 1998, sales totaling $53,531 or 64% were to one different customer.

Investments --Investment in marketable equity securities were categorized as available for sale at December 31, 1999 and 1998. Available-for-sale securities are stated at fair value, with unrealized gains and losses, net of deferred income taxes, reported as a component of accumulated other comprehensive loss.

Inventory - Inventory is stated at the lower of cost or market. Cost is determined using the first-in, first-out method.

Property & Equipment - Property and equipment are stated at cost. Maintenance and repairs of equipment are charged to operations and major improvements are capitalized. Upon retirement, sale, or other disposition, the cost and accumulated depreciation are eliminated from the accounts and gain or loss is included in operations. Depreciation is computed using the straight-line method over the estimated useful lives of the property and equipment, which are three to seven years. Depreciation expense was $24,034 and $2,879 for the years ended December 31, 1999 and 1998, respectively.

Sales Recognition - Sales are recognized upon shipment of products. Revenue from services provided under contracts are recognized as the services are performed. Customers' pre-payments are recorded as a liability pending completion and shipment of the order.

Research and Development Expense - Current operations are charged with all research and product development expenses.

Basic and Diluted Loss Per Share - Basic loss per common share is computed by dividing net loss by the weighted-average number of common shares outstanding during the period. Diluted loss per share is calculated to give effect to potentially issuable common shares except during loss periods when those potentially issuable common shares would decrease the loss per share. There were 2,205,000 and 1,315,000 potentially issuable common shares which were excluded from the calculation of diluted loss per common share for the years ended December 31, 1999 and 1998, respectively.

NOTE 2 - BUSINESS CONDITION

First Scientific has incurred losses from operations for the two years ended December 31, 1999 and 1998 of $1,468,317 and $4,280,512, respectively, and has accumulated deficits since inception in the amount of $6,231,062 through December 31, 1999. First Scientific has had negative cash flows from operations of $996,074 and $284,987 for the years ended December 31, 1999 and 1998 and $1,620,629 since inception.

The Company's ability to move from the development stage is dependent upon its ability to generate sufficient cash flow from operations to meet its obligations on a timely basis, to obtain additional financing, and ultimately to attain successful operations. Management believes it will be able to obtain sufficient equity financing to continue marketing efforts and continue to expand Company operations. During the year ended December 31, 1999 the Company completed testing, completed brand promotional and collateral materials, and began shipments of its products to new customers. Subsequent to December 31, 1999, First Scientific has issued stock for cash proceeds of $1,475,000, and has entered into a letter of intent to acquire control of an operating marketing and distribution enterprise. Although recent and potential orders or the successful acquisition of operating subsidiaries are not assured, management believes these recent orders, other similar potential sales, and sales by acquired companies will provide sufficient cash flows to sustain operations.




NOTE 3 - ACQUISITION OF TECHNOLOGY

In connection with the reorganization agreement with SPPS during 1998, the Company issued 5,201,920 shares of common stock valued at $3,901,440, or $0.75 per share, to a director for the transfer of all rights and ownership of technology relating to scientific formulations and the cancellation of the Company's obligation under a royalty agreement relating to the use of the technology. The value of the contributed technology was determined based upon the fair value of common stock issued for cash following the reorganization with SPPS. The scientific formulations were developed by the director and the Company and the common shares were issued to fully transfer the director's interest in the technology to the Company. The technology relates to two non-alcohol based antibacterial sanitizing formulations that remove bacteria while moisturizing the skin and a dimethicone-based topical rash prevention and treatment formulation that cleanses and moisturizes the skin for treatment of skin rashes caused by incontinence and other irritations. The technology was in process except for one formulation valued at $135,000. The cost of the completed technology was capitalized and is being amortized over a period of 18 months. In process technology was valued at $3,766,440 and was charged to operations at the date acquired. Amortization expense for the purchased technology for the years ended December 31, 1999 and 1998 was $90,000 and $26,250, respectively.

NOTE 4-INVESTMENT IN SECURITIES AVAILABLE-FOR-SALE AND OTHER
COMPREHENSIVE LOSS

The Company has investments in marketable equity securities which are classified as available-for-sale securities. During the year ended December 31, 1999, equity securities which were previously restricted from resale, with a cost of $50,000, were reclassified to securities available-for-sale when the restriction of resale expired, and were transferred at their fair value of $50,000. The market value of all available-for-sale securities held by the Company declined during 1999 and, at September 30, 1999, management determined that the decline was other-than-temporary. Accordingly, a write-down was recognized of $140,346 to adjust the carrying value of the available-for-sale securities to their market value of $111,714. At December 31, 1999 and 1998 available-for-sale securities consisted of the following:

                                                     December 31,
                                                  1999          1998
                                             ---------     ---------

Cost.........................................$ 111,714     $ 202,059
Gross unrealized losses......................  (16,903)       (7,275)
                                             ---------     ---------

Estimated Fair Value.........................$  94,811     $ 194,784
                                             =========     =========

NOTE 5 - RELATED PARTY TRANSACTIONS

Notes Payable to Related Parties - Since inception, the Company has partially relied on funds advanced by shareholders to meet its obligations and fund its development activities. These advances have been classified as related party notes payable and accrue interest at the rate of 10% per year. Notes payable to related parties were none and $22,693 at December 31, 1999 and 1998, respectively. During September 1998, the shareholders converted $90,000 of outstanding notes payable, together with accrued interest, to additional paid-in capital.

Notes Receivable - Related Party - During November 1999, the Company loaned $7,000 to an officer and shareholder in exchange for a note with an interest rate of 9.5% per annum. The loan is to be reduced from 33% of any bonuses payable to the officer.




NOTE 6 - NOTES PAYABLE
                                                     December 31,
Short-Term Notes Payable                            1999              1998
                                                    ----              ----
Note payable to a finance company,
  interest at 12.75%, unsecured...........$       19,590    $          --

Short-Term Advance -- During August 1998, an investor advanced $50,000 to the Company to meet current expenses. During September 1998, the advance was converted into 66,667 shares of common stock at $0.75 per share.

NOTE 7 - COMMITMENTS AND CONTINGENCIES

Consulting Agreements - Effective October 1, 1999, First Scientific entered into a five-year consulting agreement with a shareholder and director to provide scientific, product development and regulatory consulting to the Company. The agreement automatically renews yearly unless either party elects not to extend the agreement. Payments under the agreement are $8,000 monthly, which monthly amount will increase by $1,000 each anniversary date. First Scientific also has a consulting agreement with a director who provides marketing and sales consulting to the Company. The one-year agreement is for $10,000 per month through July 2000, and $7,500 thereafter.

Capital Leases - The Company leases various equipment under capital lease agreements. Equipment under capital leases as of December 31, 1999 and 1998 was as follows:
                                              1999           1998
                                         ----------       --------

Equipment........................        $  20,478        $ 7,716
Less accumulated depreciation....           (1,971)          (750)
                                         ----------       --------
                                         $  18,507        $ 6,966
                                         =========        =======
The following is a schedule by year of future minimum lease payments under capital leases together with the present value of the net minimum lease payments as of December 31, 1999:

Year Ending December 31
     2000......................................          $11,895
     2001......................................           11,014
     2002......................................            5,490
     2003......................................              --
     2004......................................              --
                                                         -------
Total minimum lease payments...................           28,399
Less amount representing executory costs                     644
                                                         -------
Net minimum lease payments.....................           27,755

Less amount representing interest..............            4,708
                                                         -------
Present value of net minimum lease payments               23,047
Less current portion...........................            8,850
                                                         -------
Obligations Under Capital Leases  - Long-Term           $ 14,197
                                                        ========

Operating Leases - The Company leases its office space, warehouse space and storage space under operating leases. The office space lease is for a two-year term, once the lease term is up, it is renewable on an annual basis, and currently requires lease payments of $2,602 per month with annual escalations equal to the lesser of the change in the consumer price index or 5%. The warehouse space lease is a month to month lease. The storage space lease is for a 14-month period with the full payment being paid in advance. Rent expense for the years ended December 31, 1999 and 1998 was $42,229 and $20,571, respectively.

Future minimum rental payments required under the operating leases described above, as of December 31, 1999, are $22,102 during the year ending December 31, 2000.

Legal Action - An individual has filed a claim against the Company under the terms of an agreement in principal allegedly made by the Linco founders in 1991, which purported to promise shares of common stock if certain conditions were met by the individual in representing the Company to potential customers. First Scientific's management maintains that the 1991 agreement is no longer valid because the conditions were not met in a reasonable time and because the individual failed to fulfill other material terms. During the quarter ended December 31, 1999, the Company filed an action for declaratory judgement that the individual has no entitlement against the Company. In December 1999, the individual responded that he had "fully performed" under the 1991 agreement. and filed a counter-claim against the Linco founders and the Company. The action is now only in the discovery phase. Management believes this claim should not ultimately result in any potential liability to the Company based upon sufficient defenses and also upon an indemnification agreement from the Linco founders.

NOTE 8 - COMMON STOCK

On April 30, 1990, the Company issued 7,114,350 common shares in exchange for promissory notes from shareholders in the amount of $15,000. Concurrently, 2,371,450 common shares, valued at $5,000 based upon the value of the promissory notes, were issued for legal and accounting services. The founding shareholders thereafter made loans to the Company to fund operations. On December 31, 1993, the notes receivable from shareholders were set off against notes payable to the shareholders.

On January 20, 1993, the Company issued 284,574 shares of common stock valued at $19,355 in exchange for laboratory and technical services provided to the Company. The shares were valued at $0.07 per share based upon the value of an outside private placement on October 7, 1993 in which 514,605 common shares were issued in exchange for cash in the amount of $35,000, or $0.07 per share.

During 1994, the Company redeemed 2,371,450 common shares in exchange for the release by a bank of an original shareholder's personal guarantee of $75,000 in notes payable. The shares were valued at zero. There were no unstated rights or privileges in connection with this transaction. On January 20, 1995, the Company issued 2,371,450 common shares for technical and director services, as well as for compensation relating to a new shareholder's personal guarantee of notes payable. The Company determined the fair value of the services provided to be $50,000.

The Company issued 83,001 and 99,601 common shares to a private investor for cash proceeds of $10,000 and $25,000, or $0.12 and $0.25 per share, on March 27, and October 10, 1996, respectively. On May 7, 1998, an additional 21,343 common shares were issued in a private placement for cash in the amount of $6,250.

On June 1, 1998, the Company redeemed 1,778,588 common shares from an individual who had served on the Board of Directors and had developed certain technology for use by the Company, including the primary formulas used by the Company in its products. The Company also obtained the release of the individual's personal guarantee of Company debt. The common stock was also redeemed in exchange for the release by the Company of any ownership claim it may have had to certain technology. The technology was deemed worthless at that time and the common stock had no significant value. The individual vacated his position on the board of directors. Whether the transferred technology had any value was in question. Accordingly, the shares redeemed were valued at zero and no gain was recognized on the transfer of the technology. There were no unstated rights or privileges associated with the redemption. In connection with the redemption, the Company entered into a license and royalty agreement with the individual which provided the Company with the use of the technology. The royalty agreement granted a 25% gross profits interest in the products the Company sells which are based upon the technology. The agreement also provided for a minimum annual royalty of $60,000 regardless of the Company's sales volume.


Independent of the above redemption and because of the cash investment in common stock by a third party, on September 15, 1998, in compliance with the third party's request, the individual came back to being a member of the board of directors, terminate the license and royalty agreement and transferred the entire ownership of the technology to the Company, all in exchange for 5,201,920 common shares. The technology, and the shares issued, were valued at $3,888,019 net of deferred taxes of $13,421, or $0.75 per share as further described in
Note 2.

On July 9, 1998, the Company issued 87,744 shares of common stock to a private investor for $30,000 in cash or $0.34 per share.

On September 15, 1998, for accounting purposes, the Company was deemed to have issued 3,333,330 common shares, valued at $0, to the shareholders of SPPS in connection with the reverse acquisition of SPPS. No assets were received nor were any liabilities assumed in connection with this acquisition.

On September 14, 1998, related party notes payable together with accrued interest in the amount of $90,000 and $91,877 of deferred salary were converted into additional paid-in capital without the issuance of additional shares. No unstated rights or privileges were granted in connection with these contributions to capital.

In contemplation of the reorganization of the Company, an advance in the amount of $50,000 was received from an investor on August 6, 1998 in order to meet short-term expenses. The advance was converted into 66,667 shares of common stock at $0.75 per share on September 17, 1998.

The Company issued 169,781 shares of common stock at $0.34 per share on September 30, 1998 upon conversion of a $50,000 convertible note payable, together with interest in the amount of $8,050. The note was convertible at the rate on the date that an outside investment of more than $25,000 was received by the Company. Such an outside investment occurred during July 1998 at $0.34 which established the conversion price of the note. No beneficial conversion feature is ascribed to the conversion because at the measurement date the rate per share was not priced below market.

The Company issued 1,860,203 shares of common stock in a private placement offering for cash proceeds of $1,395,153 or $0.75 per share from September through December 1998.

On September 17, and November 18, 1998, the Company issued 403,796 and 269,327 shares of common stock in exchange for securities available-for-sale valued at $254,387 net of deferred tax and $201,999, respectively. The shares were shares issued at $0.75 per share before deferred income tax of $48,460. Additionally, the Company issued 66,666 shares of common stock at $0.75 per share in exchange for restricted securities valued at $50,000 on November 18, 1998.

On April 30, 1999 the Company agreed to issue 10,000 shares of common stock to an individual for marketing services during 1997 and 1998. The Company awarded the individual an exclusive distributorship in the Western United States for the Company's Fresh Cleanse Brand to the professional health care market. The marketing services were valued at $10,000 based upon the fair value of the common stock issued. The fair value of the common stock was established by management based upon an evaluation of the perceived performance of the Company to date. The shares were issued on September 30, 1999.

On August 7, 1999, the Company agreed to issue 40,000 shares of common stock to an outside service provider for their creative services in developing and presenting promotional and other materials regarding First Scientific and its products. The services were valued at $70,000, or $1.75 per share, based upon an evaluation by management of the perceived fair value of the Company's common stock on the date of the agreement.

NOTE 9 - STOCK OPTIONS

On September 30, 1998, the Company granted stock options to two outside directors to purchase a total of 1,050,000 shares of common stock at $0.75 per share. The options vest according to a schedule over three years and expire September 30, 2003. The options granted were valued at their fair value of $174,194 on the grant date, which amount will be recognized by the Company as the options vest.

The fair value of the options was determined by using the Black-Scholes option-pricing model with the following assumptions: dividend yield of 0.0%, expected volatility of 0.0%, risk-free interest rate of 5.0% and expected life of 5 years. The expected volatility was assumed to be 0.0% because, at the grant date, the Company was a privately held enterprise and there was no market for its common stock.

The Board of Directors approved the 1998 Stock Option Plan (the "Plan") during December 1998, which authorized options to purchase 2,500,000 shares of common stock. Options granted under the Plan generally expire 10 years from the date of grant. Options to purchase 265,000 common shares were granted under the Plan on December 31, 1998, with an exercise price of $0.75 per share.

During the year ended December 31, 1999, options to purchase 890,000 common shares were granted under the 1998 Stock Option Plan to various employees.

A summary of the status of the Company's stock options as of December 31, 1999 and 1998 and changes during the years then ended are presented below:

                                               1999                                       1998
                                      -----------------------------        -----------------------------
                                                  Weighted-Average                     Weighted-Average
                                         Shares    Exercise Price             Shares     Exercise Price
                                      ----------  -----------------        ----------  -----------------
Outstanding at beginning of year       1,315,000  $        0.75                    --  $         --
Granted                                  890,000           0.99             1,315,000           0.75
                                      ----------  -----------------        ----------  -----------------
Outstanding at end of year             2,205,000           0.85             1,315,000           0.75
                                      ==========  =================        ==========  =================
Options exercisable at end of year       928,250           0.84               221,000           0.75
                                      ==========  =================        ==========  =================
Weighted-average fair value of
options granted during the year                   $        1.54                        $        0.13
                                                  =================                    =================


The following table summarizes information about stock options outstanding at December 31, 1999:

                       Options Outstanding                                 Options Exercisable
---------------------------------------------------------  ----------------------------------------------------------------
  Range of           Number        Weighted-Average                                   Number
  Exercise         Outstanding           Remaining         Weighted-Average          Exercisable          Weighted-Average
   Prices          At 12/31/99           Contractual Life  Exercise Price            At 12/31/99          Exercise Price
---------------   ---------------  ----------------------  -----------------  ----------------------  ---------------------
$0.75 - $1.25        2,205,000            7.3 years             $0.85               928,250                   $0.84

The Company measures compensation to employees under stock-based options and plans using the intrinsic value method prescribed in Accounting Principles Board Opinion 25, Accounting for Stock Issued to Employees, and related interpretations. Compensation for options to outside directors is measured using the fair value method set forth under Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation. Stock-based compensation charged to operations was $241,021 and $61,936 for the year ended December 31, 1999 from options granted to employees and to outside directors, respectively. Stock-based compensation charged to operations was $0 and $90,138 for the year ended December 31, 1998 from options granted to employees and to outside directors, respectively. Had compensation cost for the Company's options granted to employees been determined based on the fair value at the grant dates consistent with the alternative method set forth under Statement of Financial Accounting Standards No. 123, net loss and loss per share would have increased to the pro forma amounts indicated below:

                                                                                          Cumulative from April 30
                                                                                            (Date of Inception)
                                                For the Years Ended December 31             through December 31,
                                                 1999                    1998                        1999
---------------------------------------- ---------------------- ----------------------- ----------------------------
Net Loss
         As reported                     $      (1,468,317)     $       (4,280,512)     $        (6,231,062)
         Pro forma                              (1,631,892)             (4,390,379)              (6,504,504)

Basic and diluted loss per share
         As reported                     $           (0.07)     $            (0.33)     $             (0.55)
         Pro forma                                   (0.08)                  (0.34)                   (0.57)



NOTE 10 - CASH FLOW INFORMATION

Supplemental Cash Flow Information -- Interest was paid in the amount of $5,213 and $17,516 during the years ended December 31, 1999 and 1998, respectively.

Noncash Investing and Financing Activities -- During the year ended December 31, 1998, the Company deferred compensation to employees of $57,000. For the period from April 30, 1990 through December 31, 1999, the Company deferred compensation to employees in the amount of $83,877. During the year ended December 31, 1993, the Company set off receivables from the stockholders in the amount of $15,000 against related party notes payable in the same amount.

An advance from an investor in the amount of $50,000 was converted into 66,667 shares of common stock on September 17, 1998. On September 14, 1998, accrued expenses of $91,877 for deferred salaries and related party notes payable together with accrued interest in the amount of $90,000 were converted into additional paid-in capital without the issuance of additional shares. On September 15, 1998, the Company issued 5,201,920 shares of common stock in exchange for the rights to technology valued at $3,901,440 before tax and the cancellation of a license and royalty agreement central to the Company's products. On September 15, 1998, for accounting purposes, the Company was deemed to have issued 3,333,330 common shares, valued at $0, to the shareholders of SPPS in connection with the reverse acquisition of SPPS. No assets were received nor were any liabilities assumed in connection with this acquisition.

On  September  30,  1998,  the Company  issued  169,781  common  shares upon the conversion of a $50,000 note payable together with accrued interest in the amount of $8,050. During and September and December 1998, the Company issued 673,123 shares of common stock in exchange for $456,386 of securities available-for-sale, net of deferred tax. During December 1998 the Company issued 66,666 shares of common stock in exchange for $50,000 of restricted equity securities. During October 1998 the Company purchased computer equipment and incurred a capital lease obligation in the amount of $7,716

During the year ended December 31, 1999, the Company acquired equipment valued at $20,478 through a capital lease agreement . Also during the year ended December 31, 1999, the Company issued 50,000 shares of common stock for services valued at $80,000 of which $30,000 was recorded as a prepaid expense.

NOTE 11 - INCOME TAXES

The following presents the components of the net deferred tax asset at December 31, 1999:

           Purchased technology amortization.......................................................    $      6,994
           Depreciation............................................................................           8,803
           Difference in fair value and tax basis of contributed securities........................          89,762
                                                                                                       ------------

                Total Deferred Tax Liabilities.....................................................         105,559
                                                                                                       ------------

           Operating loss carry forwards...........................................................        (689,993)
           Unrealized loss on investment in securities available-for-sale..........................         (58,653)
                                                                                                       ------------

                Total Deferred Tax Assets..........................................................        (748,646)
                                                                                                       ------------
           Valuation allowance for deferred tax assets.............................................         643,087
                                                                                                       ------------

                Net Deferred Tax Asset.............................................................    $        --
                                                                                                       ============

The valuation allowance for deferred tax assets increased by $545,906 and $120,899 during the years ended December 31, 1999 and 1998, net of $185,206 reductions from deferred taxes on acquisitions during the year ended December 31, 1998. The valuation allowance included $6,305 and $2,713 at December 31, 1999 and 1998, respectively, for which subsequently recognized tax benefits will be allocated to unrealized loss on investment in securities available-for-sale.

The Company has U.S. Federal net operating loss carry forwards of $1,849,846 at December 31, 1999 which expire, if unused, in years 2013 through 2015. The benefit from income taxes consisted of the following for the years ended December 31, 1999 and 1998:

                                                                                           1999                   1998
                                                                                        ----------             ----------
           Deferred Tax Benefit
                Federal..........................................................       $      --              $   53,586
                State............................................................              --                   8,295
                                                                                        ----------             ----------

           Benefit from Income Taxes.............................................       $      --              $   61,881
                                                                                        ==========             ==========

The following is a reconciliation of the income tax benefit computed at the federal statutory tax rate with the provision for income taxes for the years ended December 31, 1999 and 1998:

                                                                                           1999                   1998
                                                                                        ----------            -----------
           Income tax benefit at statutory rate (34%)............................       $  499,228            $ 1,476,414
           Non deductible expenses, primarily purchased
              research and development ..........................................           (1,776)            (1,439,649)
           Change in valuation allowance.........................................         (545,906)              (118,186)
           State benefit, net of federal tax.....................................           48,454                143,302
                                                                                        ----------            -----------

           Benefit from Income Taxes.............................................       $      --             $    61,881
                                                                                        ==========            ===========

NOTE 12 - SUBSEQUENT EVENTS

During the first quarter of 2000 the Company received cash proceeds in the amount of $1,475,000 under the terms of a private placement offering and issued 491,666 investment units, or $3.00 per unit. Each investment unit consists of one share of the Company's common stock and a warrant to purchase one-half share of common stock at $5.00 per share. The warrants expire December 31, 2001.

During January 2000 the Company issued 155,000 non-qualified employee stock options to purchase common shares at $1.75 per share. The options issued had an intrinsic value of $1.25 per share on the date of the grant. Accordingly, the Company will recognize compensation expense to the employees of $193,750 over the three-year vesting period of the stock options.

                     FIRST SCIENTIFIC, INC. AND SUBSIDIARIES
                          (A Development Stage Company)
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                   (UNAUDITED)

                                                                                   September 30,    December 31,
                                                                                            2000            1999
                                                                                 ---------------   -------------
ASSETS
Current Assets:
     Cash                                                                        $     2,702,510   $     207,934
     Available-for-sale marketable securities                                             10,997          94,811
     Accounts receivable, net                                                            183,411          94,933
     Inventory                                                                           177,748          35,262
     Prepaid expenses and other assets                                                    70,585          46,551
                                                                                 ----------------  --------------
         Total Current Assets                                                          3,145,251         479,491
                                                                                 ----------------  --------------
Property and Equipment:
     Equipment                                                                           550,917         173,532
     Leasehold improvements                                                               81,419          10,229
     Less: Accumulated depreciation and amortization                                     (75,396)        (27,016)
                                                                                 ---------------   --------------
         Net Property and Equipment                                                      556,940         156,745
                                                                                 ----------------  --------------
Goodwill and Other Intangible Assets, net                                              1,149,292          18,750
                                                                                 ----------------  -------------
Other Assets                                                                                  --          34,883
                                                                                 ---------------   -------------
Notes Receivable - Related Party                                                           7,861           7,000
                                                                                 ---------------   -------------
                                                                                 $     4,859,344   $     696,869
                                                                                 ================  ==============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
     Promissory note                                                             $       100,000   $          --
     Member interest purchase obligation                                                 190,000              --
     Capital lease obligation, current portion                                            15,100           8,850
     Note payable                                                                             --          19,590
     Accounts payable                                                                    367,776         123,352
     Accrued liabilities                                                                 178,567          30,660
                                                                                 ---------------   -------------
         Total Current Liabilities                                                       851,443         182,452
                                                                                 ---------------   --------------
Capital Lease Obligation, net of current portion                                          32,871          14,197
                                                                                 ---------------   --------------
Commitments and Contingencies (see note 7)
Stockholders' Equity:
     Convertible redeemable  preferred stock series 2000-A,  $1,000 stated value per share;  4,500 shares  authorized;  4,000 shares outstanding in 2000
         (aggregate liquidation preference
         of $ 4,081,444)                                                               3,681,444              --
     Common stock, $0.001 par value; 50,000,000 shares authorized,
         21,045,436 shares outstanding in 2000 and 20,219,770 shares
         outstanding in 1999                                                              21,045          20,220
     Additional paid-in capital                                                       12,978,783       7,001,564
     Deficit accumulated during the development stage                                (12,608,497)     (6,231,062)
     Deferred compensation                                                               (97,745)       (273,599)
     Unrealized loss on investments in marketable securities                                  --         (16,903)
                                                                                 ---------------   -------------
         Total Stockholders' Equity                                                    3,975,030         500,220
                                                                                 ---------------   -------------
                                                                                 $     4,859,344   $     696,869
                                                                                 ===============   =============


     See accompanying notes to condensed consolidated financial statements.
                                       Q-1

                     FIRST SCIENTIFIC, INC. AND SUBSIDIARIES
                          (A Development Stage Company)
     CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
                                   (UNAUDITED)

                                                                                                            Cumulative. from
                                                                                                             April 30, 1990
                                                                                                                (Date of
                                                  For the Three Months           For the Nine Months           Inception)
                                                  Ended September 30,            Ended September 30,             Through
                                              ----------------------------- -------------------------------
                                                   2000           1999           2000            1999         September 30,
                                                                                                                  2000
                                              --------------- ------------- --------------- --------------- ------------------
Revenues                                      $    226,489    $   303,784   $    383,108    $    426,083       $   1,172,735
Cost of Revenues                                   126,804         49,650        220,597          73,947             523,473
                                              --------------- ------------- --------------- --------------- ------------------
   Gross Profit                                     99,685        254,134        162,511         352,136             649,262
                                              --------------- ------------- --------------- --------------- ------------------
Operating Expenses:
   Selling, general and administrative           1,399,426        600,638      3,095,537       1,126,647           5,599,424
   Research and development                         97,046         25,983        218,834          42,091           4,303,366
                                              --------------- ------------- --------------- --------------- ------------------
     Total Operating Expenses                    1,496,472        626,621      3,314,371       1,168,738           9,902,790
                                              --------------- ------------- --------------- --------------- ------------------
Loss from Operations                            (1,396,787)      (372,487)    (3,151,860)       (816,602)         (9,253,528)
Other Income (Expense):
   Interest income                                  38,094          6,993         61,044          28,163             108,369
   Interest expense                                 (6,221)        (1,212)       (18,995)         (3,564)           (117,248)
   Realized loss on available-for-sale
     marketable securities                         (25,530)      (140,346)      (100,717)       (140,346)           (241,064)
                                              --------------- ------------- --------------- --------------- ------------------
     Total Other Income (Expense), net               6,343       (134,565)       (58,668)       (115,747)           (249,943)
                                              --------------- ------------- --------------- --------------- ------------------
Loss before Income Taxes                        (1,390,444)      (507,052)    (3,210,528)       (932,349)         (9,503,471)
Income Tax Benefit                                      --             --             --              --              61,881
                                              --------------- ------------- --------------- --------------- ------------------
Net Loss                                        (1,390,444)      (507,052)    (3,210,528)       (932,349)         (9,441,590)
Preferred Stock Dividends                        1,026,986             --      3,166,907              --           3,166,907
                                              --------------- ------------- --------------- --------------- ------------------
Net Loss Attributable to Common Stockholders
                                              $ (2,417,430)   $  (507,052)  $ (6,377,435)   $   (932,349)   $    (12,608,497)
                                              =============== ============= =============== =============== ==================

Basic and Diluted Net Loss Per Common Share
                                              $      (0.12)   $     (0.03)  $      (0.31)   $      (0.05)
                                              =============== ============= =============== ===============

Weighted Average Number of Common Shares
   Outstanding                                  20,988,556     20,205,748      20,740,192     20,181,895
                                              =============== ============= =============== ===============

Other Comprehensive Loss:
  Net loss                                    $ (1,390,444)   $  (507,052)  $ (3,210,528)   $   (932,349)   $     (9,441,590)
  Unrealized holding loss on available for
     sale marketable securities                         --         (4,857)            --        (133,070)                 --
  Losses included in net income                         --        140,346         16,903         140,346                  --
                                              --------------- ------------- --------------- --------------- ------------------
Comprehensive Loss                            $ (1,390,444)   $  (371,563)  $ (3,193,622)   $   (925,073)   $     (9,441,590)
                                              =============== ============= =============== =============== ==================

     See accompanying notes to condensed consolidated financial statements.
                                       Q-2

                     FIRST SCIENTIFIC, INC. AND SUBSIDIARIES
                          (A Development Stage Company)
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)


                                                                                                                   Cumulative. from
                                                                                                                 April 30, 1990
                                                                  For the Nine Months Ended                    (Date of Inception)
                                                                             September  30,
                                                                                                                   Through
                                                                            2000                 1999           September 30, 2000
                                                               ---------------------    ------------------      -------------------
Cash Flows From Operating Activities
     Net loss                                                  $    (3,210,528)          $    (932,349)          $      (9,441,590)
     Adjustments to reconcile net loss to net cash
       used in operating activities:
         Loss on marketable securities                                 100,717                 140,346                     241,063
         Depreciation and amortization                                 148,955                  84,336                     292,221
         Loss on disposal of property and equipment                      5,573                     --                        5,573
         Amortization of deferred compensation                         329,657                 158,470                     722,752
         Interest income on related-party note receivable                 (861)                    --                         (861)
         Common stock issued for services                                  --                   80,000                     124,355
         Common stock issued for purchased research
               and development                                             --                      --                    3,766,440
         Deferred income tax benefit                                       --                      --                      (61,881)
         Changes in assets and liabilities, net of effects
               of the acquisition of
              PureSoft Solutions L.L.C.:
                Accounts receivable, net                               (65,642)               (261,175)                   (160,575)
                Notes receivable                                       (50,000)                     --                     (50,000)
                Inventory                                             (123,684)                (23,367)                   (158,946)
                Prepaid expenses and other assets                      (24,035)                (44,003)                    (40,586)
                Other assets                                            34,884                     --                           --
                Accounts payable                                       211,139                  27,843                     334,491
                Accrued liabilities                                     47,462                 (32,540)                    210,552
                                                               ---------------           --------------          ------------------
     Net Cash Used In Operating Activities                          (2,596,363)               (820,983)                 (4,216,992)
                                                               ---------------           --------------          ------------------

Cash Flows From Investing Activities
     Purchases of property and equipment                              (405,951)                (53,716)                   (561,766)
     Proceeds from sale of marketable securities                           --                      --                      302,847
     Acquisition of PureSoft Solutions L.L.C.,
         net of cash acquired                                         (202,422)                    --                     (202,422)
     Issuance of related-party notes receivable                           --                       --                       (7,000)
                                                               ---------------           --------------          ------------------
     Net Cash Used In Investing Activities                            (608,373)                (53,716)                   (468,341)
                                                               ---------------           --------------          ------------------

Cash Flows From Financing Activities
     Proceeds from issuance of notes payable                               --                    4,336                     275,565
     Principal payments on notes payable                              (369,590)                    --                     (525,565)
     Proceeds from loans from stockholders                                 --                      --                      158,934
     Principal payments on loans from stockholders                         --                  (10,323)                    (86,500)
     Principal payments on capital lease obligations                    (8,097)                 (2,947)                    (12,994)
     Proceeds from the issuance of Series 2000-A
         preferred stock                                             3,600,000                      --                   3,600,000
     Proceeds from issuance of common stock                          2,476,999                      --                   3,978,403
                                                               ----------------          --------------          ------------------
     Net Cash Provided By (Used In) Financing Activities             5,699,312                  (8,934)                  7,387,843
                                                               ---------------           --------------          ------------------
Net Increase (Decrease) In Cash                                      2,494,576                (883,633)                  2,702,510
Cash At Beginning Of The Period                                        207,934               1,286,299                         --
                                                               ---------------           --------------          ------------------
Cash At End Of The Period                                      $     2,702,510           $     402,666           $       2,702,510
                                                               ==================        ==============          ==================



     See accompanying notes to condensed consolidated financial statements.
                                        Q-3

                     FIRST SCIENTIFIC, INC. AND SUBSIDIARIES
                          (A Development Stage Company)
           CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)
                                   (UNAUDITED)



                                                                                             Cumulative, from
                                                                                              April 30, 1990
                                                                                           (Date of Inception)
                                                      Nine Months Ended September 30,            through
                                                   --------------------------------------
                                                          2000                1999         September 30, 2000
                                                   -------------------- -----------------  -------------------
Supplemental disclosure of cash flow information:
   Cash paid during the period for interest        $        18,739      $         3,564    $       116,994

Supplemental Schedule of Non-cash Investing and
   Financing Activities:
   Acquisition of PureSoft Solutions L.L.C.
   Fair value of assets acquired                         1,735,509                   --
   Liabilities assumed                                     183,730                   --
   Promissory note                                         450,000                   --
   Fair value of stock options issued                      261,779                   --
   Member interest purchase obligation                     190,000                   --
   Noncash preferred stock dividends                     2,139,921                   --
   Equipment acquired through capital lease
        obligations                                         33,021                8,063
   Stock option grants at less than fair value             193,750                   --
   Stock option forfeitures                                 39,947                   --





     See accompanying notes to condensed consolidated financial statements.
                                        Q-4

                     FIRST SCIENTIFIC, INC. AND SUBSIDIARIES
                          (A Development Stage Company)
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)


NOTE 1-SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation--The accompanying condensed consolidated financial statements are unaudited. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States have been condensed or omitted pursuant to the rules and regulations of the Securities and Exchange Commission. The Company believes that the following disclosures are adequate to make the information presented not misleading.

These condensed consolidated financial statements reflect all adjustments (consisting only of normal recurring adjustments) that, in the opinion of management, are necessary to present fairly the financial position and results of operations for the periods presented. These financial statements should be read in conjunction with the Company's consolidated financial statements and notes thereto included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1999.

Operating results for the three and nine months ended September 30, 2000, are not necessarily indicative of the operating results to be expected for the year ending December 31, 2000.

Net Loss Per Common Share--Basic and diluted net loss per common share are calculated by dividing net loss attributable to common stockholders by the weighted average number of shares of common stock outstanding during the period. At September 30, 2000 and 1999, there were outstanding common stock equivalents to purchase 6,223,135 and 1,785,000 shares of common stock, respectively, that were not included in the computation of diluted net loss per common share as their effect would have been anti-dilutive, thereby decreasing the net loss per common share.

Reclassifications - Certain reclassifications have been made in the prior period condensed consolidated financial statements to conform with the current period presentation.

NOTE 2-ACQUISITION OF PURESOFT SOLUTIONS L.L.C.

On March 15, 2000, the Company entered into an agreement (the "PureSoft Agreement") to acquire 100% of the common stock of PureSoft Solutions L.L.C. ("PureSoft"), a New Hampshire limited liability company involved in the manufacturing and distribution of health care products. As consideration for the purchase, the Company agreed to pay $50,000 in cash, issue options to purchase 87,534 common shares at $0.01 per share and issue a $450,000 promissory note bearing interest at 8.5% per year with a $300,000 payment due on June 15, 2000, and quarterly payments of $50,000 thereafter through March 15, 2001. The PureSoft Agreement also provides that the Company will, on April 1, 2001 and April 1, 2002, issue additional shares of its common stock. The number of shares to be issued is contingent upon the net income before income taxes of PureSoft, and shall vary in proportion to any over- or under-achievements of established performance milestones stated in the PureSoft Agreement, provided, however, that the aggregate minimum number of shares have a market value of no less than $190,000. In addition, the PureSoft Agreement required the Company to make working capital advances of $300,000 to PureSoft on each of March 15, 2000, June 15, 2000, and August 15, 2000. All of the working capital advances were paid on or before the respective due dates and the $50,000 quarterly payments have been made on schedule.

The acquisition was accounted for as a purchase. The purchase price totaled $1,551,779 and consisted of: (1) $50,000 paid in cash to the PureSoft owners;
(2) $600,000 paid in cash as working capital advances prior to the purchase; (3) the $450,000 promissory note; (4) stock options with an estimated fair value of $261,779 based on the Black-Scholes option-pricing model; and (5) $190,000 representing the minimum earn-out value of shares to be awarded. The contingent shares which may be issued based upon PureSoft's achieving specific levels of net income before income taxes will be recorded at the then fair value of the shares issued and will, accordingly, affect the recorded amount of goodwill to the extent the fair value of the shares issued exceeds $190,000.

The purchase price allocations to tangible assets included $447,578 of cash, $22,836 of accounts receivable, $18,802 of inventory, and $14,911 of property and equipment. The purchase price allocations to liabilities assumed included $33,285 of accounts payable, $100,445 of accrued liabilities, and $50,000 of related party notes payable. The excess of the purchase price over the estimated fair value of the net assets acquired was $1,231,382 and was capitalized as goodwill to be amortized over five years.

The following unaudited pro forma financial statement data presents the results of operations of the Company as if the acquisition of PureSoft had occurred at the beginning of each period. The pro forma results have been prepared for comparative purposes only and do not purport to be indicative of future results or what would have occurred had the acquisitions been made at the beginning of the applicable period.

                                                     For the Nine Months Ended  September 30,
                                                     ---------------------------------------------
                                                              2000                   1999
                                                     ------------------ --------------------------
                 Revenues                            $      432,955     $      497,950
                 Net loss                                (3,442,728)        (1,125,204)
                 Net loss  attributable  to  common
                   stockholders                          (6,609,635)        (1,125,204)
                 Basic  and  diluted  net  loss per
                    common share                              (0.32)             (0.06)


NOTE 3-AVAILABLE-FOR-SALE MARKETABLE SECURITIES

The Company has investments in marketable equity securities which are classified as available-for-sale securities. During the nine months ended September 30, 2000, the market value of these securities declined and management determined that the decline was other than temporary. Accordingly, a write-down of $100,717 was recorded to adjust the carrying value of the securities to market value.

NOTE 4-SERIES 2000-A CONVERTIBLE PREFERRED STOCK (See NOTE 8)

On May 16, 2000,  the Company  executed a  securities  purchase  agreement  (the
"Purchase Agreement") with Aspen Capital Resources, L.L.C. (the "Purchaser"), whereby the Purchaser purchased 1,000 shares of Series 2000-A Convertible Preferred Stock ("Series 2000-A Preferred Stock") from the Company for
$1,000,000, less a 10% placement fee payable to the Purchaser, and warrants exercisable for the purchase of additional shares of Company common stock by the Purchaser. The Purchase Agreement provided for the subsequent purchases of an additional 3,000 shares of Series 2000-A Preferred Stock with accompanying warrants for an aggregate purchase price of $3,000,000. The first two subsequent closings were for $1,000,000 each and the last two for $500,000 each, all of the foregoing being subject to a similar 10% placement fee to the Purchaser. As of September 30, 2000, the Company had issued 4,000 shares of Series 2000-A Preferred Stock in exchange for net proceeds of $3,600,000. The placement fee was netted against the proceeds receivable under the Purchase Agreement.

Redemption - The Company may be requested to redeem all of the outstanding shares of Series 2000-A Preferred Stock at a price equal to 125% of the stated value per share, plus accrued and unpaid dividends and penalties, if any, through the date of redemption if (i) an event of noncompliance as defined in the Purchase Agreement occurs, or (ii) if, after the first date upon which the Company's common stock is quoted in the NASDAQ Stock Market System or reported on the National Association of Securities Dealers' ("NASD") OTC Bulletin Board, the average of the closing quoted bid prices for the Company's common stock for 22 consecutive trading days, is less than or equal to $2.00 per share. If the Company opts not to make the redemption payment when due, dividends will accrue on all outstanding Series 2000-A Preferred Stock from and after the redemption date at 21% per year until paid in full and the conversion price will be reduced by $0.50 per share.

Under the Purchase  Agreement,  an event of noncompliance shall have occurred if
(i) the Company fails to pay on any dividend payment date the full amount of dividends then accrued, (ii) the Company fails to make any redemption payment which it is required to make, (iii) the Company breaches or otherwise fails to perform or observe any material provision of the Purchase Agreement, and such failure is not cured within 15 days after the occurrence thereof, (iv) any representation or warranty contained in the Purchase Agreement or required to be furnished to any holder is false or misleading in any material respect, (v) the Company makes an assignment for the benefit of creditors or admits in writing its inability to pay its debts generally as they become due, or an order, judgment or decree is entered adjudicating the Company bankrupt or insolvent,
(vi) any material provision of the Purchase Agreement shall at any time for any reason be declared to be null and void, (vii) (A) any registration statement required to be filed by the Company and declared effective by the Securities and Exchange Commission (the "SEC") pursuant to the Purchase Agreement shall not become effective as provided in the Purchase Agreement or shall cease to be effective, (B) the SEC shall issue any stop order suspending the effectiveness under the Securities Act of any registration statement required to be filed by the Company and declared effective by the SEC pursuant to the Purchase Agreement or any state securities commission suspends the qualification of the securities covered thereby for offering for sale in any jurisdiction, (C) any proceeding for purposes of either (A) or (B) above is initiated, or (D) after September 18, 2000 the common stock is suspended from trading on or the price for the common stock is not quoted or reported on the NASDAQ Stock Market System or the NASD's OTC Bulletin Board, (viii) the Company at any time shall not have the required number of reserved and available authorized but unissued shares of common stock, or (ix) the occurrence of any material adverse change in the business, condition (financial or otherwise), prospects, or results of operations of the Company taken as a whole.

As of September 30, 2000, the Company's common stock was not listed and trading on the NASDAQ Stock Market System or the NASD OTC Bulletin Board. The purchaser has waived any penalty or event of non-compliance resulting from such event. The Company's common stock began trading on the NASD's OTC Bulletin Board on October 26, 2000.

After May 16, 2001, the Company has the right to redeem all or some of the outstanding shares of Series 2000-A Preferred Stock by paying 125% of the stated value per share, plus accrued and unpaid dividends and penalties, if any, through the date of redemption. However, the Company may not redeem any Series 2000-A Preferred Stock unless all dividends accrued on all of the outstanding Series 2000-A Preferred Stock through the immediately preceding dividend payment date have been paid in full. If the Company does not make the redemption payment when due, dividends will accrue on all outstanding Series 2000-A Preferred Stock from and after the redemption date at 21% until paid in full and the conversion price will be reduced by $0.50 per share.

Conversion - Holders of Series 2000-A Preferred Stock have the right, but not the obligation to convert the stated value and any accrued and unpaid dividends thereon into shares of the Company's common stock by dividing the stated value of such shares to be converted together with any accrued but unpaid dividends thereon by the conversion price (the "Conversion Price"), which is 80% of the average of the three lowest closing bid prices for the common stock quoted on the NASDAQ Stock Market System or reported on the NASD's OTC Bulletin Board during the 15 trading days preceding the conversion date, subject to a maximum Conversion Price of $4.00 per share and a minimum Conversion Price of $2.00 per share, subject to adjustment. As of September 30, 2000, no shares of Series 2000-A Preferred Stock had been converted into common stock. Upon the occurrence of an event of noncompliance (see above), the minimum Conversion Price shall not be subject to any limitations.

On or after November 16, 2001, the Company may require the holder of Series 2000-A Preferred Stock to convert all of the shares of Series 2000-A Preferred Stock into shares of common stock by delivering to the holder 30-days prior written notice of the exercise of this right.

During the nine months ended September 30, 2000, the Company recorded a preferred stock dividend of $1,000,000 related to the 20% discount on the shares of Series 2000-A Preferred Stock then convertible. Additionally, on August 17, 2000, the Company agreed to allow the holder of the Series 2000-A Preferred
Stock to convert up to $1,000,000 in stated value of Series 2000-A Preferred Stock at a Conversion Price of $2.00 per share and recorded an additional preferred stock dividend of $250,000 related to this reduction in the Conversion Price.

Adjustment of the Conversion Price - If after May 16, 2000, the Company issues or sells any shares of common stock or grants any rights or options to purchase common stock or any stock or other securities convertible into or exchangeable for common stock or issues or sells any convertible securities, and the value per share for such common stock issuable is less than the fair market value per share, the Conversion Price of the Series 2000-A Preferred Stock is reduced according to a formula defined in the Purchase Agreement.

Registration Rights - On June 14, 2000, the Company filed a registration statement to registration statement with the SEC to register or qualify under applicable federal and state securities laws the resale by the Purchaser of (i) all shares of common stock issuable upon conversion of the Series 2000-A Preferred Shares, (ii) all of the shares of the common stock issuable upon exercise of the related warrants, and (iii) all of the additional shares of common stock issued or issuable to the Purchaser pursuant to the Purchase Agreement. The registration statement was declared effective on July 7, 2000.

If such registration statement ceases to remain effective as provided in the Purchase Agreement, the Company is required to issue to the Purchaser on such date and on every date which is 30 days or a multiple thereof after such date, until such registrations or qualifications shall become effective, additional shares of common stock equal in number to 5% of the total number of shares of common stock issued or issuable upon conversion of all issued and outstanding Series 2000-A Preferred Shares and to cause the resale of all such additional shares to be included in the registrations or qualifications.

Dividends - The holder of Series 2000-A Preferred Stock is entitled to receive cumulative dividends equal to 8% per year and payable quarterly provided, however, that if there is an event of noncompliance, as defined in the Purchase Agreement, the holder of Series 2000-A Preferred Stock shall be entitled to receive cumulative dividends equal to 21% per year. The holder of Series 2000-A Preferred Stock at its option may elect to receive payment of dividends in cash or in shares of the Company's common stock at the Conversion Price.

The Company has recorded $81,444 in Series 2000-A Preferred Stock dividends from the date of issue through September 30, 2000. This is in addition to the $1,250,000 of dividends related a beneficial conversion feature of the Series 2000-A Preferred Stock.

Warrants - The Purchase Agreement provides for the issuance of Series 2000-A Warrants (the "Warrants") in connection with each closing of the purchase of Series 2000-A Preferred Stock. Each Warrant entitles the holder to purchase one share of common stock at an exercise price of $3.00 per share.

The number of Warrants ultimately issued by the Company will vary depending on the Conversion Price of the Series 2000-A Preferred Stock. The Purchase Agreement provides that the ultimate number of warrants shall be determined by dividing the aggregate stated value of the shares of Series 2000-A Preferred Stock by the Conversion Price determined as of the earlier of November 16, 2001, the date on which the holder of the Warrants converts its shares of Series
2000-A Preferred Stock, or the date on which the shares of Series 2000-A Preferred Stock are redeemed.

The Warrants are exercisable from June 1, 2001, or earlier upon the occurrence of an event of default, as defined in the Warrants, or a change in control of the Company, and may be exercised through May 16, 2004. The Warrants are not subject to early redemption by the Company.

The Company recorded $1,835,463 in Series 2000-A Preferred Stock dividends related to the potential issuance of the Warrants during the nine months ended September 30, 2000. This is in addition to the $1,250,000 of dividends related to a beneficial conversion feature and the $81,444 related to the 8% dividend rate.

Voting Rights - Each share of Series 2000-A Preferred Stock issued and outstanding shall have the number of votes equal to the number of shares of common stock into which the share of Series 2000-A Preferred Stock is convertible.

Reserved Shares - The Company is required to reserve shares of its common stock, solely for the purpose of issuance upon the conversion of all outstanding Series 2000-A Preferred Stock.

NOTE 5-STOCKHOLDERS' EQUITY

During the nine months ended September 30, 2000, the Company received cash proceeds in the amount of $2,476,999 under the terms of a private placement offering by issuing 825,666 investment units, at $3.00 per unit. Each investment unit consists of one share of the Company's common stock and a warrant to purchase one-half share of common stock at $4.50 per share. The warrants expire on December 31, 2001.

NOTE 6-STOCK OPTIONS

During the nine months ended September 30, 2000, the Company granted 461,000 options under its 1998 Stock Option Plan. Of the options granted, 155,000 options have an exercise price of $1.75 per share and 306,000 options have an exercise price of $3.00 per share. The options are exercisable as follows: 40% on the date of grant and 60% over a two-year period from the date of grant. All options granted during this period expire on the fifth anniversary of their respective grant date. The Company recorded $193,750 of deferred compensation related to options that have exercise prices below the fair market value on the date of grant. Amortization of deferred compensation amounted to $85,858 and $329,657 for the three months and nine months ended September 30, 2000, respectively.

Additionally, the Company granted options to purchase 87,534 common shares at $0.01 per share in connection with the acquisition of PureSoft. These options are exercisable immediately and have no expiration date.

NOTE 7-COMMITMENTS AND CONTINGENCIES

Operating Lease - On March 1, 2000, the Company added additional office and laboratory space and renegotiated the lease for its current office space. The new lease is for a three-year term, is renewable on an annual basis, and currently requires lease payments of $7,325 per month with annual escalations equal to the lesser of the change in the consumer price index or 5%.

Capital Lease - On June 2, 2000, the Company entered into a capital lease arrangement for telephone and computer equipment in the amount of $33,021. The lease is for a five-year term and requires lease payments of $735 per month.

Legal Contingencies- An individual asserted a claim against the Company under the terms of an agreement allegedly entered into in 1991, which purported to promise shares of common stock of Linco Industries, Inc. ("Linco"), the predecessor of the Company prior to its reorganization on September 15, 1998, if certain conditions were met by the individual in representing Linco to potential customers. Management believes that the alleged 1991 agreement is no longer enforceable because the conditions were not met within a reasonable time and because the individual failed to fulfill other material terms of the alleged 1991 agreement. Because of the claim, Linco's founders and the Company filed an action for declaratory judgment seeking a determination that the individual has no legal rights against the Company. The individual responded and filed a counterclaim that he had "fully performed" under the 1991 agreement. The parties are conducting discovery. Management believes that the individual's claim is without merit and should not ultimately result in any liability to the Company based on sufficient defenses and an indemnification obligation of Linco's founders in favor of the Company.

NOTE 8-SUBSEQUENT EVENT-SERIES 2000-A PREFERRED STOCK

On November 13, 2000, the Company entered into an agreement (the "Modification Agreement") with Aspen Capital Resources, L.L.C. (the "Purchaser"), whereby the Purchaser and the Company agreed to modify certain terms of a securities purchase agreement dated May 16, 2000 (the "Purchase Agreement") pursuant to which the Purchaser purchased 4,000 shares of Series 2000-A convertible Preferred Stock ("Series 2000-A Preferred Stock") from the Company for
$4,000,000, and warrants (the "Warrants") exercisable for the purchase of additional shares of Company common stock by the purchaser. As modified, the Purchase Agreement provides that the Company may be requested to redeem all of the outstanding shares of Series 2000-A Preferred Stock at a price equal to 125% of the stated value per share, plus accrued and unpaid dividends and penalties, if any, through the date of redemption if (i) an event of noncompliance as defined in the Purchase Agreement occurs; (ii) if, after January 31, 2001, the average of the closing quoted bid prices for the Company's common stock for 22 consecutive trading days is less than or equal to $1.00 per share, or (iii) if
(A) the aggregate balance of the Company's cash and cash equivalent accounts is less than $1,000,000 at any time after November 13, 2000 and on or before January 31, 2001 and (B) at any time thereafter, the average closing bid price for the Company's common stock for the previous 22 consecutive trading days is less than or equal to $1.00 per share. If the Company opts not to make the redemption payment when due, dividends will accrue on all outstanding Series 2000-A Preferred Stock from and after the redemption date at 21% per year until paid in full and the conversion price will be reduced by $0.50 per share.

Under the terms of the Modification Agreement, the Company waived its right to redeem after May 16, 2001 all or some of the outstanding shares of Series 2000-A Preferred Stock by paying 125% of the stated value per share, plus accrued and unpaid dividends and penalties, if any, through the date of redemption.

Further, as modified, the Purchase Agreement grants holders of Series 2000-A Preferred Stock the right to convert the stated value and any accrued and unpaid dividends thereon into shares of the Company's common stock by dividing the stated value of such shares to be converted together with any accrued but unpaid dividends thereon by the conversion price, which is 80% of the average of the three lowest closing bid prices for the common stock quoted on the Nasdaq Stock Market system or reported on the NASD's OTC Bulletin Board during the 15 trading days preceding the conversion date, subject to a maximum conversion price of $1.20 per share.

On June 14, 2000, the Company filed a registration statement with the SEC to register or qualify under applicable federal and state securities laws the resale by the Purchaser of (i) shares of common stock issuable upon conversion of the Series 2000-A Preferred Shares, (ii) all of the shares of the common stock issuable upon exercise of the related warrants, and (iii) all of the additional shares of common stock issued or issuable to the Purchaser pursuant to the Purchase Agreement. The registration statement was declared effective on July 7, 2000. The Company has agreed to file an additional registration statement covering additional shares issuable upon conversion of the Series 2000-A Preferred Shares as a result of reducing the maximum conversion price from $4.00 to $1.20.

Finally, as modified, the Purchase Agreement provides for the issuance of 2,000,000 Warrants. Each Warrant entitles the holder to purchase one share of common stock at an exercise price of $2.25 per share. The Warrants are exercisable from November 1, 2001, or earlier upon the occurrence of an event of default, as defined in the Warrants, or a change in control of the Company, and may be exercised through May 16, 2004. The Warrants are not subject to early redemption by the Company.

                     FIRST SCIENTIFIC, INC. AND SUBSIDIARIES
                        (A DEVELOPMENT STAGE ENTERPRISE)
                   UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                            STATEMENTS OF OPERATIONS


The following unaudited pro forma condensed consolidated statements of operations are based on the historical consolidated operations of First Scientific, Inc. (the "Company") included elsewhere in this prospectus adjusted to give effect to the acquisition of PureSoft Solutions L.L.C. ("PureSoft"). The accompanying unaudited pro forma condensed consolidated statements of operations should be read in conjunction with the financial statements, including notes thereto, of these entities included elsewhere in this prospectus. The unaudited pro forma condensed consolidated statements of operations have been prepared using the purchase method of accounting and reflect the effect of the acquisition as if it had occurred on February 10, 1999, the date of inception of PureSoft.

The unaudited pro forma condensed consolidated statements of operations included in this prospectus are for illustrative purposes only. Such information does not purport to represent what the Company's results of operations actually would have been had the acquisition in fact occurred when assumed, nor is it indicative of actual or future operating results that may occur.

                     FIRST SCIENTIFIC, INC. AND SUBSIDIARIES
                          (A Development Stage Company)
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1999


                                                         First Scientific            PureSoft
                                                        -------------------     --------------------
                                                           Year Ended           Inception (February
                                                                                     10, 1999)         Pro Forma
                                                         December 31, 1999      to December 31, 1999   Adjustments      Pro Forma
                                                        -------------------     --------------------  -----------      -----------
Revenues                                                $        553,631        $            90,219   $        -       $  643,850
Cost of Revenues                                                 148,223                     38,896            -          187,119
                                                        -----------------       --------------------  -----------      -----------
      Gross Profit                                               405,408                     51,323            -          456,731

Operating Expenses:
      Selling, general and administrative                      1,666,555                    107,725      215,492  (a)   1,989,772
      Research and development                                    94,982                          -            -           94,982
                                                        -----------------       --------------------  -----------      -----------
      Total Operating Expenses                                 1,761,537                    107,725      215,492        2,084,754

Loss from Operations                                          (1,356,129)                   (56,402)    (215,492)      (1,628,023)

Other Income (Expense):
     Interest income                                              32,643                          -            -           32,643
     Interest expense                                             (4,485)                    (4,873)     (15,938) (b)     (25,296)
     Realized loss on available-for-sale securities             (140,346)                         -            -         (140,346)
                                                        -----------------       --------------------  -----------      -----------
      Total Other Income (Expense), net                         (112,188)                    (4,873)     (15,938)        (132,999)

Loss before Income Taxes                                      (1,468,317)                   (61,275)    (231,429)      (1,761,021)
Income Tax Benefit                                                     -                          -            -                -
                                                        -----------------       --------------------  -----------      -----------

Net Loss                                                      (1,468,317)                   (61,275)    (231,429)      (1,761,021)
Preferred Stock Dividends                                              -                          -      778,863  (c)     778,863
                                                        -----------------       --------------------  -----------      -----------
Net Loss Attributable to Common
     Stockholders                                       $     (1,468,317)       $           (61,275)  $ (1,020,292)    $(2,549,884)
                                                        =================       ====================  ===========      ===========

Basic and Diluted Net Loss per Common
     Share                                              $          (0.07)                                                 $ (0.13)
                                                        =================                                              ===========

Basic and Diluted Weighted Average
     Common Shares Outstanding                                20,182,373                                               20,975,957
                                                        =================                                              ===========


      See accompanying notes to unaudited pro forma condensed consolidated financial statements

                     FIRST SCIENTIFIC, INC. AND SUBSIDIARIES
                          (A Development Stage Company)
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2000

                                                         First Scientific         PureSoft
                                                        ------------------   --------------------
                                                         Nine Months Ended     January 1, 2000
                                                        September 30, 2000        to Date of            Pro Forma
                                                                                 Acquisition           Adjustments      Pro Forma
                                                        -----------------    --------------------     -----------       -----------
Revenues                                                $        383,108     $            49,847      $        -        $  432,955
Cost of Revenues                                                 220,597                  32,584               -           253,181
                                                        -----------------    --------------------     -----------       -----------
      Gross Profit                                               162,511                  17,263               -           179,774

Operating Expenses:
      Selling, general and administrative                      3,095,537                 144,723         102,615  (a)    3,342,875
      Research and development                                   218,834                       -                           218,834
                                                        -----------------    --------------------     -----------       -----------
      Total Operating Expenses                                 3,314,371                 144,723         102,615         3,561,709

Loss from Operations                                          (3,151,860)               (127,460)       (102,615)       (3,381,935)

Other Income (Expense):
     Interest income                                              61,044                       -               -            61,044
     Interest expense                                            (18,995)                      -          (2,125) (b)      (21,120)
     Realized loss on available-for-sale securities             (100,717)                      -               -          (100,717)
                                                        -----------------    --------------------     -----------       -----------
      Total Other Income (Expense), net                          (58,668)                      -          (2,125)          (60,793)

Net Loss                                                      (3,210,528)               (127,460)       (104,740)       (3,442,728)
Preferred Stock Dividends                                      3,166,907                       -          33,333  (c)    3,200,240
                                                        -----------------    --------------------     -----------       -----------
Net Loss Attributable to Common
     Stockholders                                       $     (6,377,435)    $          (127,460)     $ (138,073)       $(6,642,968)
                                                        =================    ====================     ===========       ===========

Basic and Diluted Net Loss per Common
     Share                                              $          (0.31)                                               $    (0.32)
                                                        =================                                               ===========

Basic and Diluted Weighted Average
     Common Shares Outstanding                                20,740,192                                                 20,740,192
                                                        =================                                               ===========



      See accompanying notes to unaudited pro forma condensed consolidated financial statements

                     FIRST SCIENTIFIC, INC. AND SUBSIDIARIES
                        (A DEVELOPMENT STAGE ENTERPRISE)
                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                      CONSOLIDATED STATEMENTS OF OPERATIONS


(1)      Basis of Presentation

The unaudited pro forma condensed consolidated statements of operations are based on adjustments to the historical consolidated statements of operations of First Scientific, Inc. (the "Company") to give effect to the acquisition of PureSoft Solutions L.L.C. ("PureSoft") assuming the acquisition was consummated as of February 10, 1999, the date of inception of PureSoft. The unaudited pro forma condensed consolidated statements of operations are not necessarily indicative of results that would have occurred had the acquisition been consummated as of February 10, 1999, the date of inception of PureSoft, or that might be attained in the future. The pro forma condensed consolidated statements of operations should be read in conjunction with the audited financial statements, including notes thereto, of these entities and "Management's
Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this prospectus.

(2)      Acquisition

On March 15, 2000, the Company entered into an agreement (the "PureSoft Agreement") to acquire PureSoft, a New Hampshire limited liability company involved in the manufacturing and distribution of health care products. As consideration for the purchase, the Company agreed to pay $50,000 in cash, issue options to purchase 87,534 common shares at $0.01 per share, and issue a $450,000 promissory note bearing interest at 8.5% per year with a $300,000 payment due on June 15, 2000 and quarterly payments of $50,000 thereafter through March 15, 2001. The PureSoft Agreement, as amended, also provides that the Company will, on July 1, 2001, and July 1, 2002, issue additional shares of its common stock. The number of shares to be issued is contingent upon the net income before income taxes of PureSoft and shall vary in proportion to any over- or under-achievements of established performance milestones stated in the PureSoft Agreement, provided, however, that the aggregate minimum number of shares have a market value of no less than $190,000. In addition, the PureSoft Agreement required the Company to make working capital advances of $300,000 to PureSoft on each of March 15, 2000, June 15, 2000, and August 15, 2000. All of the working capital advances were paid on or before the respective due dates and the $50,000 quarterly payments have been made on schedule. The acquisition was consummated on June 2, 2000.

The purchase price totaled $1,551,779 and consisted of: (1) $50,000 paid in cash to the PureSoft owners; (2) $600,000 paid in cash as working capital advances prior to the purchase; (3) the $450,000 promissory note; (4) the estimated fair value of the stock options of $261,779 based on the Black-Scholes option-pricing model; and (5) $190,000 representing the minimum earn-out value of shares to be awarded. The effect of the value of contingent shares in excess of $190,000, which may be issued based upon PureSoft's achieving specific levels of net income before income taxes, is not included in the accompanying unaudited pro forma condensed consolidated statements of operations due to the inherent uncertainty of the issuance of the contingent shares.

The purchase price allocations to tangible assets included $447,578 of cash, $22,836 of accounts receivable, $18,802 of inventory, and $14,911 of property and equipment. The purchase price allocations to liabilities assumed included $33,285 of accounts payable, $100,445 of accrued liabilities, and $50,000 of related party notes payable. The excess of the purchase price over the estimated fair value of the net assets acquired was $1,231,382 and was capitalized as goodwill to be amortized over a period of five years.

(3)      Pro Forma Adjustments

(a) To reflect the amortization of goodwill related to the acquisition, which is being amortized over a period of five years.

(b) To reflect the interest on the $450,000 promissory note at a rate of 8.5% per year with a $300,000 payment due on 3 months from issuance date and quarterly payments of $50,000 thereafter.

(c) To reflect the beneficial conversion features and dividends associated with 1,000 shares of the Company's Series 2000-A Convertible Preferred Stock ("Series A preferred stock"). In order to obtain funding for the acquisition of PureSoft, the Company issued 1,000 shares of Series A preferred stock and related warrants. The net proceeds of $900,000 were allocated between the Series A preferred shares and the warrants based on the relative fair value of each of the instruments. The value allocated to the warrants resulted in a discount to the preferred stock and a preferred stock dividend of $458,853. Additionally, the holders of the Series A preferred stock had the right to convert the stated value of the shares and any accrued and unpaid dividends thereon into shares of the Company's common stock at a rate equal to 80% of the average of the three lowest closing bid prices for the common stock during the 15 trading days preceding the conversion date, subject to a maximum conversion price of $4.00 per share and a minimum conversion price of $2.00 per share, subject to adjustment. This 20% beneficial conversion feature resulted in a preferred stock dividend of $250,000. Further, the holder of Series A preferred stock was entitled to receive cumulative dividends at a rate equal to 8% per year or $80,000.